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FirstEnergy®

2020 Proxy Statement
and Notice of Annual Meeting of Shareholders

Annual Meeting: May 19, 2020

Corporate Governance

FirstEnergy

Our Mission

Our Core Values

What matters to us: safety, customers, diversity & inclusion, innovation, performance, social responsibility and teamwork.

Our Behaviors

How employees contribute to our success: courage, integrity, openess, ownership and trust.

Message to Our Shareholders	April 1, 2020

Dear Fellow Shareholders:

Thank you for your confidence in FirstEnergy. On behalf of your Board of Directors and management, we cordially invite you to attend our 2020 Annual Meeting of Shareholders on May 19, 2020. The attached Notice of the 2020 Annual Meeting of Shareholders and Proxy Statement contains information about the business to be conducted at the Meeting. To make key information easier to find, we are also offering a new interactive proxy statement with enhanced navigation, available at www.FirstEnergyCorp.com/AnnualMeeting.

In 2019, FirstEnergy successfully executed our customer-focused growth strategies and met our commitments as we continued our transformation into a high-performance, pure-play regulated utility. We also took important steps on proactive initiatives designed to meet the future energy needs of customers, drive shareholder value and engagement, improve safety, and build a more innovative, diverse and sustainable corporate culture. These efforts are guided by our mission to be a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. Our accompanying proxy statement demonstrates our ongoing commitment to our values, including:

1

Executing on Strategy

In 2019, we continued executing our strategy for long-term, sustainable growth that benefits our customers, shareholders, communities and employees. Through our multi-billion-dollar, long-term capital investment program, we are focused on strengthening and modernizing our distribution and transmission systems and enhancing service reliability for our 6 million customers. In 2019, our utilities received approval for infrastructure investment initiatives in Ohio, Pennsylvania, New Jersey and Maryland that will help ensure continued reliability while preparing for the distribution grid of the future.

As we transformed our Company, we continued to focus on execution, financial discipline and operational excellence. We’ve built a strong record of consistently meeting our commitments to investors, including five consecutive years of achieving the guidance we provided to the financial community. Our Board also declared a 3% increase for our most recent quarterly dividend payment, marking the second increase in a year. We’re proud of our progress and remain committed to meeting customers’ needs for years to come as we drive stable and predictable financial performance and create value for investors.

2

Focus on Environmental, Social & Governance (“ESG”) and Corporate Responsibility

We are committed to carrying out our vision of providing energy and improving lives safely and responsibly. Our Board believes that our focus on ESG and corporate responsibility demonstrates our Company’s Core Values, Behaviors, and mission statement, and drives value for the Company and our stakeholders. In 2019, the Company informed and engaged stakeholders on ESG-related topics through the publication of our Climate Report and Corporate Responsibility Report, along with increased engagement with rating and ranking entities. In 2020, we’re driving continued accountability and transparency, particularly related to ESG risks, opportunities, goal setting and strategies. To reinforce and align our executives with these objectives, a portion of our annual incentive cash program is tied to ESG related goals, including Diversity & Inclusion, environmental and safety.

3

Engaging with Shareholders

We continued our investor outreach in 2019 to discuss our strategy, governance practices, executive compensation and corporate responsibility. The input we received continues to be incorporated into your Board’s deliberations and decision making. We highly value this dialogue and as a Board, we discuss and consider the feedback shared. We look forward to continuing this engagement with our shareholders in 2020.

We encourage you to read more about your Board, our corporate governance practices, and our executive compensation programs in the accompanying proxy statement. We’re grateful for your support and thank you in advance for voting promptly.

Sincerely,

Charles E. Jones President and Chief Executive Officer	Donald T. Misheff Board Chairman

Notice of Annual Meeting of Shareholders

Please carefully review this Notice, the Company’s Annual Report to Shareholders for the year ended December 31, 2019 (the “2019 Annual Report”) and the accompanying proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting.

Date and Time	Tuesday, May 19, 2020 8:00 a.m. EST

Location

John S. Knight Center

77 E. Mill Street

Akron, OH 44308

If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register.

We are monitoring novel coronavirus (COVID-19) developments and we believe that alternative Annual Meeting arrangements may be advisable or required, such as utilizing a virtual meeting or a change to the date, time or location. If we take these steps, we will announce our decision in advance via a press release, post additional information at www.FirstEnergyCorp.com/AnnualMeeting, and will also make a public filing with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to our Annual Meeting.

Agenda

●   Elect the 11 nominees named in the accompanying proxy statement to the Board of Directors to hold office until the 2021 Annual Meeting of Shareholders and until their successors shall have been elected;

●   Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020;

●   Approve, on an advisory basis, named executive officer compensation;

●   Approve the FirstEnergy Corp. 2020 Incentive Compensation Plan;

●   Approve a management proposal to amend the Company’s Amended and Restated Code of Regulations to authorize the Board of Directors to make certain future amendments to the Company’s Amended and Restated Code of Regulations;

●   Vote on one shareholder proposal, if properly presented at the Annual Meeting; and

●   Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof

Record Date	March 20, 2020 Only shareholders of record as of the close of business on March 20, 2020, or their proxy holders, may vote at the Annual Meeting.

On behalf of the Board of Directors, Ebony L. Yeboah-Amankwah Vice President, Deputy General Counsel, Corporate Secretary & Chief Ethics Officer Akron, Ohio

This Notice and accompanying Proxy Statement are being mailed or made available to shareholders on or about April 1, 2020.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 19, 2020. The accompanying proxy statement and the 2019 Annual Report are available at www.FirstEnergyCorp.com/AnnualMeeting.

  Appendices

FirstEnergy Corp. 2020 Incentive Compensation Plan	A-1

Proposed Amendment to Amended and Restated Code of Regulations to Authorize the Board of Directors to make certain future amendments to the Amended and Restated Code of Regulations.	B-1

Proxy Statement Summary

2020 Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”)

●	Time and Date: 8:00 a.m. EST on Tuesday, May 19, 2020

●	Location: John S. Knight Center, 77 E. Mill Street, Akron, Ohio

We are monitoring novel coronavirus (COVID-19) developments and we believe that alternative Annual Meeting arrangements may be advisable or required, such as utilizing a virtual meeting or a change to the date, time or location. If we take these steps, we will announce our decision in advance via a press release, post additional information at www.FirstEnergyCorp.com/AnnualMeeting, and will also make a public filing with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to our Annual Meeting.

●	Record Date: March 20, 2020

●	Voting: Shareholders of record of FirstEnergy Corp. (“FirstEnergy”, the “Company”, “we”, “us” or “our”) common stock as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and they or their proxy holders may vote their shares at the Annual Meeting.

●	Admission: If you plan to attend the Annual Meeting, you must register in advance. For instructions on how to register, see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below.

Voting Matters

Item 1	Elect the 11 nominees named in this proxy statement to the Board of Directors. Refer to page 24 for more detail. ✓ Your Board recommends you vote FOR this item.	Item 2

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020. Refer to page 25 for more detail.

✓ Your Board recommends you vote FOR this item.

Item 3	Approve, on an advisory basis, named executive officer compensation. Refer to page 26 for more detail. ✓ Your Board recommends you vote FOR this item.	Item 4	Approve the FirstEnergy Corp. 2020 Incentive Compensation Plan. Refer to page 27 for more detail. ✓ Your Board recommends you vote FOR this item.

Item 5

Approve a management proposal to authorize the Board to make certain future amendments to the Amended and Restated Code of Regulations. Refer to page 38 for more detail.

✓ Your Board recommends you vote FOR this proposal.

		Item 6	Shareholder Proposal Requesting Removal of Aggregation Limit for Proxy Access Groups. Refer to page 40 for more detail. X Your Board recommends you vote AGAINST this shareholder proposal.

i

How to Cast Your Vote

Your vote is important! Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

Do you hold shares directly with FirstEnergy or in the FirstEnergy Corp. Savings Plan?
Use the internet at www.cesvote.com	Call toll-free at 1-888-693-8683	Mail by returning your proxy card/voting instruction form (1)
Do you hold shares through a bank, broker or other institution (beneficial ownership)? (2)
Use the internet at www.proxyvote.com	Call toll-free at 1-800-454-8683	Mail by returning your proxy card/voting instruction form

(1)   If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., the Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

(2)    Not all beneficial owners may be able vote at the web address and phone number provided above. If your control number is not recognized, please refer to your voting instruction form for specific voting instructions.

Please follow the instructions provided on your proxy card/voting instruction form (the “proxy card”), Notice of Internet Availability of Proxy Materials, or electronic or other communications included with your proxy materials. Also refer to the “How You Can Vote” section of the “Questions and Answers about the Annual Meeting” below for more details. All shareholders of record may vote in person at the annual meeting. Beneficial owners may vote in person at the meeting as described in response to questions 2 and 13 of the “Questions and Answers about the Annual Meeting” below.

You may have multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote each proxy card and voting instruction form that you receive.

Board Nominees

The following table provides summary information about each member of your Board of Directors (your “Board”) standing for election to your Board. Each member stands for election annually.

				Committee Memberships					Number of Other Public Company Boards(1)
Name	Age	Director Since	Independent	Audit	Compensation	Corporate Governance and Corporate Responsibility	Finance	Operations, Safety and Nuclear Oversight
Michael J. Anderson	68	2007	Yes	Chair			●		1
Steven J. Demetriou	61	2017	Yes				●	●	1
Julia L. Johnson	57	2011	Yes			Chair	●		3
Charles E. Jones	64	2015	No						0
Donald T. Misheff	63	2012	Yes	●		●			2
Thomas N. Mitchell	64	2016	Yes			●		Chair	0
James F. O’Neil III	61	2017	Yes		Chair			●	2
Christopher D. Pappas	64	2011	Yes		●		Chair		2
Sandra Pianalto	65	2018	Yes	●	●				3
Luis A. Reyes	68	2013	Yes			●		●	0
Leslie M. Turner	62	2018	Yes	●	●				0

(1)	As defined under New York Stock Exchange Listed Company Manual Section 303A Corporate Governance Standards Frequently Asked Questions.

Key Facts About Your Board

We seek to maintain a well-rounded and diverse Board representing a wide breadth of experience and perspectives that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Below are highlights regarding our 11 director nominees standing for election to your Board.

Corporate Governance Highlights

The Company is committed to strong corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

Independent Oversight	Board & Committee Oversight

●  Separate Board Chairman and Chief Executive Officer (our “CEO”)

●  Independent Board Chairman

●  All directors are independent, other than the CEO

●  Board committees are comprised entirely of independent directors

●  Independent directors regularly hold executive sessions without management at Board and committee meetings

●  Enterprise risk oversight by full Board and its committees

●  Corporate Governance and Corporate Responsibility Committee oversees corporate citizenship practices including ESG and sustainability initiatives

●  Audit Committee oversees risks related to cybersecurity, in addition to matters related to financial statements and compliance

●  Compensation Committee ensures alignment between pay and performance

Shareholder Rights & Accountability	Board Practices

●  Annual election of all directors

●  Shareholders of 25 percent or more shares outstanding and entitled to vote may call a special meeting

●  Clear, effective process for shareholders to raise concerns to your Board

●  Majority voting standard for uncontested director elections (approved by shareholders in 2019), with an accompanying Director Resignation Policy

●  General majority voting power threshold (approved by shareholders in 2019)

●  Direct investor relations and governance engagement and outreach to shareholders

●  Advisory vote on named executive officer compensation is held on an annual basis, consistent with the shareholder advisory vote on frequency

●  Shareholders may nominate directors through proxy access (approved by shareholders in 2019)

●  Consideration of your Board’s ethnic and gender diversity, age, experience and skills and other attributes when evaluating nominees for your Board

●  A robust annual evaluation process: full Board evaluation including third-party interviews, Board committee evaluations and individual director evaluations

●  Mandatory director retirement age of 72 pursuant to our Corporate Governance Policies

●  Policy to consider diversity for director candidates

●  Goal to maintain at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future

●  Corporate Governance and Corporate Responsibility Committee and full Board engage in rigorous director succession planning

●  Comprehensive director orientation and continuing education

●  Robust stock ownership guidelines

●  Anti-Hedging and Anti-Pledging Policies

●  No poison pill

Our corporate governance practices are described in greater detail in the “Corporate Governance and Board of Directors Information” section beginning on page 1.

Executive Compensation Highlights

Under our compensation design, the percentage of pay that is based on performance increases as a Named Executive Officer’s (“NEO”) responsibilities increase. As shown in the charts below, of base salary, 2019 FE Short-term Incentive Program (“FE STIP”) and Long-term Incentive Program (“FE LTIP”) awards, approximately 87% of the CEO’s total target pay and 74% of our other NEOs’ average target pay is variable and could be reduced to zero if performance metrics are not met at a minimum of threshold level.

CEO 2019 Pay Mix at Target	Other NEOs 2019 Pay Mix at Target

We believe what we do and don’t do with respect to executive compensation aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market.

What We Do	What We Don’t Do

✓    Pay-for-performance

•  FE LTIP is 100% at risk, with no solely time-based vesting requirements

•  FE STIP is 100% at risk

✓   Threshold and caps on incentive awards:

•  Threshold financial performance hurdle for Operating Earnings must be achieved before any FE STIP award is paid

•  Individual FE STIP awards capped at 150% (vs. industry caps at 200%)

•  Individual FE LTIP awards capped at 200% (consistent with the industry) and capped at 100% if absolute Total Shareholder Return (“TSR”) over the performance period is negative

✓  Non-overlapping financial performance measures in our short- and long-term incentive plans

✓  Combination of absolute and relative performance goals

✓  Robust stock ownership guidelines

✓  Enhanced Clawback policy applicable to financial and reputational harm, and other Detrimental Activity

✓  Mitigate undue risk through compensation design, corporate policies, and effective governance

✓  Annual Say-on-Pay vote

✓  Double-trigger change in control (“CIC”) provisions

✓  Independent compensation consultant for the Compensation Committee with only independent directors

   No executive hedging or pledging is permitted

   No employment agreements

   No tax gross-ups for our NEOs

   No repricing of underwater stock options without shareholder approval

   No excessive perquisites

   No payment of dividend equivalents on unearned awards

   No new entrants in the Supplemental Executive Retirement Plan (“SERP”) – SERP closed since 2014

Our executive compensation practices are described in greater detail in the “Executive Compensation” section beginning on page 43.

ESG Overview

FirstEnergy’s Corporate Responsibility efforts are guided by Environmental, Social, and Governance, or ESG principles. These ESG principles reinforce our commitment to our Mission Statement. The Company is dedicated to accountability and transparency of ESG related issues, as well as demonstrating the value that these initiatives present to the Company and our stakeholders.

Accountability

Accountability for Corporate Responsibility at the Company spans the entire organization and starts at the top with the Board’s Corporate Governance and Corporate Responsibility committee. In addition, we have a dedicated team of full-time Corporate Responsibility employees within our Strategy organization and is guided by our Senior Vice President, Strategy, and an executive, cross-functional Steering Committee. Together, these teams guide the development of internal and external initiatives to improve long-term sustainability of the Company. To drive accountability in this critical area, our annual cash incentive program includes metrics related to ESG, such as Diversity & Inclusion, environmental matters and safety goals.

Transparency

The Company recognizes that transparency on ESG related issues is a critical component of Corporate Responsibility. In 2019, we focused on increasing our ESG disclosures and transparency. Key examples include:

●	Climate Report

●	Corporate Responsibility Report and dedicated website at http://www.fecorporateresponsibility.com/

●	Increased engagement with rating and ranking entities, resulting in increased scores from entities such as RobecoSAM and ISS

Demonstrating Value

In 2020, the Company is focusing on demonstrating the value Corporate Responsibility and ESG initiatives deliver to all our stakeholders. These efforts include:

●	Goal setting and policy development driven by the results of a materiality assessment

●	Increased alignment with reporting frameworks such as the Task Force for Climate Related Disclosures (TCFD), Global Reporting Initiative (GRI), and the Sustainable Accounting Standards Board (SASB)

●	Cross-department projects that demonstrate our commitment to our Mission Statement

Promoting Strong ESG Policies through Board-level oversight

A key driver and component of our success is a strong foundation of Corporate Governance practices and policies that promote transparency, accountability and engagement exemplified by your Board. As further discussed earlier in the Proxy Statement Summary and in the Corporate Governance and Board of Directors Information section below, your Board has:

●	Since 2015, elected six new directors and continued to increase your Board’s ethnic and gender diversity.

●	Added responsibilities to the Corporate Governance and Corporate Responsibility Committee to reflect efforts on sustainability and corporate responsibility, specifically including ESG topics.

v

Human Capital Management Overview

FirstEnergy strives to be the employer of choice in our operating areas, known for our diverse team, our culture of inclusion and our dedication to assisting our employees in reaching their full potential. We believe our culture empowers employees to support our mission, build satisfying careers at FirstEnergy and drive our success.

Built upon our Core Values and Behaviors, our talent management and total rewards processes are designed to attract, retain, reward and develop a diverse and qualified workforce of high-performing employees and teams. All employees are responsible for demonstrating our Core Values & Behaviors and adhering to the FirstEnergy Code of Conduct.

Safety

Safety is a Core Value of the Company. Together, FirstEnergy employees have the power and responsibility to keep each other safe and eliminate life-changing events. Safety metrics are also a key part of the Key Performance Indicators (“KPI”) that drive our short-term incentive program. For more information, refer to the Compensation Discussion and Analysis (“CD&A”).

To achieve a world-class safety culture, we are working with a leading safety consultant to shift our focus from incident prevention to exposure reduction with the goal of eliminating life-changing events, injuries that have life changing impacts or fatal results. This comprehensive initiative along with our multifaceted public safety outreach – which extends to contractors, first responders and members of the communities – highlights our steadfast commitment to striving for a safe environment.

Diversity and Inclusion

We believe a diverse and inclusive work environment drives better service for customers, strong operational performance, innovation and a rewarding work experience for employees. This is why Diversity and Inclusion (“D&I”) is a Core Value, as well as a corporate objective. We are focused on expanding the diversity of our workforce and creating an inclusive workplace where employees feel valued, motivated and empowered to drive FirstEnergy’s success.

Under our CEO’s leadership over the last several years, we moved our D&I efforts forward by building within our culture:

•

A 12-member Executive Diversity & Inclusion Council – sponsored by our CEO – that aims to enhance workforce diversity, create an inclusive work environment and provide oversight and guidance for FirstEnergy’s integrated D&I strategy;

•	A D&I Working Group to develop action plans and oversee D&I activities across the organization;

•	D&I Implementation Teams in each business unit to effectively implement actions;

•	Employee Business Resources Groups (“EBRG”) consisting of more than 1,500 members to help celebrate our differences and support our common goals;

•	Regularly surveying employees about inclusion at FirstEnergy, soliciting their ideas and engaging them in actions to improve it;

•	Ongoing training and education on a variety of D&I topics for employees and leaders;

•	An independent third-party pay equity analysis to support FirstEnergy’s long-standing internal processes that drive equitable pay decisions;

•	Job recruiting processes to increase the number of diverse candidates considered for open positions and expand the diversity of teams interviewing those candidates; and

•	Partnerships to open new doors for candidates from local organizations and schools.

To track our progress and drive leadership accountability for efforts to enhance our culture and expand the diversity of our team, we introduced a D&I Index KPI in our 2018 short-term incentive compensation program for managers and above. In 2019, we increased the weight of this KPI to further advance this business imperative. For more information, refer to the CD&A.

Our D&I initiatives begin with our Board of Directors. We believe it is in our shareholders’ best interest to have a diverse Board representing a wide breadth of experiences and perspectives. Accordingly, our Board has set a goal that it will maintain at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future.

We are also focused on building our diverse supplier pipeline through our Supplier Diversity Program. Supplier diversity is intended to provide value to our customers and strengthen the economic health of communities across our service area. Having an inclusive supplier diversity strategy is important when sourcing products and services, selecting suppliers, and managing supplier and contractor relationships. Maintaining a proactive Supplier Diversity Program is an extension of our commitment to promote diversity at every level of our company.

For more than a century, FirstEnergy and its predecessor companies have worked to improve the quality of life in the places where our customers and employees live and work. As part of our D&I initiatives, our goal is to increase the FirstEnergy Foundation’s support of community organizations that have a D&I focus.

Employee Growth and Development

We are committed to preparing our high-performing workforce for the future and helping employees reach their full potential. We are working with employees to develop their skills and competencies and preparing our emerging leaders for future management responsibilities. We believe understanding our rapidly changing industry and our company strategy is key to our employees’ abilities to support our mission and meet our customers’ evolving needs. Toward that end, we are actively engaged in the following initiatives:

Talent Management – We have robust processes to support recruiting, career management, succession planning, and employee and leadership development. In 2019, we launched an effort to provide greater transparency into these talent management processes. This transparency fosters a more robust exchange of information and feedback between employees and leaders and promotes a clearer understanding of career management and development opportunities. Employees continue to learn about available tools throughout the talent management process and are empowered to take ownership of their careers. Meaningful conversations between leaders and their employees builds trust and leads to a more inclusive workplace.

Mentoring Program – Implemented as a pilot program in 2019, our mentoring program enhances learning, teamwork and collaboration throughout FirstEnergy. It cultivates an environment for professional growth and encourages leaders to guide and prepare colleagues. We believe our mentoring program will support the development of our employees, retain our top talent, increase job satisfaction for mentees and mentors, and facilitate skills and knowledge-sharing across the company. We are expanding the program to reach broader audiences in 2020.

Experienced Leader Program – Piloted during the first quarter of 2020, this new program bridges the development gap between new supervisors and managers and senior executives. By providing a development path for experienced directors and managers, we equip our leadership with the right tools to coach and support their teams and ultimately drive FirstEnergy’s long-term success.

Power Systems Institute – We are focused on increasing the number of candidates in our Power Systems Institute (“PSI”), an award-winning program for recruiting and developing the next generation of highly trained, dedicated and motivated line and substation workers. Upon completion of the 21-month program, students receive an associate degree and are eligible to be hired by FirstEnergy. Since the PSI program’s inception, we have hired more than 2,000 graduates across our service territory. Over the next five years, we plan to enhance our PSI recruitment efforts by building and expanding partnerships with community organizations in each of our service areas.

Note About Forward-Looking Statements

Forward-Looking Statements: This proxy statement includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit from commodity-based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of our retired and former nuclear facilities; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the risks and other factors discussed from time to time in our Securities and Exchange Commission, or SEC, filings and other similar factors. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

Corporate Governance and Board of Directors Information

Board Leadership Structure

The positions of CEO and Chairman of the Board are separated. Our Amended and Restated Code of Regulations and Corporate Governance Policies do not require that your Chairman of the Board and CEO positions be separate, and your Board has not adopted a specific policy or philosophy on whether the role of the CEO and Chairman of the Board should remain separate. However, having a separate Chairman of the Board and CEO has allowed your CEO to focus more time on our day-to-day operations and, in your Board’s judgement, is appropriate at this time.

Your Board schedules regular executive sessions for your independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is efficient and appropriate to have your independent Chairman of the Board preside over such meetings.

Board Composition and Refreshment

Your Board is comprised of individuals who are highly-qualified, diverse, and independent (other than Mr. Jones, who is not considered independent because of employment with the Company). Your Board’s succession planning takes into account the importance of Board refreshment and having an appropriate balance of experience and perspectives on your Board. As further discussed in the “Director Qualifications” section of this proxy statement, your Board and the Corporate Governance and Corporate Responsibility Committee recognizes that the racial, ethnic and gender diversity of your Board, as well as diversity of thought, background and experiences, are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences. Accordingly, your Board has set a goal that it will maintain at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future.

We have regularly added directors who we believe infuse diversity, new ideas and fresh perspectives into the boardroom. Since the beginning of 2015, your Board has added six new Board members. The result is more than half of your Board’s director nominees have tenure of five years or less. During this time, your Board added three directors that increased its diversity profile, two of whom are currently on the Board and standing for election.

Board Oversight

Risk Management

The Company faces a variety of risks and recognizes that the effective management of those risks contributes to the overall success of the Company. The Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks. A management Risk Policy Committee, consisting of the Vice President, Risk & Internal Audit (who serves as our Chief Risk Officer) and senior executive officers, provides oversight and monitoring to ensure that appropriate risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. Other management committees exist to address topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the full Board. The Chief Risk Officer also prepares enterprise-wide risk management reports that are presented to the Audit Committee, the Finance Committee and your Board.

Your Board administers its risk oversight function through the full Board, as well as through the various Board committees. Specifically, your Board considers risks applicable to the Company at each meeting in connection with its consideration of significant business and financial developments of the Company. Also, the Audit Committee Charter requires the Audit Committee to oversee, assess, discuss, and generally review the Company’s policies with respect to the assessment and management of risks, including risks related to the financial statements and financial reporting process of the Company, credit risk, liquidity and commodity market risks, and risks related to cybersecurity. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposures. Through this oversight process, your Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in the Company’s strategy. In addition, while the Company’s Chief Risk Officer

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administratively reports to your Chief Financial Officer (your “CFO”), he also has full access to the Audit Committee and Finance Committee and is scheduled to attend each of their committee meetings.

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. Specifically, the Compensation Committee reviews, discusses, and assesses risks related to compensation programs, including incentive compensation and equity-based plans, as well as the relationship between our risk management policies and practices and compensation. See also, “Risk Assessment of Compensation Programs” found in the CD&A section in this proxy statement. The Corporate Governance and Corporate Responsibility Committee considers risks related to corporate governance, including Board and committee membership, Board effectiveness, related person transactions, and the Company’s corporate citizenship practices. The Finance Committee evaluates risks relating to financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, expenditures, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuation in interest rates, share repurchase programs and other financial matters deemed appropriate by your Board. The Operations, Safety and Nuclear Oversight Committee considers risks associated with the safety, reliability, and quality relating to the Company’s electric power generation, and distribution and transmission facilities and a retired nuclear unit .. Further, day-to-day risk oversight is conducted by our Corporate Risk department and our senior management and is shared with your Board or Board committees, as appropriate. We believe that your Board’s role in risk oversight is consistent with and complemented by your Board’s leadership structure. In addition, the section in this proxy statement entitled “Board Leadership Structure” provides information relating to our separation of the Chairman of the Board and CEO positions.

Cybersecurity

FirstEnergy is committed to protecting its employees, customers, facilities, and the ongoing reliability of its electric system. We work closely with state and federal agencies and our peers in the electric utility industry to identify physical and cyber security risks, exchange information, and put safeguards in place to comply with strict reliability and security standards. From a security standpoint, no other industry – including gas pipelines – is as heavily regulated as the electric utility sector. We have comprehensive cyber and physical security plans in place, but we don’t publicly disclose details about these measures that could aid those who want to harm our customers and our employees.

Your Board has identified cybersecurity as a key enterprise risk. Your Board receives cybersecurity updates from the Chief Information Officer at regularly scheduled meetings. The Audit Committee reviews our cybersecurity risk management practices and performance, primarily through reports provided by management. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposure. Among other things, these reports have focused on incident response management and recent cyber risk and cybersecurity developments.

Security enhancements are also a key component of FirstEnergy’s Energizing the Future transmission investment program. The Company invests heavily in layered security measures that use both technology and hard defenses to protect critical transmission facilities and our digital communications networks.

Corporate Responsibility

Social responsibility is a core value of your Company. In 2018, responsibilities related to the review of corporate citizenship practices were added to the Corporate Governance and Corporate Responsibility committee’s charter to continue to ensure transparency and accountability of these important topics.

The Company remains focused on delivering strong financial results and providing top-tier reliability to our customers, and we are committed to doing so in a way that respects our employees, customers, communities and the environment. In 2019 we demonstrated that through the issuance of a Climate Report, a Corporate Responsibility Report and dedicated website, increased scores from rating and ranking agencies, and instituted various internal initiatives aimed at informing and engaging our employees on ESG-related responsibilities.

Public Policy and Engagement

We have decision-making and oversight processes in place for political contributions and expenditures. Our Corporate Political Activity Policy available on our website describes the criteria for certain political

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contributions and ballot initiative expenditures and the process for approving such contributions and expenditures. Also, your Board’s Corporate Governance and Corporate Responsibility Committee periodically reviews this policy and related practices as well as dues and/or contributions to industry groups and trade associations.

Based on feedback from our shareholder engagement and outreach, we expanded our website disclosure to include reports on federal and state level lobbying, as well as, the lobbying portion of certain trade association dues.

Evaluating Board Effectiveness

Your Board is committed to a rigorous evaluation process. For 2019 your Board conducted an annual evaluation process, as further described below, that was coordinated by the Corporate Governance and Corporate Responsibility Committee: a full Board evaluation that included third-party director interviews; committee evaluations; and individual director evaluations.

Board Evaluations: A Multi-Step Process

Annual Process is Initiated	Your Board’s Corporate Governance and Corporate Responsibility Committee initiates the annual Board, committee and individual director evaluation process and presents the proposed approach to your Board for comment.

Third-Party Board & Committee Assessment Surveys	Your Board engaged a third-party to conduct assessment surveys to solicit each independent director’s opinion regarding your Board’s and committees’ effectiveness relating to topics such as ethics and accountability, Board composition and culture, succession planning, and shareholder and stakeholder involvement.
Third-Party Director Interviews	Your Board engaged a third-party to conduct interviews with your directors. Interviews include follow-up conversations regarding answers to Board and Committee assessment surveys.
Individual Director Evaluations & Director Self-Assessments	Your Board Chairman, in consultation with the Chair of the Corporate Governance and Corporate Responsibility Committee, reviews individual performance and qualifications of each director. In addition, prior to accepting a nomination, each director is to conduct a self-assessment as to whether he or she satisfies the criteria set forth in the Company’s Corporate Governance Policies and the Corporate Governance and Corporate Responsibility Committee Charter.

Presentation of Findings	Your Corporate Governance and Corporate Responsibility Committee presents its findings to your Board, assessing the contributions of your Board and its committees and discussing any areas in which your Board believes improvement is recommended. Input about the findings is sought from your Board.

Feedback Incorporated	Results requiring consideration are addressed at subsequent Board and committee meetings and reported back to the full Board, where appropriate. For example, in 2019, feedback included indications that your Board should stay focused on diversity and inclusion, Board and employee engagement and the Company’s strategic initiatives.

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Shareholder Outreach and Engagement Program

We Have a Robust Shareholder Outreach and Engagement Program

We believe it is important for us to engage regularly with our shareholders. We maintain an active shareholder outreach and engagement program to understand our investors’ perspective on certain topics, including, among others, ESG policies and executive compensation. With support from your Board, the Company’s CEO and the management team, including members of the Corporate Secretary’s office and departments of Corporate Responsibility, Investor Relations and Human Resources, focus significant efforts on engaging with our major shareholders and the broader investment community. Shareholder feedback and suggestions we receive are reported to the Compensation Committee, Corporate Governance and Corporate Responsibility Committee and, as needed, your Board or various committees of your Board for consideration. We also conduct ongoing governance reviews (for example, assessing governance trends). This process enables your Board and management to understand and consider the topics that matter most to our shareholders so we can plan to address them effectively.

Outreach and Engagement Program Shareholder Feedback

As part of our commitment to continue to understand our investors’ perspectives through and as part of our corporate governance shareholder engagement program, we appreciate the opportunity to engage with our shareholders, and we continue to find our meetings to be enlightening and productive. Shareholders we meet with often express appreciation for our proactive interest in their views, and we certainly appreciate the time they took to share their thoughts with us. During these meetings, participants included members from management and your Board, where appropriate. Collectively, our discussions during 2019 primarily centered around the following topics:

ESG and Executive Compensation

Highly Skilled & Diverse Board	Corporate Responsibility

Corporate Governance Best Practices	Strategic Plan	Diversity and Inclusion

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Based on the results of our outreach and engagement efforts, your Board has taken the following steps:

●

Maintained Design of Executive Compensation Program: Applying the feedback we received from shareholders, your Compensation Committee maintained, in 2019, the design changes to the executive compensation program implemented in 2018. For further insight on our outreach related to executive compensation, see the “Shareholder Engagement and Say-on-Pay Results” section below in the CD&A.

●

Enhanced our Environmental & Corporate Responsibility Related Disclosures: We regularly evaluate our risk and related disclosures, and recently we published a climate report and our Corporate Responsibility Report.

●

Enhanced our Proxy Statement Disclosures: We continue to enhance our disclosures throughout this proxy statement regarding Board composition, director skills and executive compensation. We also expanded the use of charts and illustrations in this proxy statement to help better explain our corporate governance and executive compensation programs and objectives.

●

Governance-Related Management Proposals: Your Board is pleased to report that the following management proposals discussed during prior outreach and engagement efforts and approved at our 2019 Annual Meeting of Shareholders have all been implemented: general majority voting, majority voting for uncontested director elections and proxy access. The Company’s implementation of general majority voting also addressed the simple majority vote shareholder proposal presented at our 2019 Annual Meeting of Shareholders. On a related matter, your Board is seeking shareholder approval of a management proposal at the Meeting to authorize your Board to make certain future amendments to the Company’s Amended and Restated Code of Regulations (Item 5).

Communications with your Board of Directors

Your Board provides a process for shareholders and interested parties to send communications to your Board and non-management directors, including our Chairman of the Board. As set forth in the Company’s Corporate Governance Policies, shareholders and interested parties may send written communications to your Board or a specified individual director, including our Chairman of the Board, by mailing any such communications to the FirstEnergy Board of Directors at the Company’s principal executive office, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Our Corporate Governance Policies can be viewed by visiting our website at www.firstenergycorp.com/charters.

The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a Board member, provided that such communications: (i) bear relevance to the Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to your Board in the last year. Your Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures, provided they are approved by a majority of the independent directors.

Other Governance Practices and Policies

Attendance at Board Meetings, Committee Meetings and the Annual Meeting of Shareholders

Our Corporate Governance Policies provide that directors are expected to attend all scheduled Board and applicable committee meetings and the Company’s annual meetings of shareholders. Your Board held 12 meetings during 2019. All directors attended at least 75 percent of the meetings of your Board and of the committees on which they served. Also, all of our directors who were directors at the time of the 2019 year’s Annual Meeting attended the 2019 annual meeting. During 2019, Board members also participated in site visits to the Company’s operating locations.

Non-management directors, who are all independent directors, are required to meet as a group in executive sessions without the CEO or any other non-independent director or management at least six times in each calendar year, and our independent Chairman of the Board presided over all executive sessions. During 2019, the non-management directors met 9 times in executive sessions.

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Codes of Business Conduct

The Company’s Code of Business Conduct applies to all Company personnel, including the CEO, CFO and Chief Accounting Officer. In addition, your Board has implemented a separate Board of Directors Code of Ethics and Business Conduct. Any substantive amendments to, or waivers of, the provisions of these documents will be disclosed and made available on our website, as permitted by the SEC and as disclosed in our most recent Annual Report. Both codes are available, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890 or may be viewed on our website at https://www.firstenergycorp.com/investor/corporate_governance/responsibility.html.

Corporate Governance Documents

Your Board believes that the Company’s policies and practices should enhance your Board’s ability to represent your interests as shareholders. Your Board established Corporate Governance Policies which, together with Board committee charters, serve as a framework for meeting your Board’s duties and responsibilities with respect to the governance of the Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our website at www.firstenergycorp.com/charters. Any amendments to these documents will promptly be made available on our website.

Director Orientation and Continuing Education

Your Board recognizes the importance of its members to keep current on Company, industry and governance issues and their responsibilities as directors. All new directors participate in orientation soon after being elected to your Board. Also, your Board makes available and encourages continuing education programs for Board members, which include internal strategy meetings, internally developed materials such as on-line presentations, third-party presentations and external programs.

Other Public Company Board Membership

Our Corporate Governance Policies provide that directors will not, without your Board’s approval, serve on a total of more than four public company board of directors. Further, without your Board’s approval, no director who serves as an executive officer of any public company may serve on a total of more than two public company boards of directors.

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Committees of your Board

Your Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by your Board in accordance with our Corporate Governance Policies, which incorporate the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules, including the members of the Audit Committee, Compensation Committee and the Corporate Governance and Corporate Responsibility Committee. Mr. Jones, your only director who is not considered independent because of his employment with the Company, does not serve on any Board committee.

Audit Committee	8 meetings in fiscal year 2019

Michael J. Anderson (Chair) * Donald T. Misheff * Sandra Pianalto * Leslie M. Turner * Financial Experts

The Audit Committee is primarily responsible for assisting your Board with oversight of:

●  the integrity of the Company’s financial statements;

●  compliance with legal, risk management and regulatory requirements;

●  independent auditor’s qualifications and independence;

●  performance of the Company’s internal audit function and independent auditor;

●  systems of internal control with respect to the accuracy of financial records, adherence to Company policies and compliance with legal and regulatory requirements; and

●  major financial risk exposures, including risks related to cybersecurity.

The Audit Committee is also directly responsible for the appointment, compensation and retention of, and the oversight of the work and pre-approval of all services provided by the Company’s independent registered public accounting firm. For a complete list of responsibilities and other information, please refer to the Audit Committee Charter available on our website at www.firstenergycorp.com/charters.

Your Board appoints at least one member of the Audit Committee who, in your Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. Your Board determined that Messrs. Anderson, Misheff and Ms. Pianalto meet this definition. All members of the Audit Committee are financially literate. As required by the applicable NYSE listing standards, to the extent any member of the Company’s Audit Committee simultaneously serves on the audit committee of more than three public companies, the Company will disclose on its website (www.firstenergycorp.com under the tab “Investors”, “Governance” and “Board of Directors”) your Board’s determination whether such simultaneous service impairs the ability of that individual to serve effectively on the Company’s Audit Committee. See the Audit Committee Report in this proxy statement for additional information regarding the Audit Committee.

In May 2019, Mr. O’Neil transitioned off of the Audit Committee, Ms. Pianalto was appointed to the Audit Committee and Mr. Anderson was appointed Chair.

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Compensation Committee	5 meetings in fiscal year 2019

James F. O’Neil III (Chair) Christopher D. Pappas Sandra Pianalto Leslie M. Turner

The Compensation Committee is primarily responsible for:

●  discharging the responsibilities of your Board relating to compensation of certain executive officers of the Company, including our CEO;

●  endorsing a compensation philosophy and objectives that support competitive pay for performance and are consistent with our corporate strategy;

●  establishing the appropriate incentive compensation and equity-based plans for our senior-level officers;

●  reviewing and discussing with our management the disclosures in the CD&A below and making a recommendation to your Board whether these disclosures should be included in the Company’s Annual Report on Form 10-K and this proxy statement; and

●  producing the Compensation Committee Report to be included in the Company’s Annual Report on Form 10-K and this proxy statement.

The Compensation Committee also reviews and, if appropriate, makes recommendations to your Board regarding the compensation and benefits of our non-employee directors. To the extent permitted under NYSE listing standards and applicable law, the Compensation Committee is authorized to delegate to one or more subcommittees. For information regarding the role of executive officers and our independent compensation consultant in determining or recommending the amount or form of executive and director compensation, see the CD&A section below. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. O’Neil was appointed Chair of the Compensation Committee in May 2019.

Corporate Governance and Corporate Responsibility Committee	5 meetings in fiscal year 2019

Julia L. Johnson (Chair) Donald T. Misheff Thomas N. Mitchell Luis A. Reyes

The Corporate Governance and Corporate Responsibility Committee is primarily responsible for:

●  Board succession, including ensuring the appropriate balance of diversity of attributes, experience, skills, ethnicity and gender of our directors;

●  recommending Director nominees (also refer to the “Director Qualifications” section below for more details); and

●  developing and periodically reviewing our corporate governance policies.

The Committee is also directly responsible for oversight of our (i) political activities and practices and (ii) our corporate citizenship practices, including sustainability, environmental and corporate social responsibility initiatives. For a complete list of responsibilities and other information, refer to the Corporate Governance and Corporate Responsibility Committee Charter available on our website at www.firstenergycorp.com/charters.

Ms. Johnson was appointed Chair of the Corporate Governance and Corporate Responsibility and Mr. Anderson transitioned off of the Corporate Governance and Corporate Responsibility Committee in May 2019.

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Finance Committee	5 meetings in fiscal year 2019

Christopher D. Pappas (Chair) Michael J. Anderson Steven J. Demetriou Julia L. Johnson

The Finance Committee is primarily responsible for monitoring and overseeing the Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter available on website at www.firstenergycorp.com/charters.

Mr. Pappas was appointed Chair of the Finance Committee and Ms. Pianalto transitioned off of the Finance Committee in May 2019.

Operations, Safety and Nuclear Oversight Committee	5 meetings in fiscal year 2019

Thomas N. Mitchell (Chair) Steven J. Demetriou James F. O’Neil III Luis A. Reyes

The Operations, Safety and Nuclear Oversight Committee is primarily responsible for monitoring and overseeing the Company’s significant operating matters relating to the Company’s electric power generation, and distribution and transmission facilities together with the safety matters relating to such operations. The Committee is also responsible for monitoring and overseeing a retired nuclear unit owned and operated by certain Company subsidiaries. For a complete list of responsibilities and other information, refer to the Operations, Safety and Nuclear Oversight Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. Demetriou was appointed to the Operations, Safety and Nuclear Oversight Committee and Ms. Johnson transitioned off of the Operations, Safety and Nuclear Oversight Committee in May 2019.

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Audit Committee Report

The Audit Committee of your Board is charged with assisting your full Board in fulfilling its oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by your Board. The charter specifies that the Audit Committee is directly responsible for the appointment, compensation and retention of, and the oversight of the work and pre-approval of all services provided by the Company’s independent registered public accounting firm, which was PricewaterhouseCoopers LLP during 2019. In connection with the Audit Committee’s approval of any non-audit services, the Audit Committee considers whether the independent registered public accounting firm’s performance of any non-audit services is compatible with the independent auditor’s independence.

As part of the Audit Committee’s annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. The Audit Committee also participates in the selection of and ensures the regular rotation of the lead audit partner and concurring partner of the Company’s independent registered public accounting firm every five years. PricewaterhouseCoopers LLP has been the Company’s independent auditor since 2002. The Audit Committee currently believes that there are benefits to having an independent auditor with an extensive history with the Company. In connection with its auditor engagement process, the Audit Committee considers the continued independence of PricewaterhouseCoopers LLP and considers the benefits including: quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; knowledge of the utility industry; and operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s history and familiarity with our business. Using a framework developed by management, the Audit Committee also assesses the appropriateness and reasonableness of PricewaterhouseCoopers LLP’s fees relative to the Company’s business needs and as compared to fees incurred by peer companies of comparable financial statement risk, size and complexity of business and related internal control environment.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. In performing its review, the Audit Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from the Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm such firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting process.

Based on the above reviews and discussions, the Audit Committee recommended to your Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Audit Committee Members: Michael J. Anderson (chair), Donald T. Misheff, Sandra Pianalto and Leslie M. Turner.

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Matters Relating to the Independent Registered Public Accounting Firm

Audit Fees

The following is a summary of the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided to the Company and its reporting subsidiaries during the years 2019 and 2018.

PricewaterhouseCoopers LLP billed the Company an aggregate of $6,958,580 in 2019 and $7,634,500 in 2018 in fees for professional services rendered for the audit of the Company’s annual financial statements and the review of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings or engagements, audit-related services and non-audit-related services as noted below.

	Fees for Audit Year 2019	Fees for Audit Year 2018

Audit Fees(1)	$6,951,855	$7,345,000

Audit Related Fees(2)	$0	$163,200

Tax Fees(3)	$0	$120,000

All Other Fees(4)	$6,725	$6,300

Total	$6,958,580	$7,634,500

(1)

Professional services rendered for the audits of the Company’s and certain of its subsidiaries’ annual financial statements and reviews of unaudited financial statements included in the Company’s and its SEC reporting subsidiary’s (in 2018) Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters, agreed upon procedures and consents for financings and filings made with the SEC.

(2)	Professional services rendered in 2018 related primarily to the attestation of the Penn Power Company’s Net Earnings certificate.
(3)	Professional services rendered in 2018 in connection with the Foreign Investment in Real Property Tax Act.
(4)	Non-audit-related software subscription fees to PricewaterhouseCoopers LLP.

The Audit Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with maintaining its independence. The Audit Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The charter further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chair of the Audit Committee upon the recommendation of the Vice President, Controller and Chief Accounting Officer. Such approved engagement is then presented to the Audit Committee at its next regularly scheduled meeting. All audit and non-audit services provided by PricewaterhouseCoopers LLP in 2019 and 2018 were pre-approved.

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Director Compensation in Fiscal Year 2019

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Paul T. Addison(6)	$44,863	$58,476	$4,233	$0	$107,572

Michael J. Anderson	$121,099	$149,898	$2,732	$0	$273,729

Steven J. Demetriou	$100,000	$149,898	$0	$0	$249,898

Julia L. Johnson	$109,148	$149,898	$0	$0	$259,046

Donald T. Misheff	$250,000	$149,898	$0	$0	$399,898

Thomas N. Mitchell	$114,773	$149,898	$743	$0	$265,414

James F. O’Neil III	$121,705	$149,898	$0	$0	$271,603

Christopher D. Pappas	$116,951	$149,898	$0	$3,000	$269,849

Sandra Pianalto	$100,000	$149,898	$0	$5,000	$254,898

Luis A. Reyes	$100,000	$149,898	$0	$0	$249,898

Dr. Jerry Sue Thornton(6)	$38,943	$58,476	$0	$5,000	$102,419

Leslie M. Turner	$100,000	$149,898	$0	$0	$249,898

(1)

Charles E. Jones, President and CEO, is not included in this table for 2019 because he was an employee of the Company and therefore received no additional compensation for his service as director. The compensation received by Mr. Jones for 2019 is shown in the 2019 Summary Compensation Table (“SCT”) below.

(2)

The amounts set forth in the Fees Earned or Paid in Cash column consist of fees earned in cash whether paid in cash, deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (“DDCP”) or elected to be received in stock in lieu of cash.

(3)

The amounts set forth in the Stock Awards column represent the equity retainer received under the FirstEnergy Corp. 2015 Incentive Compensation Plan, as amended, (“2015 Incentive Plan”) in the form of shares of common stock. Each amount constitutes the aggregate grant date fair value of stock awards for fiscal 2019 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The equity retainer is typically paid in quarterly installments. The fair value on the grant dates for each director listed in the table was $40.385 on February 22, 2019; $41.485 on April 26, 2019; $43.955 on July 26, 2019; and $47.1800 on November 6, 2019. Share amounts are rounded down. There were no option awards or stock awards outstanding as of December 31, 2019.

(4)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect only the above-market earnings on nonqualified deferred compensation. There are no pension values for directors. The formula used to determine the above market earnings equals 2019 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate.

(5)

The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent the entire amount in the column. Charitable matching contributions were $3,000 for Mr. Pappas, $5,000 for Ms. Pianalto and $5,000 for Dr. Thornton. The FirstEnergy Foundation supports the charitable matching contributions under its Matching Gifts Program.

(6)	Mr. Addison and Dr. Thornton retired effective May 21, 2019.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on your Board. Equity compensation provides incentives to directors linking their personal interests to our long-term financial success and to increases in shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of your Board. A review is performed every other year to ensure competitiveness of non-employee director compensation. Only non-employee directors receive the compensation described below for their service on your Board. Since Mr. Jones was an employee, he was not eligible to receive additional compensation for his service on your Board in 2019.

Fee Structure

For 2019, each non-employee director received a cash retainer of $100,000 and an equity retainer valued at approximately $150,000 and paid in the form of our common stock. The Chairs of the Corporate

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Governance and Corporate Responsibility, Finance, and Operations, Safety and Nuclear Oversight Committees each received an additional $15,000 cash retainer in 2019 for serving as a committee chairperson. The Chair of the Audit Committee received an additional $25,000 cash retainer in 2019, and the Chair of the Compensation Committee received an additional $20,000. The amounts paid to directors for 2019 were prorated accordingly based on the duration of their service. Mr. Misheff, the non-executive Chairman of the Board, received an additional $150,000 cash retainer in 2019 for serving in that capacity. Ms. Turner currently directs the Company to pay her cash retainer to her wholly owned limited liability company, therefore, her cash retainer is not eligible for deferral as described below. The total annual compensation of each non-employee director shall not exceed the value of $750,000 in the aggregate of all cash compensation and the value of the applicable equity retainer.

Equity and cash retainers and chairperson retainers were paid in quarterly installments. Any equity compensation and any compensation deferred into equity was granted under the 2015 Incentive Plan. Directors are responsible for paying all taxes associated with cash and equity retainers. We do not gross up equity grants to directors to cover tax obligations.

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the NEOs identified in the CD&A, directors are also subject to share ownership guidelines. Within 90 days of their election to your Board, a director must beneficially own a minimum of 100 shares of our common stock. Within five years of joining your Board, each director is required to own shares of our common stock with an aggregate value of at least six times the annual cash retainer (currently $600,000 in common stock). Each director has either attained the required share ownership guideline or is expected to attain the required share ownership guideline within the allotted amount of time. The share ownership guidelines are reviewed by the Compensation Committee for competitiveness on an annual basis and were last reviewed at the Compensation Committee’s July 2019 meeting.

For 2019, the following directly and indirectly held shares were included in determining whether a non-employee director met his/her ownership guidelines:

●	Shares directly or jointly owned in certificate form or in a stock investment plan;

●

Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an individual retirement account (“IRA”), shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

●

All units held in the DDCP, discussed below, and units held in the Allegheny Energy, Inc. Non-Employee Director Stock Plan (“AYE Director’s Plan”) or the Allegheny Energy Inc. Amended and Restated Revised Plan for Deferral of Compensation of Directors (“AYE DCD”), which units are payable in shares.

Deferred Compensation Plan for Outside Directors

The DDCP is a nonqualified deferred compensation plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into cash or stock accounts. Deferrals into the cash account can be invested in one of nine funds, similar to the investment funds available to all of our employees through the FirstEnergy Corp. Savings Plan, or in a Company-paid annually adjusted fixed income account. The Company paid interest at an annual rate of 5.20% on funds deferred into cash accounts beginning in 2013 and 7.20% on funds deferred into cash accounts prior to 2013. The interest rate received by the directors is the same rate received by all participants under the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan (“EDCP”), as discussed further in the CD&A below.

For stock accounts, dividend equivalent units are accrued quarterly and applied to the directors’ accounts on each dividend payment date using the closing price of our common stock on that date. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014, will be paid in cash.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Misheff had the use of an office and administrative support with respect to carrying out his duties as non-executive Chairman of the Board during his time serving in such role in 2019. We pay all fees associated with director and officer insurance and business travel insurance for our

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directors. In 2019, our directors were eligible to receive perquisites including limited personal use of the corporate aircraft, matching charitable contributions and gifts, the collective value of which was less than $10,000 for each director. Directors are responsible for paying all taxes associated with perquisites and personal benefits.

All directors have entered into written indemnification agreements, which are intended to secure the protection for our directors contemplated by our Amended and Restated Code of Regulations and Ohio law. Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director, the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As a director and officer, the agreement for Mr. Jones addresses indemnity in both roles.

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Director Qualifications

The Corporate Governance and Corporate Responsibility Committee recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by your Board. In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance and Corporate Responsibility Committee searches for, recruits, screens, interviews and recommends prospective directors to provide an appropriate balance of knowledge, experience, diversity attributes and capability on your Board. Suggestions for potential Board candidates come to the Corporate Governance and Corporate Responsibility Committee from a number of sources, including incumbent directors, officers and others. The Corporate Governance and Corporate Responsibility Committee has sole authority to retain and engage a third-party search firm to identify a candidate or candidates.

The Committee has actively engaged in director succession planning and regularly evaluates the addition of a director or directors with particular attributes with an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning. Your Board has been able to attract high quality diverse candidates and has not used a third-party to assist with the identification of potential nominees but would consider using a third-party in the future, if needed or desired.

The Corporate Governance and Corporate Responsibility Committee considers suggestions for candidates for membership on your Board, including candidates recommended by shareholders for your Board. Provided that shareholders suggesting director candidates have complied with the procedural requirements set forth in the Corporate Governance and Corporate Responsibility Committee Charter and Amended and Restated Code of Regulations, the Corporate Governance and Corporate Responsibility Committee applies the same criteria and employs substantially similar procedures for evaluating candidates suggested by shareholders for your Board as it would for evaluating any other Board candidate. The Corporate Governance and Corporate Responsibility Committee will give due consideration to all recommended candidates that are submitted in writing to the Corporate Governance and Corporate Responsibility Committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, received at least 120 days before the publication of the Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of the Company’s voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on your Board.

Also refer to the “Proposals and Business by Shareholders” section of the “Questions and Answers about the Annual Meeting” below for information regarding nominations under the Company’s Amended and Restated Code of Regulations.

Attributes, Experience, Qualifications and Skills of your Board

In recruiting and selecting Board candidates, the Corporate Governance and Corporate Responsibility Committee takes into account the size of your Board and considers a “skills matrix” to determine whether those skills and/or other attributes qualify candidates for service on your Board. The attributes, experiences, qualifications and skills considered in accordance with Corporate Governance Policies and the Corporate Governance and Corporate Responsibility Committee charter for each director nominee led your Board to conclude that the nominee is qualified to serve on your Board.

The high-level overview below depicts some of the attributes, experiences, qualifications and skills of our director nominees the committee takes into account. It is not intended to be an exhaustive list of each director nominee’s skills or contributions to your Board. Also, additional biographical information and qualifications for each nominee is provided in the “Biographical Information and Qualifications of Nominees for Election as Directors” section below and contains information regarding the person’s service as a director, principal occupation, business experience along with key attributes, experience and skills. Each of the nominees brings a strong and unique background and skill set to your Board, giving your Board, as a whole, competence and experience in a wide variety of areas necessary to oversee the operations of the Company.

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The Company is committed to a policy of inclusiveness and believes that well assembled boards consist of a diverse group of individuals who possess a variety of complementary skills and experiences. The Corporate Governance and Corporate Responsibility Committee regularly assesses the size and composition of your Board in light of the current operating requirements of the Company and the current needs of your Board, and is also committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen. Accordingly, your Board has set a goal that it will maintain at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future. The Corporate Governance and Corporate Responsibility Committee also considers differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of your Board as a whole. Also, our Corporate Governance Policies provide that your Board will not nominate for election a non-employee director following his or her 72nd birthday.

Director Independence

Your Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the SEC and NYSE listing standards, including certain independence requirements of Board members serving on the Audit Committee, the Compensation Committee and the Corporate Governance and Corporate Responsibility Committee.

Your Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by your Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our website at www.firstenergycorp.com/charters. All non-employee directors who served during any part of 2019 were independent under applicable standards, including Mr. Paul Addison and Dr. Jerry Sue Thornton, who are no longer members of your Board and who are not standing for election.

Each year, our directors complete a questionnaire to assist your Board in assessing whether each director meets the applicable independence standards and the related provisions in the Company’s Corporate Governance Policies. The Company facilitates this review by examining its financial records to determine if amounts paid to or received from entities in which each non-employee director or immediate family member has a relationship based on responses to the questionnaires. Subject to the categorical standards approved by your Board and described below, a list of the relevant entities and the amounts the Company paid to or received from those entities is provided to your Board. Utilizing this information, the Corporate Governance and Corporate Responsibility Committee presents to your Board (i) an evaluation, with regard to each

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director, whether the director has any material relationship with the Company or any of its subsidiaries; (ii) a recommendation of whether the amount of any payments between the Company and relevant entities could interfere with a director’s ability to exercise independent judgment; and (iii) a review of any other relevant facts and circumstances regarding the nature of these relationships, to determine whether other factors, regardless of the categorical standards your Board has adopted or under the NYSE’s independence standards, might impede a director’s independence. Based on a review of information concerning each of its non-employee directors and the recommendation of the Corporate Governance and Corporate Responsibility Committee, your Board will affirmatively determine whether a director may be considered “independent.”

Your Board recognizes that in the ordinary course of business, relationships and transactions may occur between the Company and its subsidiaries and entities with which some of our directors are or have been affiliated. Our Corporate Governance Policies provide categorical standards to assist your Board in determining what does not constitute a material relationship for purposes of determining a director’s independence. Accordingly, the following commercial and charitable relationships will not be considered to be a material relationship that would impair a director’s independence: (i) if the director, an immediate family member or a person or organization with which the director has an affiliation purchases electricity or related products or services from the Company or its subsidiaries in the ordinary course of business and the rates or charges involved in the transaction are fixed in conformity with law or governmental authority or otherwise meet the requirements of Regulation S-K Item 404(a) Instruction 7, (ii) the aggregate charitable contributions made by the Company to an organization with which a director, an immediate family member or a person or organization with which the director has an affiliation were less than $100,000 in each of the last three fiscal years, or (iii) the aggregate of other payments made by the Company to another entity or organization with which the director, an immediate family member or a person with which the director has an affiliation, or received by the Company from that other entity or organization, were less than the greater of $1 million or 2% of the affiliated company’s revenues in each of the last three fiscal years. Your Board does not typically consider such immaterial relationships in making independence determinations. Notwithstanding the foregoing, your Board will not treat a director’s relationship with the Company as categorically immaterial if the relationship otherwise conflicts with the NYSE corporate governance listing standards or is required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

Based on the March 2020 independence review, your Board affirmatively determined that all non-employee director nominees – Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes and Leslie M. Turner – are independent pursuant to our Corporate Governance Polices, the rules and regulations of the SEC and the listing standards of the NYSE. In all cases, your Board determined that the nature of the business conducted and any interest of the applicable director in that business were immaterial both to the Company and to the director. Outside of their service as a Company director, none of the Company’s independent directors currently provide professional or other services to the Company, its affiliates or any officer of the Company and none of the Company’s directors are related to any executive officer of the Company. Additionally, Mr. Jones is not considered an independent director because of his employment with the Company.

The Corporate Governance and Corporate Responsibility Committee also determined that none of the relationships described above constituted a related person transaction requiring disclosure under the heading “Certain Relationships and Related Person Transactions” in this proxy statement. Also, in each case where the director is a current executive officer of another company, any transactions constituted less than one percent of the Company’s and the other company’s consolidated gross revenues in each of the last three completed fiscal years.

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Biographical Information and

Qualifications of Nominees for Election as Directors

The following provides information about each director nominee as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that contributed to the conclusion by the Corporate Governance and Corporate Responsibility Committee and your Board that he/she should serve as a director of the Company.

Michael J. Anderson

Position, Principal Occupation and Business Experience: Chairman of the board of directors of The Andersons, Inc., a diversified public company with interests in the grain, ethanol and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair and turf products production, since 2016. He also served as CEO and chairman of the board of directors from 2009 to 2015 and chief executive officer from 1999 to 2015, of The Andersons, Inc.

Key Attributes, Experience and Skills: Mr. Anderson received an M.B.A. in Finance and Accounting from the Northwestern University Kellogg Graduate School of Management and was a Certified Public Accountant. He participated in the Harvard Advanced Management Program. Mr. Anderson was an auditor for Arthur Young & Co. In 1996, he became president and chief operating officer of The Andersons, Inc., and he is currently its chairman. Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for your Board.

Age 68 FirstEnergy Director since 2007 Committees: Audit (Chair); Finance

Steven J. Demetriou

Position, Principal Occupation and Business Experience: Chairman, chief executive officer and director of Jacobs Engineering Group Inc., a provider of technical professional and construction services, since August 2015. Chairman and chief executive officer (from 2004 to 2015) of Aleris Corporation (“Aleris”), a manufacturer of aluminum rolled products. Mr. Demetriou was chairman and chief executive officer of Aleris when it filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in 2009 and when it successfully emerged from those proceedings in June 2010. He served as a director of the OM Group (from 2005 to 2015); and director of Kraton Corporation (from 2009 to 2017).

Key Attributes, Experience and Skills: Mr. Demetriou received his Bachelor of Science degree in chemical engineering from Tufts University. He has extensive experience in leadership and senior management roles, including the role of chief executive officer. In addition, he brings experience in a variety of industries, including engineering, construction and oil and gas. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. This experience qualifies him to serve as a member of your Board.

Age 61 FirstEnergy Director since 2017 Committees: Finance; Operations, Safety and Nuclear Oversight

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Julia L. Johnson

Position, Principal Occupation and Business Experience: President of NetCommunications, LLC, a national regulatory and public affairs firm focusing primarily on energy, telecommunications and broadcast regulation, since 2000. She serves as a director of the following three other public companies: American Water Works Company, Inc., MasTec, Inc., and NorthWestern Corporation.

Key Attributes, Experience and Skills: Ms. Johnson received her law degree from the University of Florida College of Law after graduating from the University of Florida with a Bachelor of Science in business administration. She is a former chairman and commissioner of the Florida Public Service Commission, which provides her with valuable insight into the electric utility industry. In her current position as president of NetCommunications, LLC, she develops strategies for achieving objectives through advocacy directed at critical decision makers. She previously served as senior vice president of Communications and Marketing at Milcom Technologies and also has additional public company board experience. Ms. Johnson’s extensive regulatory background, legal experience and additional board experience qualify her to serve as a member of your Board.

Age 57 FirstEnergy Director since 2011 Committees: Corporate Governance and Corporate Responsibility (Chair); Finance

Charles E. Jones

Position, Principal Occupation and Business Experience: President, CEO and director of the Company since 2015. He was Executive Vice President and President, FirstEnergy Utilities throughout 2014, Senior Vice President and President, FirstEnergy Utilities from 2010 to 2011, and also served as President of the Company’s utility subsidiaries from 2010 through 2014. He also serves as a director of many other subsidiaries of the Company, and served as a director and executive officer of FirstEnergy Solutions Corp. (“FES”) and certain of its subsidiaries from 2015 to 2016. From 2015 to 2017, Mr. Jones was chief executive officer of FirstEnergy Nuclear Operating Company (“FENOC”). FES, its subsidiaries and FENOC filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in March 2018.

Key Attributes, Experience and Skills: Mr. Jones received an undergraduate degree in electrical engineering from The University of Akron. He also attended the United States Naval Academy and was a member of the Institute of Electrical and Electronics Engineers. He completed the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology and the Public Utility Executive Program at the University of Michigan. He has had an extensive career, at Ohio Edison Company and later FirstEnergy Corp., and has held various executive leadership positions, most recently Executive Vice President and President of FirstEnergy Utilities, and currently President and CEO of the Company. With this vast experience, Mr. Jones brings to your Board an extraordinary understanding of the inner workings of the public utilities industry and FirstEnergy.

Age 64 FirstEnergy Director since 2015

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Donald T. Misheff

Position, Principal Occupation and Business Experience: Non-executive Chairman of the Board since May 2018. Retired in 2011 as managing partner (position held since 2003) of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. He serves as a director of the following two other public companies: TimkenSteel Corp. and Trinseo S.A. He served as a director of Aleris Corporation, whose common stock is privately held (from 2015 to 2018).

Key Attributes, Experience and Skills: Mr. Misheff graduated from The University of Akron with a major in accounting and is a Certified Public Accountant. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP from 2003 until his retirement in 2011, he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has extensive experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. Mr. Misheff’s vast financial and corporate governance experience, together with his extensive experience with a wide range of public companies provides an excellent background for his current position as our non-executive Chairman of the Board.

Age 63 FirstEnergy Director since 2012 Committees: Audit, Corporate Governance and Corporate Responsibility

Thomas N. Mitchell

Position, Principal Occupation and Business Experience: Chairman of the World Association of Nuclear Operators, an independent, nonprofit organization established to promote the highest standards of nuclear safety, since 2019. Retired in 2015 as the president, chief executive officer and director (positions held since 2009) of Ontario Power Generation Inc. (“OPG”), an Ontario-based electricity generation company. He is also a former director and member of the leadership and compensation committee of the Electric Power Research Institute, an independent, nonprofit organization for public interest energy and environmental research.

Key Attributes, Experience and Skills: Mr. Mitchell received his undergraduate degree in Engineering (Nuclear and Thermal Sciences) from Cornell University, his Master of Science degree in Mechanical Engineering from George Washington University and his LLD (Hon) from University of Ontario Institute of Technology, which is an honorary degree. He has extensive experience as a senior utility executive in the operation, modification and construction of nuclear, hydroelectric and thermal power stations. Prior to his most recent executive position at OPG, he held progressively more responsible leadership roles before being named the site vice president at the Peach Bottom Atomic Power Station and Pickering Nuclear Generating Station, where he was responsible for the safe and reliable operations of the stations. He also served as a vice president for the Institute of Nuclear Power Operations and as a Lieutenant (Naval Reactors) in the US Navy. Mr. Mitchell’s engineering, environmental, regulatory, safety and industry experience, along with his broad leadership and business skills, are essential to your Board.

Age 64 FirstEnergy Director since 2016 Committees: Operations, Safety and Nuclear Oversight (Chair), Corporate Governance and Corporate Responsibility

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James F. O’Neil III

Position, Principal Occupation and Business Experience: Chief executive officer and vice chairman of CUI Global Inc., a company focused on acquisition and development of innovative companies to create a diversified energy services platform. Principal owner of Forefront Solutions, LLC, which provides consulting services primarily to the energy infrastructure industry, since October 2017. Former president, chief executive officer and director of Quanta Services, Inc., a provider of specialty contracting services to the electric power and oil and gas industries (from 2011 to 2016). He also serves as a director of the following public company: Hennessy Capital Acquisition Corp IV (“Hennessy Capital”). He served as a director of NRC Group Holdings (from 2017 to 2019) and Spark Power Group Inc. (from 2018 to 2019).

Key Attributes, Experience and Skills: Mr. O’Neil received his Bachelor of Science degree in civil engineering from Tulane University. He has extensive leadership and senior management experience, including the role of chief executive officer, chief operating officer and senior vice president of operations integration and audit. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. O’Neil’s audit, general corporate decision-making and engineering experience makes him a valuable member to your Board.

Other Information: In assessing whether directors and director nominees have sufficient time to devote to board duties and responsibilities, the Corporate Governance and Corporate Responsibility Committee and the Board of Directors consider, among other things, whether such directors may be “overboarded,” which refers to the situation where a director sits on an excessive number of boards. Your Board believes that each of our directors, including director nominees, has demonstrated the ability to devote sufficient time and attention to Board and Committee duties, and otherwise fulfill the responsibilities required of directors. However, we understand that certain stakeholders may deem Mr. O’Neil “overboarded” due to his recent appointment as chief executive officer of CUI Global Inc. (effective as of October 1, 2019), in addition to serving as a director of the Company and as a director of Hennessy Capital.

Hennessy Capital is a special purpose acquisition company where Mr. O’Neil serves as a director, but does not serve on either of its two board committees. In its quarterly report on Form 10-Q, filed with the SEC on November 8, 2019 (the “Hennessy 10-Q”), Hennessy Capital disclosed that it was incorporated on August 6, 2018, “for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”)”. The Hennessy 10-Q also disclosed that if Hennessy Capital has not completed its Business Combination by September 5, 2020, it will, among other matters, “cease all operations except for the purposes of winding up.” As a result, the Board intends to evaluate Mr. O’Neil’s roles and responsibilities with respect to your Board as soon as practicable after this September 5, 2020 deadline, or sooner if applicable.

Mr. O’Neil manages the demands on his time effectively in many ways:

●     his complementary experience and specialized knowledge of the electric utility industry (both the Company and CUI Global Inc. operate in the electric utility industry) creates efficiencies which have enhanced his performance in serving your Company and the Board effectively;

●    he is a seasoned director where his prior experience as chief executive officer at Quanta Services, Inc, one of the largest providers of specialty contracting services to electric utilities, and as chief executive officer at CUI Global Inc., creates additional efficiencies for Mr. O‘Neil in fulfilling his roles at your Company;

●    Mr. O’Neil’s contributions to discussions and decision making as a member of the Board, as well as on the Compensation Committee and Operations, Safety and Nuclear Oversight Committee, are valuable based on his chief executive experience; and

●    differences in the number and duration of board meetings at the three companies facilitates his attendance and performance as further discussed below.

Further, Mr. O’Neil is a highly engaged member of your Board and actively participates in Board and committee matters. Since becoming a director of your Company in 2017, Mr. O’Neil has attended 100% of regularly scheduled Board and respective committee meetings, including all meetings held in 2019. Mr. O’Neil is always well prepared for Board and committee meetings and is widely respected by fellow Board members for making informed and meaningful contributions to the decision-making process at these meetings.

Age 61 FirstEnergy Director since 2017 Committees: Compensation (Chair); Operations, Safety and Nuclear Oversight

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Christopher D. Pappas

Position, Principal Occupation and Business Experience: Retired in May 2019 from Trinseo S.A., a producer of plastics, latex and rubber, after serving as president and chief executive officer (from 2010 to 2019) and special adviser (2019). He serves as a director of two public companies: Trinseo S.A. and Univar Inc. (lead independent director), a chemical distributor and provider.

Key Attributes, Experience and Skills: Mr. Pappas received an M.B.A. from the Wharton School, University of Pennsylvania and an undergraduate degree in Civil Engineering from the Georgia Institute of Technology. He served in various leadership capacities at NOVA Chemicals Corporation, Dow Chemical, and DuPont Dow Elastomers. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’ general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of the Company.

Age 64 FirstEnergy Director since 2011 Committees: Compensation; Finance (Chair)

Sandra Pianalto

Position, Principal Occupation and Business Experience: Ms. Pianalto retired in May 2014 as president and chief executive officer of the Federal Reserve Bank of Cleveland, a position she held since 2003. Prior to retiring, Ms. Pianalto also chaired the Federal Reserve’s Financial Services Policy Committee, which is a committee of senior Federal Reserve Bank officials responsible for overall direction of financial services and related support functions for the Federal Reserve Banks and for leadership in the evolving U.S. payment system. Ms. Pianalto is an executive in residence at the University of Akron. She also serves as a director of the following three other public companies: Eaton Corporation plc, Prudential Financial, Inc. and The J.M. Smucker Company.

Key Attributes, Experience and Skills: Ms. Pianalto received a master’s degree in economics from The George Washington University and a bachelor’s degree in economics from the University of Akron. She is also a graduate of the Advanced Management Program at Duke University’s Fuqua School of Business. Ms. Pianalto has extensive experience in monetary policy and financial services, and brings wide-ranging leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland and experience serving as a director of other public companies. Ms. Pianalto joined the Federal Reserve Bank of Cleveland in 1983 as an economist in the research department and held progressively more responsible leadership roles before being named president and chief executive officer. As president and chief executive officer of the Federal Reserve Bank of Cleveland, she developed expertise in economic research, supervision of financial institutions, and payment services to banks and the U.S. Treasury. In this role, Ms. Pianalto also managed approximately 950 employees. Ms. Pianalto’s comprehensive experience qualifies her to provide substantial guidance and oversight to your Board, particularly in overseeing the Company’s finances.

Age 65 FirstEnergy Director since 2018 Committees: Audit; Compensation

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Luis A. Reyes

Position, Principal Occupation and Business Experience: Retired in 2011 as a Regional Administrator (position held since 2008) of the U.S. Nuclear Regulatory Commission (the “NRC”), a federal regulatory agency.

Key Attributes, Experience and Skills: Reyes received his undergraduate degree in Electrical Engineering and his Master of Science degree in Nuclear Engineering from the University of Puerto Rico. He has extensive experience in the nuclear field and has held senior leadership positions with the NRC, an independent government agency that regulates commercial nuclear power plants and other uses of nuclear materials such as in nuclear medicine. He joined the NRC in 1978 where he held progressively more responsible leadership roles before being named executive director of operations in 2004, where he managed the agency’s day-to-day operations relating to the safe use of radioactive materials for beneficial civilian purposes while protecting people and the environment. He also served as regional administrator for NRC Region II, overseeing all new commercial nuclear power plant construction in the United States as well as safety and operating plant inspections in the southeast United States. Reyes retired from the NRC in 2011 with 33 years of service. Reyes’ engineering, safety, environmental, regulatory and industry experience is essential to the FirstEnergy Board.

Age 68 FirstEnergy Director since 2013 Committees: Corporate Governance and Corporate Responsibility; Operations, Safety and Nuclear Oversight

Leslie M. Turner

Position, Principal Occupation and Business Experience: Retired in March 2018 as senior vice president, general counsel and corporate secretary (positions held since 2012) of The Hershey Company, a global confectionery company.

Key Attributes, Experience and Skills: Ms. Turner received her law degree from the Georgetown University Law Center after graduating from the New York University with a Bachelor of Science degree. She also received a Master of Laws in Law and Government from the American University, Washington College of Law. Ms. Turner has extensive and wide-ranging leadership, legal, governance and corporate strategy skills through her former roles with The Hershey Company and The Coca-Cola Company. Ms. Turner served as senior vice president, general counsel, and corporate secretary of The Hershey Company from 2012 until her retirement in March 2018. In this role, Ms. Turner was the leader of Hershey’s legal, government relations, corporate secretary, and corporate security functions. She also advised Hershey on M&A opportunities and other stakeholder considerations facing publicly traded companies. Prior to joining Hershey, Ms. Turner’s career included progressively more responsible leadership roles at Coca-Cola North America, Akin Gump Hauer & Feld, LLP and the senior executive service level of the federal government. Ms. Turner’s legal experience and additional regulatory experience qualify her to serve as a member of your Board.

Age 62 FirstEnergy Director since 2018 Committees: Audit; Compensation

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Items to Be Voted On

Item 1	Election of Directors ✓ Your Board recommends that you vote FOR All Nominees.

You are being asked to vote for the following 11 nominees to serve on your Board for a term expiring at the annual meeting of shareholders in 2021 and until their successors shall have been elected: Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes and Leslie M. Turner.

The “Biographical Information and Qualifications of Nominees for Election as Directors” section of this proxy statement provides information for all nominees for election at the Meeting. The “Director Qualifications” section of this proxy statement provides information relating to your Board’s and Corporate Governance and Corporate Responsibility Committee’s review of nominees. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by your Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

Pursuant to the Company’s Amended and Restated Code of Regulations, at any election of directors, a nominee shall be elected to your Board only if the vote “For” the candidate exceed the votes “Against” the nominee; abstentions and broker non-votes will have no effect. Our Corporate Governance Policies also provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by your Board), any nominee for director who receives a greater number of votes “Against” his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance and Corporate Responsibility Committee following certification of the shareholder vote. The Corporate Governance and Corporate Responsibility Committee will promptly consider the tendered resignation and will recommend to your Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance and Corporate Responsibility Committee will consider factors deemed relevant by the committee members, including the director’s length of service, the director’s particular qualifications and contributions to the Company, the reasons underlying the majority withheld vote, if known, and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Policies. In considering the Corporate Governance and Corporate Responsibility Committee’s recommendation, your Board will consider the factors considered by the Corporate Governance and Corporate Responsibility Committee and any such additional information and factors your Board believes to be relevant. Your Board will act on the Corporate Governance and Corporate Responsibility Committee’s recommendation no later than at its next regularly scheduled Board meeting.

Your Board Recommends That You Vote “For” All Nominees in Item 1. ✓

24  |  FirstEnergy Corp. 2020 Proxy Statement

Item 2	Ratification of the Appointment of the Independent Registered Public Accounting Firm For 2020 ✓ Your Board recommends that you vote FOR Item 2.

You are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the books and accounts of the Company for the fiscal year ending December 31, 2020. While our Amended and Restated Code of Regulations does not require shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are submitting the proposal for ratification as a matter of good corporate governance. However, if shareholders do not ratify the appointment, the Audit Committee will reconsider retaining PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions and have an opportunity to make a statement if he or she wishes to do so. We refer you to the “Matters Relating to the Independent Registered Public Accounting Firm” section of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2018 and 2019. Item 2 requires the affirmative vote of a majority of the votes cast and abstentions will have no effect. There can be no broker non-votes on Item 2 as it is considered a “routine” matter under applicable NYSE rules.

Your Board Recommends That You Vote “For” Item 2. ✓

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Item 3	Approve, on an Advisory Basis, Named Executive Officer Compensation ✓ Your Board recommends that you vote FOR Item 3.

The following proposal provides shareholders the opportunity to cast an advisory, non-binding vote to approve the compensation of the NEOs (a “Say-on-Pay” vote) as further described in the CD&A and the related compensation tables and narrative disclosure. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934. Currently, the advisory vote is held annually. The next advisory vote on NEO compensation is scheduled to occur at the Company’s 2021 Annual Meeting of Shareholders. Your Board strongly supports the Company’s executive pay practices and asks shareholders to support its executive compensation program by adopting the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the FirstEnergy Corp. Named Executive Officers, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the other related narrative executive compensation disclosure contained in the proxy statement.”

The primary objectives of the Company’s executive compensation program are to attract, motivate, retain, and reward the talented executives, including the NEOs, who we believe can provide the performance and leadership to achieve success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy. After robust benchmarking and shareholder outreach, the Compensation Committee and your Board approved a number of key changes effective in 2018, and maintained the executive compensation program for 2019, to better align executive pay with shareholder interests.

In deciding how to vote on this proposal, we encourage you to read the CD&A for a more detailed discussion of our executive compensation programs and practices applicable to the NEOs, beginning on page 43.

Your Board strongly believes that our compensation philosophy, in conjunction with continued shareholder outreach, is in the best interests of shareholders. We will continue to annually review and evaluate all compensation plans and programs with the goal of aligning such plans and programs with market practice and the best interests of our shareholders. Item 3 is an advisory proposal that requires the affirmative vote of a majority of the votes cast; abstentions and broker non-votes will have no effect.

Although this advisory vote is non-binding, your Board and the Compensation Committee value the views of our shareholders and expect to consider the voting results when considering future executive compensation practices for the NEOs.

Your Board Recommends That You Vote “For” Item 3. ✓

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Item 4	Approve the FirstEnergy Corp. 2020 Incentive Compensation Plan ✓ Your Board recommends that you vote FOR Item 4.

Subject to shareholder approval, your Board has adopted the FirstEnergy Corp. 2020 Incentive Compensation Plan (later referred to as the Plan). The purpose of the Plan is to promote the success of your Company and its subsidiaries by providing incentives to certain employees and directors that are expected to help link their personal interests to the long-term financial success of your Company and its subsidiaries and to help increase shareholder value. By adopting the Plan, your Board believes your Company will continue to be able to attract, motivate and retain the employees and directors whose judgment, interest, efforts, and special skills will help enable your Company to succeed. The Plan provides for equity, equity-based and cash-based awards the Company intends to grant under its Short-Term Incentive Program or Long-Term Incentive Program. The Plan will be effective when it receives approval by the shareholders of your Company and will terminate on the 10th anniversary of the effective date (unless terminated earlier pursuant to its terms).

Purpose of the Proposal

You are being asked to approve the proposed Plan, including the authority to issue shares (as described below) for awards under the Plan. Based on the number of shares available under the current FirstEnergy Corp. 2015 Incentive Compensation Plan, including as amended, (referred to as the Predecessor Plan), and the Company’s historical grant practices, approval of the Plan is necessary in order to have sufficient shares available in the future for your Company’s customary annual incentive awards and other awards to attract, retain and motivate certain employees in specific situations. The affirmative vote of a majority of the votes cast is required to approve the Plan. Under NYSE requirements for the approval of equity plans, abstentions will be counted and have the same effect as “against” votes, and broker non-votes will have no effect. A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan that is attached as Appendix A to this proxy.

Why We Believe You Should Vote for this Item

The Plan authorizes the Committee to provide stock options, stock appreciation rights (referred to below as SARs), restricted stock, restricted stock units (referred to below as RSUs), performance shares, other stock-based awards, cash-based awards and dividends and dividend equivalents for the purposes described above. Some of the key features of the Plan that reflect your Company’s commitment to effective management of equity and incentive compensation are set forth below.

Your Company believes its future success depends in part on its ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Plan is critical to achieving this success. Your Company would be at a severe competitive disadvantage if it could not use share-based awards to recruit and compensate its employees and directors. The use of common stock as part of your Company’s compensation program is also important because equity-based awards are an essential component of its compensation program for certain employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

As of March 9, 2020, 2,784,972 shares of common stock remained available for issuance under the Predecessor Plan. If the Plan is not approved, your Company may be compelled to increase significantly the cash component of its employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of your Company’s shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that might be better utilized.

The following includes aggregated information regarding your Company’s view of the overhang and dilution associated with the Predecessor Plan and the potential dilution associated with the Plan. This information is as of March 9, 2020. As of that date, there were approximately 541,730,312 shares of common stock outstanding:

•	Outstanding full-value awards (restricted stock, RSUs and performance shares, based on maximum performance): 4,073,306 shares (approximately 0.75% of the outstanding common stock);

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•

Outstanding stock options: 80,257 shares (approximately 0.01% of the outstanding common stock) (outstanding stock options have a weighted average exercise price of $37.75 and a weighted average remaining term of less than 1 year);

•	In summary, total common stock subject to outstanding awards, as described above (full-value awards and stock options): 4,153,563 shares (approximately 0.77% of the outstanding common stock);

•

Total common stock available for future awards under the Predecessor Plan: 2,784,972 shares (approximately 0.51% of the outstanding common stock) (however, as noted above, no further grants will be made under the Predecessor Plan upon the effective date of the Plan so your Company views these shares, which exclude anticipated dividend equivalents that are paid under the Predecessor Plan, as “rolling into” the new Plan based on the design of the new Plan);

•

In summary, the total number of shares of common stock subject to outstanding awards (4,153,563 shares, including the anticipated dividend equivalents under the Predecessor Plan of 250,000 shares), plus the total number of shares of common stock available for future awards under the Predecessor Plan (2,784,972 shares), represents a current overhang percentage of 1.28% (in other words, the potential dilution of your Company’s shareholders represented by the Predecessor Plan);

•

Proposed common stock available for awards under the Plan: 10,000,000 shares, assuming none of the 2,784,972 shares remaining available under the Predecessor Plan are granted prior to effectiveness of the Plan (approximately 2.36% of the outstanding common stock – this percentage reflects the simple dilution of your Company’s shareholders that would occur if the Plan is approved); and

•

The total common stock subject to outstanding awards as of March 9, 2020 (4,153,563 shares, including the anticipated dividend equivalents under the Predecessor Plan of 250,000 shares), plus the proposed common stock available for future awards under the Plan (12,784,972 shares), represent a total overhang of 16,938,535 shares (3.13%) under the Plan.

Based on the closing price on the NYSE for your Company’s common stock on March 9, 2020 of $42.93 per share, the aggregate market value as of March 9, 2020 of the 10,000,000 new shares of common stock requested under the Plan was $429,300,000.

In fiscal years 2017, 2018, and 2019, your Company granted awards under the Predecessor Plan covering approximately 862,187 shares, 887,063 shares, and 650,249 shares, respectively. Based on your Company’s basic weighted average common stock outstanding for those three fiscal years of 444,058,676, 491,828,691, and 535,069,588, respectively, for the three-fiscal-year period 2017-2019, the average burn rate, not taking into account forfeitures, was 0.17% (the individual years’ burn rates were 0.19% for fiscal 2017, 0.18% for fiscal 2018, and 0.12% for fiscal 2019).

In determining the number of shares to request for approval under the Plan, your Company’s management team worked with the Committee to evaluate a number of factors, including your Company’s recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating this proposal for the Plan.

If the Plan is approved, your Company intends to utilize the shares authorized under the Plan to continue its practice of incentivizing key individuals through equity grants. Your Company currently anticipates that the shares requested in connection with the approval of the Plan will last for about 5 years, based on your Company’s historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or the share price changes materially. As noted below, the Committee generally retains full discretion under the Plan to determine the number and amount of awards to be granted under the Plan, subject to the terms of the Plan, and future benefits that may be received by participants under the Plan may not be determinable at this time.

Your Company believes that it has demonstrated a commitment to sound equity compensation practices in recent years. Your Company recognizes that equity compensation awards dilute shareholders’ equity, so it has carefully managed its equity incentive compensation. Your Company’s equity compensation practices are intended to be competitive and consistent with market practices, and it believes its historical share usage has been responsible and mindful of shareholder interests, as described above.

In evaluating this proposal, you should consider all of the information in this proposal.

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Material Features of the Plan

Plan Administration.    Generally, the Plan will be administered by the Compensation Committee of your Board (later referred to in this Item 4 as the Committee). However, the Plan is administered by the full Board or the Committee with respect to awards granted to non-employee directors. With respect to awards granted to employees, the Committee has the discretionary power to, among other things, determine the nature and terms of awards and interpret the terms of the Plan, any award agreement and any other agreement or document related to the Plan. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the Plan, and no authorization in any Plan section or other provision of the Plan is intended or may be deemed to constitute a limitation on the authority of the Committee. With respect to awards granted to non-employee directors, your Board has the discretionary power to, among other things, interpret the terms of the Plan, any award agreement and any other agreement or document related to the Plan. The Committee also may adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as it deems necessary or proper. The Committee may under certain conditions delegate to an officer of your Company the authority to grant a certain number of awards to employees or directors who are not deemed to be insiders for purposes of Section 16 of the Exchange Act. Actions taken and interpretations and determinations made by the Committee will be final and binding upon participants, your Company and all other individuals.

Eligibility.    All employees of your Company and its subsidiaries, plus all non-employee directors of your Company, are eligible to participate in the Plan. The Plan authorizes the Committee to designate any employee of your Company and its subsidiaries as a participant in the Plan. Your Board may designate any non-employee director of your Company as a participant in the Plan. As of March 9, 2020, there were zero employees of your Company, approximately 12,316 employees of your Company’s subsidiaries and 10 non-employee directors of your Company eligible to participate in the Plan. The basis for participation in the Plan by eligible persons is the selection of such persons by the Committee or your Board (or their proper delegate) in its discretion. Our current expectation is that, in general, all regular employees (approximately 12,316 as of the date of this proxy statement) of your Company and its subsidiaries may receive cash-based awards granted under the Plan under your Company’s short-term incentive programs and all executives of the organization (approximately 414 as of the date of this proxy statement) may receive equity or equity-based awards granted under the Plan under your Company’s long-term incentive program.

Shares Available Under the Plan.    Subject to adjustment as described in the Plan and the share counting rules set forth in the Plan, the maximum number of shares of your Company’s common stock, par value $0.10 per share, available for awards granted under the Plan (including dividends or dividend equivalents paid in shares) is:

•	10,000,000 shares, plus

•	the total number of shares remaining available for grant under the Predecessor Plan as of the effective date of the Plan, plus

•

the total number of shares that are subject to awards currently outstanding under the FirstEnergy Corp. 2015 Incentive Compensation Plan, including as amended, that are not used due to the forfeiture, cancellation or expiration of such awards.

Assuming target level payouts, as of March 9, 2020, there are approximately 4,599,092 shares remaining available under the Predecessor Plan and approximately 2,339,443 shares underlying outstanding awards granted under the Predecessor Plan (or the prior plan); assuming maximum level payouts, these amounts would be 2,784,972 shares and 4,153,563 shares, respectively. Actual results will not be determined until the end of each applicable performance period and may be adjusted upward or downward subject to the achievement of performance targets. In connection with the approval of the Plan, no further awards will be granted under the Predecessor Plan. Awards previously issued under the Predecessor Plan will continue to be governed in accordance with the terms of such plan. As of March 9, 2020, the closing price of a common share of your Company was $42.93. Shares available for issuance under the Plan may be authorized and unissued shares, treasury shares or shares obtained on the open market.

If an award granted under the Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the aggregate share limit. If, after the effective date, any shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled

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for cash, or is unearned, the shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the Plan. The maximum number of shares that may be issued under an award will be counted against the aggregate share limit at the time of grant and reserved for issuance, unless the award agreement provides that the award will be paid in cash. Any award that is to be paid in cash pursuant to the applicable award agreement, whether or not the award is denominated in shares, will not result in any shares being counted against the aggregate share limit and reserved for issuance. Any shares underlying dividend equivalents that are payable in shares shall be counted against the aggregate share limit when issued or credited, but shares underlying dividend equivalents that are forfeited or cancelled, expire, are paid in cash or are unearned, shall be available again under the Plan. Any dividends or dividend equivalents that are payable in cash under the applicable award agreement, whether or not such dividends or dividend equivalents are denominated in shares, shall not result in any shares being counted against the aggregate share limit.

Adjustments.    In the event of any corporate event or transaction (including a change in the shares of your Company or the capitalization of your Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up or split off, spinoff or spinout, other distribution of stock or property of your Company, combination of shares, exchange of shares, dividend in-kind or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of your Company, issuance of rights or warrants, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of the participants’ rights under the Plan, will substitute or adjust, as applicable, the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, other award terms, and other value determinations applicable to outstanding awards. Further, the Committee, in its sole discretion, may make appropriate adjustments in the terms of any awards under the Plan to reflect, or related to, the changes or distributions described above and to modify any other terms of outstanding awards, including modifications of performance goals and changes in the length of performance periods.

Subject to certain conditions as described in the Plan, the Committee may make adjustments in the terms and conditions of, and the criteria included in, awards, including in recognition of unusual or nonrecurring events affecting one or more participants, your Company or the financial statements of your Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Allowances for Conversion Awards and Assumed Plans. Shares issued or transferred under awards granted under the Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with your Company or any of its subsidiaries will not count against (or be added to) the aggregate share limit or other Plan limits. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with certain corporate transactions from another entity may be available for certain awards under the Plan, under circumstances further described in the Plan, but will not count against (or be added to) the aggregate share limit or other Plan limits.

No Liberal Share Counting Provisions.    The Plan prohibits “liberal share counting” by requiring that no shares tendered or otherwise used in payment of a stock option’s exercise price may be added back into the aggregate share limit. The Plan also provides that no shares withheld or otherwise used in satisfaction of tax withholding obligations may be added back into the aggregate share limit. The full number of shares covered by a SAR, to the extent that it is settled in shares, and whether or not all shares are actually issued to a participant upon exercise of the SAR, will be considered used and therefore may not be added back to the aggregate share limit. If your Company repurchases shares with stock option exercise proceeds, those shares will not be added to the aggregate plan limit. Lastly, if a participant has elected to give up the right to receive compensation in exchange for shares based on fair market value, such shares will not count against the aggregate plan limit.

Non-Employee Director Compensation Limit.    No non-employee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

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Prohibition on Repricing of Options or SARs.    Subject to the adjustment provisions described above in the subsection titled “Adjustments”, in no event will the Committee or your Board, without first obtaining the approval of your Company’s shareholders, have the right to:

•

cancel outstanding stock options or SARs for the purpose of replacing or regranting such stock options or SARs with an exercise price that is less than the original exercise price of the stock option or SAR;

•	change the exercise price of a stock option or SAR to an exercise price that is less than the original exercise price; or

•	cancel an outstanding stock option or SAR with an exercise price that is more than the fair market value of a share on the date of cancellation in exchange for cash or another award.

Performance Measures.    Awards under the Plan may be conditioned upon the attainment of performance measures. Performance measures are the measurable performance objective or objectives established pursuant to the Plan for participants who have received performance-based awards. Any performance measure(s) may be used to measure the performance of your Company or any subsidiary as a whole or any business unit or segment of your Company or a subsidiary. Any performance measures may also be used as a comparison of the performance of your Company, a subsidiary or a division to the performance of a group of comparator companies, or a published or special index. The Committee may select a share price performance measure as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures. In establishing performance measures, the Committee may provide that any financial factor that in whole or in part comprises any performance measure will be determined in accordance with U.S. generally accepted accounting principles (later referred to as GAAP) or that any such financial factor may be non-GAAP (i.e., that such financial factor may be adjusted to exclude from its calculation one or more GAAP or non-GAAP items). If the Committee determines that a change in the business, operations, corporate structure or capital structure of your Company, or the manner in which it conducts its business, or other events or circumstances render the performance measures unsuitable, the Committee may in its discretion modify such performance measures or the goals or actual levels of achievement regarding the performance measures, in whole or in part, as the Committee deems appropriate and equitable.

Performance goals and performance measures under the Plan may be selected by the Committee in its sole discretion. A non-exhaustive list of performance measures that could be used for performance-based awards under the Plan includes the following: net earnings or net income (before or after taxes); income; retained earnings; earnings per share; net sales or revenue growth; net operating profit or income; operating earnings; return measures (including return on assets, capital, invested capital, equity, sales or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); earnings before taxes, interest, depreciation and/or amortization (later referred to as EBITDA); adjusted EBITDA; gross or operating margins; productivity ratios; share price (including growth measures and total shareholder return); costs or cost control; margins; operating efficiency; operating and maintenance cost management; demand-side management (including conservation and load management); market share; service reliability; energy production availability performance; results of customer satisfaction or employee satisfaction surveys; aggregate product price and other product price measures; working capital; economic value added (later referred to as EVA®), which is net operating profit after tax minus the sum of capital multiplied by the cost of capital; management development; succession planning; shaping legislative and regulatory initiatives and outcomes; taxes; safety record; depreciation and amortization; total shareholder return; workforce hiring plan measures; air quality control project management; environmental; risk management; technology upgrade measures; financial contribution to earnings from special projects or initiatives; capital expenditures; generation output; power supply sourcing adequacy; results of asset acquisitions; results of asset divestitures; capitalization; credit metrics; credit ratings; compound growth rates (earnings, revenue, income from continuing operations, cash generation, etc.); generation outage duration; transmission outage duration; distribution outage duration; value creation; effective tax rate; financing flexibility; financing capability; and value returned to shareholders.

Types of Awards.    The Plan permits awards in the form of stock options, SARs, restricted stock, RSUs, performance shares, other stock-based awards, cash-based awards and dividends and dividend equivalents. Each award is evidenced by an agreement by which the Committee establishes its specific terms and conditions. An agreement, certificate, resolution or other type or form of writing or other evidence

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approved by the Committee or your Board (as applicable) that sets forth the terms and conditions of an award granted under the Plan will be considered the award agreement for such award. An award agreement may be in an electronic medium, may be limited to notation on the books and records of your Company and, unless otherwise determined by the Committee your Board (as applicable), need not be signed by a representative of the Company or a participant. In addition, non-employee Directors are eligible to receive any type of award, which may or may not be subject to vesting requirements.

Stock Options.    Awards under the Plan may take the form of stock options that may be tax-favored incentive stock options or non-qualified stock options. If an award under the Plan is made in the form of stock options, in general, the exercise price of the option may not be less than the fair market value of the underlying shares on the date of grant (except with respect to stock options issued in substitution for, in conversion of, or in connection with certain corporate transactions as described above). The term of any stock option cannot exceed ten years. The Committee is entitled to set all terms in connection with a participant’s right to exercise an award and may impose such conditions as it determines. No participant may be awarded incentive stock options that are first exercisable during any calendar year which involve shares having a fair market value, determined at the time of grant, in excess of $100,000 (the stock options in excess of this amount will be treated as non-qualified stock options). The maximum number of shares that may be issued with respect to incentive stock options is 10 million shares. Options can be settled in shares or in cash, as determined by the Committee and provided in the applicable award agreement. Stock options (in whole or in part) may become exercisable upon certain events, including a participant’s death, disability, or termination of employment under certain circumstances, as determined by the Committee.

Stock Appreciation Rights.    Awards under the Plan may take the form of a SAR, with terms as determined by the Committee. Each SAR allows the holder to realize the value of the difference between the exercise price set by the Committee and the market value of a share when the SAR is exercised. Except with respect to SARs issued in substitution for, in conversion of, or in connection with certain corporate transactions as described above, the exercise price set by the Committee may not be less than the fair market value of the underlying shares as of the date of grant. The term of a SAR cannot exceed ten years. If the value of the stock has not increased during its term, the SAR will have no value. SARs may be settled in cash, shares, or a combination of cash and shares, as determined by the Committee and provided in the applicable award agreement. SARs (in whole or in part) may become exercisable upon certain events, including a participant’s death, disability, or termination of employment under certain circumstances, as determined by the Committee.

Restricted Stock.    Awards under the Plan may take the form of shares of restricted stock, with terms as determined by the Committee. Restricted stock involves the issuance to participants of shares subject to restrictions on transferability and any other conditions or restrictions the Committee may impose. The restrictions lapse if either the holder remains employed by your Company or its subsidiaries for a period of time established by the Committee under the applicable award agreement or satisfies other conditions or restrictions, including performance-based restrictions, during the period of time established by the Committee. Participants holding shares of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those shares prior to the lapse of the restrictions on the shares. Restricted stock (in whole or in part) may become nonforfeitable or vest upon certain events, including a participant’s death, disability, or termination of employment under certain circumstances, as determined by the Committee.

Restricted Stock Units.    Awards under the Plan may take the form of RSUs, with terms as determined by the Committee. An RSU is the right of the participant to receive one share of common stock, or its cash equivalent (or a combination of cash and shares), upon the satisfaction of restrictions or requirements set forth in the applicable award agreement. Requirements may consist of remaining in the employ of your Company or a subsidiary for a certain period of time or the achievement of performance goals. The participant will have no rights of ownership in the shares subject to the RSUs and shall have no right to vote such shares until the shares, if any, are issued to the participant upon satisfaction of the award’s underlying requirements. RSUs (in whole or in part) may become nonforfeitable or vest upon certain events, including a participant’s death, disability, or termination of employment under certain circumstances, as determined by the Committee.

Performance Shares.    Awards under the Plan may take the form of performance shares, with terms as determined by the Committee. The period of time during which performance goals are measured will be of such duration as the Committee shall determine. Performance shares are denominated in shares of common stock and may be settled in cash, shares, or a combination of cash and shares, as determined by

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the Committee. Performance shares (in whole or in part) may vest upon certain events, including a participant’s death, disability, or termination of employment under certain circumstances, as determined by the Committee.

Other Stock-Based Awards and Cash-Based Awards.    Other stock-based awards are awards of stock-based compensation (including unrestricted shares) that do not fit within the scope of the other specifically enumerated types of awards but are denominated in shares or based on the price of your Company’s common stock. Terms of these awards will be determined by the Committee. The Committee may make cash-based awards with a range of payment levels. Cash-based awards are denominated in dollar amounts. Other stock-based awards and cash-based awards may be based upon the achievement of performance goals. Other stock-based awards and cash-based awards may be settled in cash, shares, or a combination of cash and shares, as determined by the Committee. Cash-based awards or other stock-based awards (in whole or in part) may become nonforfeitable or vest upon certain events, including a participant’s death, disability, or termination of employment under certain circumstances, as determined by the Committee.

Awards to Non-Employee Directors.    Your Board or the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of any type of an award to non-employee directors of your Company. Each grant of an award to a non-employee director will be upon such terms and conditions as approved by your Board or the Committee and will be evidenced by an award agreement in such form as will be approved by your Board or the Committee. Each award agreement will specify in the case of a stock option and free-standing SAR, an exercise price per share, which (except with respect to stock options or SARs issued in substitution for, in conversion of, or in connection with certain corporate transactions as described above) will not be less than the fair market value per share on the date of grant. Each stock option and SAR granted under the Plan to a non-employee director will expire not more than 10 years from the date of grant. If a non-employee director subsequently becomes an employee of your Company or a subsidiary while remaining a member of your Board, any award held by such individual at the time of such commencement of employment will not be affected by such employment. Non-employee directors may be granted, or may be permitted to elect to receive, pursuant to procedures established by your Board or the Committee, all or any portion of their annual retainers, meeting fees or other fees in shares or restricted shares (or other awards) in lieu of cash.

Transferability of Awards.     Except as otherwise provided in an applicable award agreement or as determined by the Committee, no award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and in no event may an award be transferred for value.

Dividends and Dividend Equivalents.    Awards of restricted stock, RSUs, performance shares, cash-based awards and other stock-based awards may provide for the issuance of dividends, dividend equivalents and/or other distributions with respect to the shares subject to the awards. Awards of stock options or SARs may not provide for the issuance of dividends, dividend equivalents or other distributions on either a current or deferred basis. With respect to any award of restricted stock, RSUs, performance shares, cash-based awards or other stock-based awards, any dividends, dividend equivalents and/or other distributions on such awards will be deferred until and paid contingent upon the vesting of such awards (including, if applicable, the achievement of the relevant performance goals).

Change in Control of the Company – Double Trigger Vesting Provision.    The following description of the treatment of awards in the event of a change in control of your Company shall apply unless otherwise determined by the Committee regarding an award (as reflected in the applicable award agreement). Upon a change in control of your Company, if a participant retains or is granted a “replacement award” (as described in the Plan) by the successor or acquiring entity, then such replacement award will remain subject to its vesting and/or conditions of exercise after the change in control. If, however, a participant’s employment (or service) is terminated by your Company (or successor entity) for any reason other than cause (generally, as described in the Plan or in the applicable award agreement) in connection with or during the two years after the change in control, then such replacement awards will become fully vested and/or exercisable and all stock options or SARs held by the participant as of the date of the change in control or that constitute replacement awards will remain exercisable until the earlier of one year following the termination of employment or service (unless the agreement provides for a longer term of exercisability after termination of employment or service) or the original termination date of the stock option or SAR. A “replacement award” under the Plan is an award related to publicly traded stock granted by the successor or acquiring entity that is of at least equal value and with no less favorable terms and conditions as the awards held by the participant as of the date of the change in control.

33  |  FirstEnergy Corp. 2020 Proxy Statement

Upon a change in control, except to the extent a replacement award is retained by or provided to the participant to replace or continue an award, a stock option or SAR will immediately become fully vested and exercisable, and a then-outstanding award whose lapse of restrictions depends solely on service will vest in full and be free of restrictions. The treatment of any other award type will be as determined by the Committee and reflected in the applicable award agreement. However, if, upon a change in control, a participant does not retain or is not granted a replacement award by the successor or acquiring entity, the Committee may:

•

determine that any or all outstanding awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such award may receive for each share of common stock subject to such awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of your Company in respect of a share of common stock in connection with such transaction and the purchase price per share, if any, under the award multiplied by the number of shares of common stock subject to such award (or if the exercise price of an award is greater than the value of the consideration received by shareholders, cancel such award without payment); or

•	provide that the period to exercise stock options or SARs granted under the Plan shall be extended (but not beyond the expiration of such stock options or SARs).

In general terms, subject to some additional considerations described in the Plan document, and except as may be otherwise set forth in an applicable award agreement, a “change in control” consists of: (1) the acquisition of twenty-five percent (25%) or more of the outstanding common stock or voting power of your Company; (2) the incumbent members of your Board cease to hold a majority, unless a majority of such incumbent members vote to approve the new members; (3) consummation of a reorganization, sale or other disposition of all or substantially all of the assets of your Company, where your Company’s shareholders hold less than 60% of the combined voting power of the surviving company or certain other control thresholds or requirements are not met; or (4) the approval by the shareholders of your Company of a complete liquidation or dissolution of your Company. A “change of control” is defined by reference to your Company (and not its subsidiaries and affiliates).

Withholding Taxes. With respect to withholding required upon the lapse of restrictions, settlement or any other taxable event arising as a result of an award that is payable through the issuance and delivery of shares, unless the Committee determines otherwise, each participant will satisfy his or her withholding requirement by having the Company withhold a number of shares having a fair market value on the date the withholding amount is to be determined in an amount not to exceed the maximum rate for the participant in the applicable jurisdiction.

Recoupment. The Plan and awards granted under the Plan will be subject to your Company’s Executive Compensation Recoupment Policy, as in effect from time to time.

Plan Amendment and Termination; Fractional Shares.    Subject to certain limitations, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan and any award agreement in whole or in part. However, expect for certain changes permitted under the Plan, no termination, amendment, suspension or modification of the Plan or an award agreement will materially and adversely affect any award previously granted under the Plan without the written consent of the participant who received such award (except as permitted pursuant to the Plan’s adjustment provisions described above or in connection with amendments deemed advisable to conform the Plan or any award agreement to applicable laws, regulations and requirements or stock exchange rules). No fractional shares will be issued or delivered under the Plan, and the Committee will decide whether cash, awards or other property will be issued or paid in lieu of fractional shares (or whether fractional shares will be forfeited or otherwise eliminated for no consideration).

Tax Effects

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

34  |  FirstEnergy Corp. 2020 Proxy Statement

Tax Consequences to Participants.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Cash-Based Awards and Other Stock-Based Awards. No income generally will be recognized upon the grant of performance shares, cash-based awards or other stock-based awards. Upon payment in respect of the earn-out of performance shares, cash-based awards and other stock-based awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common stock received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If common stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common stock received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to Your Company or its Subsidiaries. To the extent that a participant recognizes ordinary income in the circumstances described above, your Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not

35  |  FirstEnergy Corp. 2020 Proxy Statement

an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

Your Company intends to file a Registration Statement on Form S-8 relating to the issuance of common stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Plan by your Company’s shareholders.

New Plan Benefits

In general, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Plan because the grant and actual settlement of awards under the Plan will be subject to the discretion of the plan administrator. However, our 2020 compensation program for our non-employee directors contemplates that non-employee directors will be awarded stock grants on a quarterly basis (referred to later in this proxy statement as the non-employee directors’ equity retainer) with a value of approximately $37,500 per director per quarter ($150,000 annually in the aggregate), of which one installment of approximately $37,500 per director ($375,000 in the aggregate) will have been granted under the Predecessor Plan. If the Plan is approved, we intend for the remaining non-employee director stock grants for 2020 to be paid under the Plan. The following table sets forth what each of the non-employee directors are expected to receive under the Plan for the remainder of 2020 (note, the information for this table for each of the NEOs, for all of your Company’s current executive officers as a group, and for all of your Company’s employees (including all current officers who are not executive officers), as a group, respectively, is zero, due to the discretionary nature of new grants under the Plan):

New Plan Benefits

FirstEnergy Corp. 2020 Incentive Compensation Plan

Name and Position	Dollar Value($)	Number of Shares of Common Stock(2)
Non-Executive Director Group(1)	$112,500	2,621
(1)	The dollar value and number of shares of common stock are presented on a per person basis. There are currently 10 non-employee directors that comprise the Non-Executive Director Group.
(2)

Reflects the number of shares to be awarded for the remainder of 2020 based on the closing price of $42.93 on March 9, 2020. Actual stock grants for the remaining payments to be paid in 2020 will be based on average high and low prices at the time the grants are made.

Equity Compensation Plan Information

The following table contains information as of December 31, 2019, regarding compensation plans for which shares of FE common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,316,337(1)	37.75(2)	3,947,410(3)
Equity compensation plans not approved by security holders(4)	0	0	0
Total	4,316,337	37.75	3,947,410

(1)

Represents shares of common stock that could be issued upon exercise of outstanding options granted under the FirstEnergy 2007 Incentive Compensation Plan (“2007 ICP”) and Predecessor Plan. This number also includes 1,930,139 shares subject to outstanding awards of stock based RSUs granted under the Predecessor Plan if paid at target for the three

36  |  FirstEnergy Corp. 2020 Proxy Statement

outstanding cycles, as well as 1,930,139 additional shares assuming maximum performance metrics are achieved for the 2017-2019, 2018-2020 and 2019-2021 cycles of stock based RSUs, 2,883 outstanding EDCP related shares to be paid in stock and 372,919 shares related to the FirstEnergy Deferred Compensation Plan for Outside Directors that will be paid in stock. Not reflected in the table are 21,282 shares related to the Allegheny Energy, Inc. Non-Employee Director Stock Plan (“AYE Director’s Plan”) and Allegheny Energy, Inc. Amended and Restated Revised Plan for Deferral of Compensation for Directors (“AYE DCD”) that will be paid in stock per the election of the recipient.
(2)	Only FirstEnergy options were included in the calculation for determining the weighted-average exercise price.
(3)

Represents shares available for issuance, assuming maximum performance metrics are achieved (or approximately 5,877,549 available assuming performance at target) for the 2017-2019, 2018-2020, and 2019-2021 cycles of stock-based RSUs, with respect to future awards under the Predecessor Plan and future accruals of dividends on awards outstanding under Predecessor Plan. Additional shares may become available under the Predecessor Plan due to cancellations, forfeitures, cash settlements or other similar circumstances with respect to outstanding awards. In addition, nominal amounts of shares may be issued in the future under the AYE Director’s Plan and AYE DCD to cover future dividends that may accrue on amounts previously deferred and payable in stock, but new awards are no longer being granted under the AYE Director’s Plan, AYE DCD or the 2007 ICP.

(4)	All equity compensation plans have been approved by security holders.

Effectiveness and Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast. Under NYSE requirements for the approval of equity plans, abstentions will be counted and have the same effect as an “Against” vote, and broker non-votes will have no effect.

Your Board Recommends That You Vote “For” Item 4. ✓

37  |  FirstEnergy Corp. 2020 Proxy Statement

Item 5	Approve a Management Proposal to Authorize Your Board to Make Certain Future Amendments to the Company’s Amended and Restated Code of Regulations ✓Your Board recommends that you vote FOR Item 5.

Your Board has determined it is in the best interests of the Company and its shareholders to seek shareholder approval of an amendment to the Company’s Amended and Restated Code of Regulations (the “Regulations”) to grant your Board authority to make certain future amendments to the Regulations. Even if this proposal is approved, our shareholders would continue to retain the power to adopt, amend, and repeal the Regulations without action by your Board. Also, without shareholder approval, the Ohio Revised Code and the Regulations would still prohibit any amendments to the Company’s Regulations to effect changes in certain areas deemed by the Ohio legislature to be important substantive rights reserved to the shareholders as further described below.

Background and Governance Considerations

Many jurisdictions, such as Delaware, allow the board of directors of a corporation to amend its bylaws (which are the Delaware law counterpart to the Ohio code of regulations) without shareholder approval. In 2006, the Ohio Revised Code was amended to allow boards of directors of Ohio corporations to make certain amendments to their regulations without shareholder approval, if such authority is provided in or permitted by the articles or regulations, so long as such amendments do not divest or limit the shareholders’ power to adopt, amend, or repeal the regulations of the corporation. The amendment to the Ohio Revised Code was intended to provide Ohio corporations with the same flexibility afforded to companies in many other jurisdictions, permitting the board of directors to amend certain bylaw provisions without shareholder approval, and many publicly held Ohio corporations subsequently have revised their regulations to grant this authority to their boards of directors. The Company’s Regulations currently require that all amendments be approved and adopted by our shareholders.

Proposed Amendment

The Ohio Revised Code imposes limitations that prohibit directors from amending corporate regulations to modify certain substantive rights of shareholders. Your Board does not seek to change any of these substantive rights of shareholders. Accordingly, even if shareholders approve this proposal, your Board may not amend the Company’s Regulations to do any of the following:

●	specifying the percentage of shares a shareholder must hold in order to call a shareholders’ meeting;

●	specifying the length of the time period required for notice of a shareholders’ meeting;

●	specifying that shares that have not yet been fully paid can have voting rights;

●	specifying requirements for a quorum at a shareholders’ meeting;

●	prohibiting shareholder or director actions from being authorized or taken without a meeting;

●	defining terms of office for directors or providing for classification of directors;

●	requiring greater than a majority vote of shareholders to remove directors without cause;

●	establishing requirements for a quorum at directors’ meetings, or specifying the required vote for an action of the directors;

●	delegating authority to committees of the board to adopt, amend, or repeal regulations; and

●	removing the requirement that a control share acquisition of an issuing public corporation be approved by shareholders of the acquired corporation.

If this proposal is approved, our Regulations will be amended to allow your Board to amend the Regulations to the extent permitted by the Ohio Law. The proposed amendment will also allow your Board to more

38  |  FirstEnergy Corp. 2020 Proxy Statement

efficiently address evolving governing norms similarly to other publicly held companies. Accordingly, your Board would be able to make ministerial and other changes to the Regulations without the time-consuming and expensive process of seeking shareholder approval, which would continue to be required if this proposal is not approved. Even if shareholders approve this proposal, shareholders will continue to retain the power to adopt, amend, and repeal the Regulations without action by your Board, and will therefore have the ability to override any amendments made by your Board should they determine that course to be appropriate.

We will be required to promptly notify our shareholders of any amendment that your Board makes to the Regulations by filing a current report on Form 8-K with the SEC.

The full proposed amendments to the Regulations is set forth in Appendix B, with additions indicated by underlining. The summary above is qualified in its entirety by reference to the full text of the proposed amendments in Appendix B.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendment to the Regulations reflected in Appendix B, which is subject to the approval of the amendment by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendment. The amendment, if approved by the shareholders at the Annual Meeting, would become effective immediately. Approval of this proposal requires the affirmative vote of at least a majority of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 5. ✓

39  |  FirstEnergy Corp. 2020 Proxy Statement

Shareholder Proposal

One shareholder proposal has been submitted for consideration and action by our shareholders.

The shareholder resolution and proposal, for which the Company and your Board disclaim responsibility, are set forth below and are reproduced verbatim in accordance with the applicable rules and regulations. The shareholder resolution and proposal may contain assertions that we believe are factually incorrect. We have not attempted to refute any and all inaccuracies. After careful consideration, your Board recommends that you vote “AGAINST” the shareholder proposal in Item 6 for the reasons noted in the Company’s response following the shareholder proposal.

Item 6	Shareholder Proposal Requesting Removal of Aggregation Limit for Proxy Access Groups X Your Board recommends that you vote AGAINST Item 6.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, plans to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Chevedden is the beneficial owner of no less than 50 shares of your Company’s common stock.

Proposal 6 — Make Shareholder Proxy Access More Accessible

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

Proxy access for shareholders enables shareholders to put their own director candidates on the company ballot to see if they can be elected. A competitive election is good for everyone. This proposal can help ensure that our management will nominate directors with outstanding qualifications in order to avoid giving shareholders a reason to exercise their right to use proxy access.

As a practical matter any group attempting proxy access at FirstEnergy should plan on the participation of 6% in stock to be prepared for FirstEnergy challenging stock ownership by exploiting technical rules in regard to proof of stock ownership.

Under this proposal it is likely that the number of shareholders who participate in the aggregation process would still be a modest number due to the administrative burden on shareholders to qualify as one of the aggregation participants. Plus it is easy for management to reject potential aggregating shareholders. The administrative burden on shareholders leads to a number of potential technical errors by shareholders that management can easily detect.

Shareholders should be able to select the ownership structure of a group requesting proxy access. Shareholders are in the best position to know whether it will be more practical to have a few big shareholders or a greater number of smaller shareholders and should not be saddled with inflexible rules. The directors of many companies promote “one sizes does not fit all” in their proxies and this principle should apply here.

Please vote yes:

Make Shareholder Proxy Access More Accessible — Proposal 6

40  |  FirstEnergy Corp. 2020 Proxy Statement

Company’s Response — Item 6

In 2019, after receiving overwhelming shareholder approval of a proposal to amend our Amended and Restated Code of Regulations, we implemented a proxy access provision for our shareholders that is aligned with current best practices. Proxy access, as further described below, allows eligible shareholders to include their own nominee or nominees for election to your Board in our proxy materials, along with your Board-nominated candidates. The proxy access provision included in our Amended and Restated Code of Regulations provides shareholders with meaningful and appropriate proxy access rights, while taking into account the need to balance the rights of certain shareholders with protecting the interests of all our shareholders. The shareholder proposal seeks the adoption of provisions that would unnecessarily disrupt that balance and are inconsistent with current market practice.

Your Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. For the following reasons, your Board recommends that you vote AGAINST Item 6.

Our shareholders already have meaningful and appropriate proxy access rights that were overwhelmingly approved by our shareholders at the 2019 Annual Meeting.

As a general matter, proxy access provisions permit certain shareholders to include a specified number of director nominees in our proxy materials for our annual meeting of shareholders. Prior to adopting the current proxy access provision in our Amended and Restated Code of Regulations, we engaged in extensive dialogue with many shareholders (as part of our ongoing Outreach and Engagement Program) regarding proxy access. In addition to asking our shareholders for their views on proxy access generally, we discussed certain specific terms and conditions of the then-proposed proxy access right. These discussions focused both on the potential benefits and risks of proxy access. We also conducted a detailed review of the SEC’s prior proposed regulations in this area, which have since been vacated, and benchmarked our proposed proxy access provisions against proxy access provisions at other public companies. In 2019, our shareholders overwhelmingly approved at the 2019 Annual Meeting, and your Board adopted, the proxy access shareholder right currently included in our Amended and Restated Code of Regulations.

The proxy access right that was approved by shareholders in 2019 and that we adopted, among other matters, allows groups of up to twenty shareholders holding an aggregate of 3% of the Company’s stock for at least 3 years to nominate individuals representing up to 20% of the Board (but not less than two shareholder nominated candidates) and to have their candidate(s) included in our proxy statement. Nominations are subject to the eligibility, procedural, and disclosure requirements set forth in our Amended and Restated Code of Regulations.

We believe the current provisions balance the rights of shareholders while also protecting their interests and are aligned with current best practices and the views of many of our shareholders. For instance, benchmarking shows that of the companies that have adopted proxy access, over 90% have implemented a twenty-shareholder or less aggregation limit. Abandoning this common and common sense limit would impose unpredictable and possibly onerous burdens on the Company.

Allowing an unlimited number of shareholders to aggregate their shares for proxy access purposes would enable small shareholders with narrow, special interests to exercise disproportionate influence over the director nomination process, and expose the Company to costly administrative burdens.

The existing twenty-shareholder aggregation limit protects shareholders in two ways. First, it ensures that proxy access is available to shareholders who have a significant economic stake in the Company and is not driven by some who might have narrow, special interests rather than the long-term interests in the Company. Second, it relieves the Company of the significant administrative burden of having to review and verify eligibility information for an unlimited number of shareholders. After extensive consultation with our shareholders prior to adopting proxy access, we concluded that our existing aggregation limit protects us adequately from these risks, while at the same time ensuring broad access to the proxy access right.

Our commitment to governance best practices, including the existing proxy access right, already ensures Board accountability without unnecessary risk.

We meet with our shareholders throughout the year to share perspectives on long-term strategy, key industry developments, corporate governance and executive compensation. In addition, we maintain a

41  |  FirstEnergy Corp. 2020 Proxy Statement

portfolio of governance practices designed to hold your Board accountable and maximize long-term shareholder value. These practices, which are described in further detail above in this proxy statement, include annual director elections, a majority voting standard in uncontested elections, the right for shareholders to call special meetings, and an independent Board Chairman, along with our existing proxy access right. We believe that these practices preserve the Board’s accountability without the expense and risk associated with eliminating the proxy access aggregation limit of twenty shareholders.

Your Board recommends that you vote “AGAINST” this shareholder proposal (Item 6).	X

42  |  FirstEnergy Corp. 2020 Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to your Board that the CD&A be included (or incorporated by reference, as applicable) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and 2020 Proxy Statement.

Compensation Committee: James F. O’Neil III (Chair), Christopher D. Pappas, Sandra Pianalto, and Leslie M. Turner.

Compensation Discussion and Analysis

Introduction

This CD&A provides an overview of the Company’s strategy and performance, shareholder engagement process, and 2019 executive compensation programs and decisions, and plans for the 2020 compensation programs. This CD&A focuses on the compensation of our NEOs for fiscal year 2019 who were as follows:

Named Executive Officer	Title
Charles E. Jones	President and CEO
Steven E. Strah	Senior Vice President and Chief Financial Officer (“CFO”)
Samuel L. Belcher	Senior Vice President and President, FirstEnergy Utilities
Robert P. Reffner	Senior Vice President and General Counsel
Bennett L. Gaines	Senior Vice President, Corporate Services and Chief Information Officer
Leila L. Vespoli	Former Executive Vice President, Corporate Strategy, Regulatory Affairs and Chief Legal Officer
James F. Pearson	Former Executive Vice President, Finance

During 2018, Mr. Belcher became Senior Vice President and President, FirstEnergy Utilities and was appointed as an executive officer of the Company. As a former employee and President and Chief Nuclear Officer (“CNO”) of FirstEnergy Nuclear Operating Co (“FENOC”) and due to the strategic review to exit competitive generation, Mr. Belcher did not participate in all of the same compensation programs as the other NEOs. We have outlined where there are differences to the compensation programs for Mr. Belcher in this proxy statement. Unless otherwise noted, however, all information contained in the CD&A applies to Mr. Belcher.

Through FirstEnergy’s “FE Tomorrow” initiative in 2018, the Company implemented a cost cutting initiative to define the corporate services FirstEnergy would need to support its regulated businesses. Through the initiative, FirstEnergy sought to ensure the Company has the talent, organizational and cost structure to efficiently service customers and achieve its earnings growth targets. In support of the FE Tomorrow initiative, more than 80% of eligible employees, totaling nearly 500 people in the shared services, utility services and sustainability organizations accepted a Voluntary Enhanced Retirement Package (“VERP”) that included severance compensation and a temporary pension enhancement. In July 2018, the Compensation Committee recommended, and the Board approved the Executive Voluntary Enhanced Retirement Program (“E-VERP”) for executive officers other than the CEO, including certain NEOs. Of the eligible executives, Ms. Vespoli and Mr. Pearson elected to participate in the E-VERP and each retired effective as of April 1, 2019. The E-VERP contained substantially the same terms as the VERP and is discussed further in the CD&A. Refer to E-VERP Benefits on pages 54 and 93 for more information.

This CD&A refers to certain capitalized terms, which are defined in the Glossary of Terms, beginning on page 71. In addition, certain of the performance incentive metrics discussed and utilized in measuring pay-for-performance are based on non-GAAP figures, and each defined term explains its calculation methodology to the closest GAAP measure. The Compensation Committee believes that using such non-GAAP metrics best aligns NEO incentive opportunity with Company performance, which directly supports long-term shareholder value. Use of such non-GAAP metrics are helpful to understand and evaluate performance trends when assessing pay-for-performance, and are aligned with key aspects of the Company’s financial performance disclosures.

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CD&A Quick Reference Guide

Key Sections	Core Topics	Page

Executive Summary	• Fulfilling our Commitments • Looking to the Future • Shareholder Engagement and Say-on-Pay Results • Our Responses to Shareholder Feedback	45

Governance of Our Compensation Programs	• Compensation Philosophy • What We Do and Don’t Do • Role of our Compensation Committee, Management and Compensation Consultant • Benchmarking	48

Components of Total Direct Compensation Programs

•  Key Elements of 2019 Executive Compensation

•  E-VERP Benefits

•  Compensation Mix

•  Determination of Compensation for 2019

-  2019 Target Compensation (Base Salary + Incentive Compensation)

-  2019 Incentive Compensation Programs

-  2019 FE Short-Term Incentive Program (“FE STIP”)

-  2019 FE Long-term Incentive Program (“FE LTIP”)

•  2019 KPIs and Weightings for FE STIP

•  Incentive Compensation Payouts for 2019

-  FE STIP Payout

-  FE LITP Payouts in 2019 (for NEOs other than Mr. Belcher)

-  Performance-Adjusted Restricted Stock Unit Award Payout (“Transition Award”) for Mr. Belcher

•  Potential Negative Discretion for the 2017-2019 FE LTIP Cycle and the Transition Award

•  Outstanding Award Cycles (2018-2020 and 2019-2021)

•  Realized Compensation

•  2020 Incentive Plan Design and NEO Compensation

		53

Other Compensation Policies and Practices	• Retirement Benefits, EDCP, Personal Benefits and Perquisites • Severance and Change in Control (“CIC”) Policies • Share Ownership Guidelines • Hedging Policies • Clawback Policy • Risk Assessment of Compensation Programs • impact of Tax Requirements on Compensation	64
Key Performance Indicator (“KPI”) Results and RSU Index Scores	• 2017-2019 Cycle FE LTIP Details • 2018-2019 Transition Award Details (Belcher only)	70
CD&A Glossary of Terms	• Key Terms and Definitions	71

44  |  FirstEnergy Corp. 2020 Proxy Statement

Executive Summary

Fulfilling our Commitments

In 2019, FirstEnergy successfully executed its growth strategies and met its commitments to stakeholders as it continued its transformation into a premier, customer-focused, pure-play regulated utility. Key achievements during the year include:

✓	Driving quantifiable reliability enhancements through our customer-focused investments;

✓	Enhancing transparency and engagement with stakeholders;

✓	Delivering strong financial performance and meeting our commitments to investors; and

✓	Increasing shareholder returns through a higher dividend payout.

FirstEnergy’s regulated growth strategy is focused on strengthening and modernizing its distribution and transmission systems to enhance reliability and improve operational efficiency. With annual capital investments in the range of $2.8 billion to $3 billion for the foreseeable future, FirstEnergy intends to build on the scale and scope of its regulated operations to achieve long-term, sustainable, customer-focused growth.

Regulated Transmission

In its Regulated Transmission business, FirstEnergy continues to upgrade and update the power grid to ensure customers benefit from a stronger, smarter and more secure transmission system for years to come. In areas where FirstEnergy has already made significant investments through its Energizing the Future program, the Company has recognized a nearly 58% reduction in the duration of customer interruptions caused by transmission outages, and a 64% reduction in the number of customers affected by such outages. In 2019, FERC accepted FirstEnergy’s application to move its New Jersey transmission assets onto a forward-looking formula rate structure effective January 1, 2020, subject to refund. Moving to this rate structure supports the continued expansion of the Company’s Energizing the Future investments.

Regulated Distribution

In its Regulated Distribution business, the Company is working to ensure continued service reliability and evaluating new technologies such as energy storage and microgrids, to prepare the distribution grid of the future. Recently approved infrastructure investment initiatives, including the Ohio Grid Modernization Program, Pennsylvania Long-Term Infrastructure Improvement Plans and JCP&L Reliability Plus Infrastructure Investment Program, provide a framework for the utility growth plan and modernization efforts.

FirstEnergy has established a strong track record of meeting its commitments to investors and the larger financial community. Based on publicly available guidelines on Institutional Shareholder Services methodology, FirstEnergy generated a Total Shareholder Return (“TSR”), or stock price change plus the value of reinvested dividends, over the last three years of 20.7% and over the last year of 31.3%. The Compensation Committee and Board continue to have strong confidence in the executive team and are proud of the strategic and operational results in 2019. Through the continued successful execution of its regulated growth strategies, FirstEnergy is returning value to investors through its dividend, including a 3% increase for the quarterly payment to shareholders of record as of February 7, 2020.

Looking to the Future

Strategic Plan

The Company has also advanced initiatives designed to help meet the future energy needs of customers, drive shareholder value, and build a more innovative, diverse and sustainable corporate culture. These efforts are guided by the Company’s mission to be a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger.

45  |  FirstEnergy Corp. 2020 Proxy Statement

To offer additional clarity into the Company’s future opportunities and its strategies in a rapidly changing industry, FirstEnergy published its first Strategic Plan in November 2019. Building on the Company’s Core Values, the five-year plan describes how FirstEnergy will:

•

Address the needs and preferences of its diverse customer base, including providing customers with products and services beyond electricity to help them save money and make their lives easier, brighter and more secure;

•	Enable a strong, secure and technologically advanced grid through the continuation of the Energizing the Future program;
•	Further reduce its environmental impact;
•	Continue to build a diverse and inclusive workforce; and
•	Empower and support our communities.

ESG Transparency and Commitments

In November 2019, the Company published a comprehensive Corporate Responsibility Report to inform and engage stakeholders on its robust environmental, social and governance (“ESG”) efforts. The Company plans to update this report annually and intends to use it as a mechanism to set and track corporate goals, and provide transparency on its progress on ESG initiatives.

The Corporate Responsibility Report complements FirstEnergy’s Climate Report, published in April 2019. That report examined how the Company’s strategies as a fully regulated utility are aligned with the emerging technology trends that support a lower-carbon future and assessed the business risks associated with a carbon-constrained economy.

To date, FirstEnergy has achieved an 80% reduction of carbon dioxide (CO2) emissions as a result of its transformation to a high-performance, pure-play regulated utility. This reduction achievement positions FirstEnergy ahead of schedule to meet its aggressive goal of reducing such emissions by at least 90% below 2005 levels by 2045. The company continues to evaluate its goals for its regulated generation portfolio and assess the opportunities to further reduce CO2 emissions and achieve this reduction goal.

Shareholder Engagement and Say-on-Pay Results

Our Board and management are committed to engaging our shareholders and soliciting their perspectives on key performance, compensation and governance issues. Consistent with prior years, select board members and management representatives conducted extensive outreach during 2019, focused on the top 100 shareholders, who accounted for approximately 68% of the outstanding shares at that time. Our 2019 Say-On-Pay vote successfully passed with 98% support, an increase over the 2018 Say-On-Pay vote of 95%, which we believe was a direct result of the substantial changes that we made to our compensation plans and programs for 2018. Accordingly, in 2019, we continued with the design of those plans and programs and did not make further changes following the 2019 Say-On-Pay voting results.

We continue to engage with shareholders and gather feedback on our compensation programs to use in our annual review of our incentive programs. Our outreach efforts included in-person discussions and phone calls with many of our top 25 shareholders (holding about 58% of our outstanding shares). Although not all shareholders accept our invitation, we held meetings with shareholders representing more than 22% of our outstanding shares. Many of our top 25 shareholders did not request additional meetings after the 2019 Proxy Statement was issued but, overall, our investors acknowledged our proactive outreach and the positive changes we have made to our programs.

In an effort to align our compensation programs with the interests of shareholders, improve the relationship between pay and performance, better tie our executive compensation programs to our business strategies, and drive the right executive behaviors, the following summary of incentive design changes were proactively made to FirstEnergy’s incentive programs beginning with awards granted in 2018 and continuing for awards in 2019.

46  |  FirstEnergy Corp. 2020 Proxy Statement

Our Responses to Shareholder Feedback

Shareholder Feedback	Actions
Shareholders want pay for performance alignment; metrics should drive Company strategy and long-term shareholder value

•  With the support of the Compensation Committee and the Board, in 2017 Mr. Jones voluntarily reduced his FE STIP opportunity (120% to 115%) and FE LTIP opportunity (600% to 545%) to levels established in 2015, which reduction continued for his 2018 and 2019 compensation.

•  Programs linked to key drivers of shareholder value:

○   FE STIP tied to a funding “gate” based on Operating Earnings in 2019;

○  FE LTIP tied to Operating Earnings per Share (“Operating EPS”) and Capital Effectiveness, both of which are strong indicators of shareholder value in the utility industry; and

○  External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

•  Maintained FE LTIP:

○   Includes a Relative Total Shareholder Return (“RTSR”) modifier, which will increase or decrease the FE LTIP payout based on performance against companies in the S&P 500 Utilities Index to enhance link to shareholder value; and

○  Includes a TSR cap (if absolute TSR is negative over the three-year FE LTIP period, the payout will be capped at 100%).

•  In order to further align the previously awarded FE LTIP cycle for 2017-2019 with long-term shareholder value, added an absolute TSR cap for Messrs. Belcher, Jones, Pearson, Strah, and Ms. Vespoli that limits the FE LTIP maximum possible payouts as follows:

○  Capped at 100% if the absolute TSR is negative over the respective three-year performance periods;

○  Based on a continuous function for absolute TSR growth between 0% and 10% for the 2017-2019 cycle; and

○  Paid as earned (up to the max of 200%) if the absolute TSR growth over the performance period is greater than 10%.

•  The calculation uses the average stock price for the month of December (in other words, December 2016 and December 2019 for the 2017-2019 cycle) and assumes dividends are reinvested.

•  Maintained current caps on FE STIP (maximum payout 150%) and FE LTIP (maximum payout 200%).

Shareholders prefer performance-based vs. time-based awards	• 100% performance-based long-term incentives, a leading practice compared to our peer groups.
Shareholders prefer 3-year cumulative vs. successive annual performance periods for the long-term incentive plans

•  Maintained 3-year cumulative goals focused on an Operating EPS KPI tied to Regulated Distribution, Regulated Transmission and Corporate/Other and 3-year Average Capital Effectiveness;

•  Maintained 3-year RTSR modifier with an absolute TSR cap; and

•  Maintained FE LTIP design with cumulative metrics instead of annual accumulation of points.

47  |  FirstEnergy Corp. 2020 Proxy Statement

Shareholder Feedback	Actions
Goals need to be set rigorously and the process needs to be transparent

•  Maintained additional stretch-level performance measure through goal setting process. As an example, in the 2019 FE STIP, added $0.06 cents to the stretch-level KPI Operating EPS above what was communicated to investors in November 2018;

•  Established performance levels to align pay opportunity with performance; and

•  Goals established with detailed reconciliations following an independent assessment of the rigor of incentive compensation performance goals for their reasonableness and competitiveness.

FE STIP and FE LTIP metrics should be relevant to the business and not overlapping

•  FE STIP incorporates a financial Operating Earnings goal, operational goals, safety goals, and D&I goals; and

•  Maintained increased safety KPI metrics in FE STIP only to ensure no overlapping metrics across performance incentive programs.

Governance of our Executive Compensation Programs

Compensation Philosophy

The primary objectives of our executive compensation programs are to:

•	Attract, retain, focus and reward talented executives who drive our success in the highly complex utility industry by offering competitive total compensation for our executives overall;

•	Promote the long-term financial health of the business, and the creation of value for the sustained benefit of shareholders, by emphasizing long-term incentives in the pay mix;

•

Seek to calibrate pay for performance to ensure the interests of our executives and shareholders are aligned, such that 50th percentile compensation is realized for strong corporate performance, above 50th percentile compensation is realized for exceptional performance, and below 50th percentile compensation is realized for below expected performance;

•	Tie executive awards to corporate results as well as to overall business unit performance to hold executives accountable for their areas of responsibility;

•	Recognize individual contributions, including individual performance, experience, and future potential in determining actual pay levels to ensure that the Company retains our most critical talent; and

•	Conduct ourselves in a way that comports with standards of good governance, consistent with creating long-term value for shareholders.

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What We Do and Don’t Do

We continually strive to make improvements to our executive compensation plans and programs. Below is a summary of what we do and don’t do with respect to executive compensation, the totality of which we believe aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market:

What We Do	What We Don’t Do

✓   Pay-for-performance

•  FE LTIP is 100% at risk, with no solely time-based vesting requirements

•  FE STIP is 100% at risk

✓  Threshold and caps on incentive awards:

•  Threshold financial performance hurdle for Operating Earnings must be achieved before any FE STIP award is paid

•  Individual FE STIP awards capped at 150% (vs. industry caps at 200%)

•  Individual FE LTIP awards capped at 200% (consistent with the industry) and capped at 100% if absolute TSR over the performance period is negative

✓  Non-overlapping financial performance measures in our short- and long-term incentive plans

✓  Combination of absolute and relative performance goals

✓  Robust stock ownership guidelines

✓  Enhanced Clawback policy applicable to financial and reputational harm, and other Detrimental Activity

✓  Mitigate undue risk through compensation design, corporate policies, and effective governance

✓  Annual Say-on-Pay vote

✓  Double-trigger CIC provisions

✓  Independent compensation consultant for the Compensation Committee comprised of only independent directors

   No executive hedging or pledging is permitted

   No employment agreements

   No tax gross-ups for our NEOs

   No repricing of underwater stock options without shareholder approval

   No excessive perquisites

   No payment of dividend equivalents on unearned awards

   No new entrants in the SERP – SERP closed since 2014

Role of our Compensation Committee, Management and Compensation Consultant

The Compensation Committee is responsible for overseeing executive compensation and making recommendations to the Board for establishing appropriate salary and incentive compensation for our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with Company and business unit performance, business strategies and corporate objectives, including ESG-related goals, and drivers for growth in shareholder value. The Compensation Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Compensation Committee evaluates information provided by its independent compensation consultant and our CEO, as discussed below. Since December 2017, the Compensation Committee has engaged the services of Farient Advisors (“Farient”) as the Compensation Committee’s independent compensation consultant. The Compensation Committee reviews the mix and level of compensation by each component individually and in the aggregate. The Compensation Committee, using tally sheets and accumulated wealth summaries, also reviews current and previously awarded but unvested compensation.

49  |  FirstEnergy Corp. 2020 Proxy Statement

Management identifies high-potential executive successors, including a focus to identify high-performing, diverse leaders. The Company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, and enable employees to do their best every day. Executive succession is reviewed periodically by the CEO, the Senior Vice President and Chief Human Resources Officer, and the Compensation Committee. Executive succession plans are previewed by the Compensation Committee, as applicable, and with the full Board at its annual strategy retreat. Consistent with the D&I initiative, the Compensation Committee has emphasized social responsibility at the Company, introducing goals and KPI metrics related to diversity and inclusion beginning in 2018.

With respect to our CEO’s compensation, the Compensation Committee also annually:

●	Reviews, determines, and recommends to the Board the Company’s goals and objectives; and

●

Makes compensation recommendations to the Board for its approval or ratification based upon the CEO’s performance, competitive compensation benchmarking survey data and the utility peer group proxy data.

The Compensation Committee and Board are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in Compensation Committee meetings during an executive session and is presented to the independent members of your Board for review and approval. Annually, the Compensation Committee also reviews the goals and targets of the incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.

The CEO, with guidance from Human Resources, typically makes recommendations to the Compensation Committee with respect to the compensation of the other NEOs. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his recommendations to the Compensation Committee for review. However, the Compensation Committee may modify or disregard the CEO’s recommendations. Farient, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the Compensation Committee.

The Compensation Committee also engaged Farient to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The Compensation Committee relied on Farient’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the Compensation Committee regularly requested advice from Farient concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2019, the Compensation Committee elected to meet with Farient without management (including the CEO) present, in an executive session after most of the regularly scheduled Compensation Committee meetings.

The services provided by Farient to the Compensation Committee in 2019 included:

●

Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;

●	Review of our peer groups used for compensation benchmarking purposes for executives and directors;

●	Independent review and assessment of the rigor of incentive compensation performance goals and the goal setting process, including:

o	Evaluating historical and projected performance;

o	Reviewing analyst estimates to understand external expectations;

o	Analyzing historical and projected peer data; and

o	Calculating the probability of achievement of targets to assess the competitiveness of goals.

●	Analysis of competitive compensation practices for executives and directors within our peer groups;

50  |  FirstEnergy Corp. 2020 Proxy Statement

●	Review of the description of our executive compensation practices in our annual proxy statement and apprising the Compensation Committee of its recommendations and necessary changes;

●	Review of share ownership guidelines;

●	Review of all aspects of FE STIP and FE LTIP plan designs, including measures, weightings, leverage, and cash versus equity mix;

●

Review of current clawback policy against SEC proposed provisions and alignment with competitive practice, including review of enhancements enacted in 2019 to broaden the scope of the clawback policy to reach both financial and reputational harm and Detrimental Activity;

●	Review of CIC benefits to ensure alignment with our compensation philosophy and competitive practice;

●

Regularly informing the Compensation Committee of legislative and regulatory changes, market trends and current issues with respect to executive compensation and educating members on our processes, plans and programs; and

●	Preparation for and attendance at all Compensation Committee meetings, including executive sessions, if applicable and as needed.

The Compensation Committee considered representations from Farient that they were an independent consultant and that there were no conflicts of interest. The Compensation Committee assessed the independence of Farient, as required by SEC and NYSE rules and requirements. The Compensation Committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Farient and their work. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed Farient.

Benchmarking

The Compensation Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each of the NEOs, excluding Ms. Vespoli and Mr. Pearson due to their retirements effective April 1, 2019. The Company uses a combination of a utility peer group and a general industry peer group to determine an overall competitive total rewards package. Employee and executive compensation, executive benefits and perquisites, broad-based benefits (retirement benefits, death benefits, long-term disability and health care) and director compensation are all benchmarked against the same peer groups. The Compensation Committee uses competitive “blended” market data (in other words, the average of the revenue-regressed 50th percentile of our utility peer group and general industry peer group, referred to as the “Blended Median”) to set compensation levels, to determine any adjustment and to assess the competitiveness of the base salary, short- and long-term target incentive opportunities and total target compensation. The Compensation Committee considers a range of 80% to 120% of the Blended Median for each component of pay to be competitive.

In 2017, a comprehensive peer group review was performed in which the peer groups were selected. The peer groups were comprised of a utility peer group of 22 companies and a general industry peer group of 44 companies. With the exception of periodic merger and acquisition activity, our utility peer group has remained consistent and generally unchanged over the last 10 years. Due to merger and acquisition activity, EMC Corporation was removed from the general industry peer group in 2018. The 2019 peer groups were based on the following criteria:

●	Included companies with revenues between $8 and $30 billion (a range of approximately 0.5 to 2.0 times our revenue) with whom we compete for talent;

●	Included companies within a close geographic proximity to the Company; and

●

Excluded companies and industries whose compensation or business models significantly differ from utilities, such as financial services, health care, retail, franchise, media and companies that are internationally headquartered.

51  |  FirstEnergy Corp. 2020 Proxy Statement

As a result, the peer groups for 2019 included the following 22 utility peer companies and 44 general industry peer companies:

2019 Utility Peer Group
AES CORPORATION AMEREN CORPORATION AMERICAN ELECTRIC POWER CO INC CENTERPOINT ENERGY INC CMS ENERGY CORP. CONSOLIDATED EDISON, INC DOMINION RESOURCES, INC DTE ENERGY COMPANY	DUKE ENERGY CORPORATION EDISON INTERNATIONAL ENTERGY CORPORATION EVERSOURCE ENERGY EXELON CORPORATION NEXTERA ENERGY, INC NISOURCE INC	NRG ENERGY, INC. PG&E CORPORATION PPL CORPORATION PUBLIC SERVICE ENTERPRISE GROUP SEMPRA ENERGY SOUTHERN COMPANY XCEL ENERGY INC
2019 General Industry Peer Group

3M COMPANY

AIR PRODUCTS & CHEMICALS INC

ALCOA CORPORATION

AUTOMATIC DATA PROCESSING INC

BAXTER INTERNATIONAL INC

BRISTOL MYERS SQUIBB CO

COLGATE-PALMOLIVE COMPANY

CONAGRA FOODS, INC

CUMMINS INC

CSX CORP.

EATON CORP

ECOLAB INC

ELI LILLY & CO

EMERSON ELECTRIC CO

GENERAL MILLS, INC

GENUINE PARTS CO

GOODYEAR TIRE & RUBBER CO

HALLIBURTON COMPANY

HONEYWELL INTERNATIONAL INC

ILLINOIS TOOL WORKS INC

INTERNATIONAL PAPER CO

JABIL CIRCUIT INC

KELLOGG CO

KIMBERLY CLARK CORP

L3 HARRIS TECHNOLOGIES, INC(1)

NAVISTAR INTERNATIONAL CORP

NORFOLK SOUTHERN CORP

NORTHROP GRUMMAN CORP

ONEOK INC

OWENS CORNING

PACCAR INC

PARKER HANNIFIN CORP

PPG INDUSTRIES INC

THE PROGRESSIVE CORPORATION

QUALCOMM INCORPORATED

RAYTHEON COMPANY

STRYKER CORPORATION

TEXTRON INC

THE MOSAIC COMPANY

THE SHERWIN WILLIAMS CO

UNION PACIFIC CORP

WASTE MANAGEMENT, INC

WHIRLPOOL CORPORATION

XEROX CORPORATION

(1)	L3 Technologies, Inc. completed a merger of equals transaction in June 2019 with Harris Corporation to create a new company, L3 Harris Technologies, Inc.

In February 2019, at the Compensation Committee’s request, Farient accumulated benchmark compensation data for our peer companies based on Willis Towers Watson executive surveys and AonHewitt’s Total Compensation Measurement database, and determined that our executives’ total direct compensation, in the aggregate, continues to be positioned at approximately the 50th percentile of the market. The total compensation for our NEOs, excluding Ms. Vespoli and Mr. Pearson, in the aggregate, is 92% of the Blended Median, which is within the competitive range of 80% to 120%.

52  |  FirstEnergy Corp. 2020 Proxy Statement

Components of Total Direct Compensation Programs

Key Elements of 2019 Executive Compensation

The key elements of our executive compensation program to attract, retain and motivate key executive leaders are described below:

Element	Description	Key Characteristics and Considerations

Base Salary	Bi-weekly, fixed cash compensation designed to reward past performance and motivate strong performance in the future

•  The Compensation Committee uses the Blended Median to set base salary levels and determine any adjustments

•  Other factors including individual experience, performance, impact by role, and recent compensation adjustments for the NEO may also be considered

•  The Compensation Committee, CEO and Board annually review each NEO’s base salary

FE Short-Term Incentive Program (FE STIP)	Variable cash compensation designed to reward the achievement of near-term corporate and business unit objectives based on financial, operational, safety and D&I performance measures, including ESG-related goals

•  The Compensation Committee uses the Blended Median to set target opportunity levels

•  Completely at-risk compensation and 100% performance-based

•  Payouts may range from 0% to 150% of target opportunity levels

•  For 2019, the FE STIP goals included:

○   Financial: Operating Earnings and business unit financial performance

○   Operational: Includes a mix of customer, reliability and environmental operating metrics

○   Safety: Includes OSHA reportable incidents, LCEs and DART Rate

○   D&I: Includes metrics for diverse succession planning, diverse professional hiring, and improvement on inclusion survey scoring

•  A threshold financial performance hurdle must be reached based on Operating Earnings (as defined below on page 72)

•  Weighted 50%-70% for corporate financial performance and 30%-50% for operational performance, including safety and D&I

FE Long-Term Incentive Program (FE LTIP)	Variable cash and equity compensation designed to reward the achievement of longer-term goals and drive shareholder value and growth

•  The Compensation Committee uses the Blended Median to set target opportunity levels

•  Completely at-risk compensation and 100% performance-based consisting of performance-adjusted RSUs

•  Comprised entirely of performance-adjusted RSUs with 2/3 of the earned award payable in stock and 1/3 of the earned award payable in cash

•  The 2019-2021 cycle of the FE LTIP will vest, if at all, after a three-year performance period based on the achievement of two financial KPIs over the performance period, which are weighted equally:

○   Operating EPS Growth (cumulative)

○   Average Capital Effectiveness

•  RTSR modifier may increase or decrease payout up to 25% based on performance against companies within the S&P 500 Utility Index

○   Includes a payout cap (100% target) if absolute TSR is negative over the three-year performance period

•  Payouts may range from 0% to 200% of target opportunity levels

53  |  FirstEnergy Corp. 2020 Proxy Statement

E-VERP Benefits

As mentioned above, Ms. Vespoli and Mr. Pearson elected to participate in the E-VERP. The effective date of Ms. Vespoli’s and Mr. Pearson’s retirement was April 1, 2019. Active executive officers, other than the CEO, who were age 58 or older with at least 10 years of service as of December 31, 2018, were eligible to participate. The E-VERP included the following benefits:

●	a lump-sum payment equivalent to what the employee would have received under the FirstEnergy Executive Severance Benefits Plan;

●	a continuation of health care benefits for the equivalent severance period;

●	a temporary pension enhancement of $1,500 monthly up to age 65, with a minimum of 24 monthly payments; and

●	payment of unused PTO.

Additionally, as is the case for executive officers who retire, Mr. Pearson and Ms. Vespoli were also eligible to receive retirement benefits including benefits under the Master Pension Plan, EDCP, prorated awards under the FE STIP and FE LTIP based on their participation until their retirement date, and, with respect to Ms. Vespoli, the SERP. For more information on the Master Pension Plan, EDCP and SERP, refer to page 84. For more information on payouts as a result of the E-VERP, refer to page 93.

Compensation Mix

We review our compensation philosophy, pay mix and pay vehicles for our NEOs annually to ensure that they support our strategy and align with shareholder interests. The Compensation Committee sets NEO overall compensation levels consistent with the Blended Median but provides a greater portion of target pay in the form of performance-based FE LTIP awards compared to our peer groups. Under our compensation design, the percentage of pay that is based on performance increases as a NEO’s responsibilities increase. As shown in the charts below, of base salary, FE STIP and FE LTIP, approximately 87% of the CEO’s total target pay and 74% of our other NEOs’ average target pay was performance-based, and approximately 72% of the CEO’s total target pay and 54% of our other NEOs’ average target pay was predicated on long-term performance in 2019.

CEO 2019 Pay Mix at Target	Other NEOs 2019 Pay Mix at Target

Determination of Compensation for 2019

2019 Target Compensation (Base Salary + Incentive Compensation)

In January 2019, the Compensation Committee reviewed a competitive benchmarking analysis prepared by Farient. This report assessed each NEO’s compensation levels and mix against the Blended Median. In February 2019, the Committee decided, with input from management, to approve increases for certain NEOs to continue to align with the Blended Median, in the aggregate (within the 85% to 120% competitive range). These increases follow two consecutive years in 2017 and 2018 in which there were no increases in base salary or target short-term and long-term incentive opportunities as a percent of salary for NEOs (excluding promotions).

54  |  FirstEnergy Corp. 2020 Proxy Statement

For 2019, target opportunities continued to be set at or near the Blended Median of our peer groups. 2019 target compensation levels for the NEOs were as follows:

Executive	2019 Base Salary	2019 Target Opportunity FE STIP (% of Salary)	2019 Target Opportunity FE LTIP Awards (% of Salary)(3)	2019 Target Total Compensation

Charles E. Jones	$1,133,000	115%	545%	$8,610,800

Steven E. Strah(1)	$650,000	80%	235%	$2,697,500

Samuel L. Belcher(1)	$610,000	75%	215%	$2,379,000

Robert P. Reffner(2)	$550,000	70%	175%	$1,897,500

Bennett L. Gaines(1)	$465,000	65%	125%	$1,348,500

Leila L. Vespoli	$759,200	85%	255%	$3,340,480

James F. Pearson	$660,400	90%	320%	$3,368,040

(1)

Reflects annualized increases in base salary and target opportunity levels as a percent of base salary effective March 2019. Prior to their increases, salaries were $600,000 for Mr. Strah, $565,000 for Mr. Belcher and $440,840 for Mr. Gaines. FE STIP and FE LTIP target opportunity levels were 75% and 235% for Mr. Strah, 70% and 180% for Mr. Belcher, and 65% and 125% for Mr. Gaines, respectively.

(2)

Reflects annualized increase in base salary and target opportunity levels as a percent of base salary as a result of his promotion from VP and General Counsel to SVP and General Counsel due to Ms. Vespoli’s retirement. Following his promotion in 2018 and an increase in March 2019, Mr. Reffner’s salary was $465,000 and his prior FE STIP and FE LTIP target opportunity levels were 65% and 100%, respectively.

(3)	All NEOs will have 1/3 of their FE LTIP paid in cash and 2/3 paid in stock.

The maximum payout under the FE STIP is 150% of an individual’s target opportunity, and the maximum payout under the FE LTIP is 200% of an individual’s target opportunity. However, unlike market practices, the FE LTIP is 100% performance-based. The NEOs may earn nothing or may receive payments that are below their target opportunities, if the Company falls short of its pre-established goals and may earn above their target opportunities if the Company performs above its pre-established goals. Except in limited circumstances as described in the plan documents, the Compensation Committee may use negative discretion to make downward adjustments to awards based on a formula or discretionary basis but may not make upward adjustments.

2019 Incentive Compensation Programs

Shareholders previously approved the 2007 Incentive Compensation Plan and 2015 Incentive Plan (the “Incentive Compensation Plans”). The purpose of the Incentive Compensation Plans is to promote the success of FirstEnergy by providing incentives to certain employees and directors that link their personal interests to both short-term performance on key metrics and long-term financial success of the Company to increase shareholder value, providing for various types of awards including equity and equity-based awards and cash-based awards.

The Compensation Committee, with support from Farient, conducted its annual goal rigor analysis to establish the goal ranges for the 2019 FE STIP and FE LTIP awards. In setting the goals, the Compensation Committee considers prior year results, company performance, and strategic accomplishments for the year and over the long-term, on both a relative and absolute basis. The Compensation Committee expects goals that are realistic but challenging and that drive differentiating performance year-over-year.

2019 FE STIP

The FE STIP provides annual cash awards to executives whose contributions support the achievement of the Company’s identified financial and operational KPI goals, which are linked to the Company’s business strategy and corporate objectives, including ESG-related goals. The Compensation Committee annually reviews the goals and targets with a focus on setting challenging but realistic targets that are intended to align with shareholder value.

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The Compensation Committee annually establishes the KPIs under the FE STIP that must be satisfied for a NEO to receive an award for such performance period and recommends that the Board approve the relative weightings for each KPI with respect to each participating NEO.

The Compensation Committee recommended, and the Board approved, the following design elements for the 2019 FE STIP:

●	Preserve focus on an Operating Earnings KPI (shifting the Operating EPS goal to the FE LTIP);

●

Maintain weighting of safety metrics at 15% in FE STIP to promote the Company-wide safety Core Value, while eliminating safety in the FE LTIP to better align with market practice and so as not to duplicate measures;

●	Incorporate DART Rate and LCEs into the safety KPI, while also maintaining OSHA Recordable Incidents as a metric;

o

As noted in the CD&A Glossary of Terms, OSHA Recordable Incidents for the Target is based on top-quartile, Stretch is based on the top-decile, and Threshold is based on the industry average OSHA rates for all EEI Companies participating in the survey (relevant to each business unit) as reported in the 2017 EEI Health and Safety Survey.

●	Continue use of a financial performance threshold for the FE STIP requiring that financial performance as measured by Operating Earnings is met before operational performance is rewarded; and

●	Increase weighting of D&I KPI goals from 10% to 15%.

o	The Compensation Committee maintained the same goals from 2018 to 2019 since the Company performed below Threshold in 2018 and the Company was still in the early stages with its D&I initiative.

FE STIP payouts are driven by financial, operating, safety, and D&I metrics, with 70% of the CEO’s opportunity and 50-60% of the other NEOs’ opportunities tied to corporate and business unit financial performance and the remaining opportunities tied to operating, safety and D&I metrics. For 2019, the Operating Earnings threshold of $1,188 million, including the cost of the STIP payments, must be achieved before a payout is made.

Based on the 2019 Operating Earnings result of $1,362 million, the total FE STIP payout was $118.0 million. Because the threshold of Operating Earnings was achieved, the 2019 FE STIP payout was paid as earned in accordance with the financial performance, and operational, safety, and D&I performance against KPIs.

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2019 KPIs and Weightings for FE STIP

The Compensation Committee reviewed, and the Board approved, the FE STIP performance metrics and weightings for each of the NEOs at a January 2019 meeting. For 2019, the NEOs had the following metrics and weightings.

KPI Measures	Rationale	CEO	All Other NEOs
Financial
Operating Earnings	• Drives shareholder value while providing greater focus on driving the Regulated Distribution and Regulated Transmission businesses • Increases in Operating Earnings indicate growth and efficiency of the business • Provides a consistent and comparable measure of performance to help shareholders understand performance trends	70%	60% (50% for Belcher only)
Operational
Systemwide O&M	• Monitors spending and focuses on overall cash flow and liquidity within the regulated distribution, regulated transmission and Corporate non-deferred labor	N/A	10% (Belcher only)
Operations Index	• Based on six key operating metrics equally weighted • Focused on customer service, reliability and environmental metrics that drive the Company’s long-term success		10%
Safety
Systemwide OSHA	• A Core Value of the Company • Measured for the Company and each business unit • Based on three key metrics that are equally weighted: OSHA reportable incidents, systemwide LCEs and DART Rate • Safety metrics include LCEs and DART Rate to consider severity of injuries and drive better conversations with employees • Fatality Reduction Rule applies – in the event of a fatality of any employee, other than certain no-fault fatalities, there will be no payout on the Safety KPI as part of the FE STIP	15%
Systemwide DART
Systemwide LCEs
Diversity & Inclusion
Diversity and Inclusion Index	• Integral part of a successful revenue generating business and innovation • Based on three key metrics that are equally weighted • Measures diverse succession planning, diverse hiring, and improvement on inclusion survey scoring	15%

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Threshold, Target, and Stretch levels are established for the KPIs based on Operating Earnings and achieving continuous improvement in safety and operational performance. In 2019, the Threshold, Target, Stretch and actual KPI results under the FE STIP for the NEOs were (dollars in millions):

2019 FE STIP Goal Ranges(1)
2019 KPI Measures	Threshold	Target	Stretch	Actual Result	Payout Result

Financial
Operating Earnings	$1,188	$1,269	$1,394	$1,362	Meets Target
Operational
Systemwide O&M (Belcher only)	$1,453	$1,439	$1,410	$1,431	Meets Target
Operations Index	2.50	5.00	7.50	5.13	Meets Target
Safety
Systemwide OSHA Recordable Incidents	1.22	0.82	0.55	0.98	Meets Threshold
Systemwide LCE	2	1	0	0	Meets Stretch
Systemwide DART Rate	0.67	0.39	0.25	0.64	Meets Threshold
Diversity and Inclusion
Diversity & Inclusion Index	1.50	3.00	4.50	2.73	Meets Threshold

(1)	Interpolated for performance between discrete points. Refer to page 59 for details regarding 2019 payout.

2019 FE LTIP

The 2019 FE LTIP design was maintained to include financial goals focused on the regulated businesses, a cumulative three-year performance period for measuring goals, and maintaining a relative shareholder performance measure. See the chart below on page 59, which identifies the KPI measures under the 2019 FE LTIP for more information.

The FE LTIP is comprised entirely of performance-adjusted RSUs with 2/3 of the earned award payable in Company stock and 1/3 of the earned award payable in cash. Both the stock-settled and cash-settled portions of the performance-adjusted RSU awards have a minimum payout of 0% and a maximum payout of 200% based on a formulaic structure where actual performance results are evaluated against the threshold, target and stretch performance goals over a three-year performance period. Performance results are interpolated on a straight-line basis between the minimum payout and maximum payout. The RTSR modifier is applied to the formulaic result for the payout percentage to determine the final payout amount.

The Compensation Committee and Board approved the FE LTIP grants at their regularly scheduled meeting in February 2019. For 2019, the grant date for performance-adjusted RSUs for both the stock-settled and cash-settled portions of the awards was March 1, 2019. We use the target FE LTIP award by individual divided by the average of the high and low prices of our common stock as of the date of grant to determine the number of units comprising each NEO’s award of performance-adjusted RSUs. Any equity grants awarded or vesting in proximity to an earnings announcement or other market event are coincidental.

The “Grants of Plan-Based Awards in Fiscal Year 2019” table provides the target number of performance-adjusted RSUs granted to each NEO in 2019 based on the percentage of base salary as described earlier in the CD&A. Additional details regarding the 2019-2021 LTIP grants are provided in the narrative following the “Grants of Plan-Based Awards in Fiscal Year 2019” table.

The 2019 FE LTIP uses two performance measures, weighted equally: Cumulative Operating EPS and Average Capital Effectiveness. These performance measures support continued financial improvement and increase focus on earnings across the Company’s Regulated Distribution and Regulated Transmission businesses. This creates a direct line of sight for executives to balance the value of our investments with the earnings they produce and drives shareholder value. In addition, Average Capital Effectiveness measures the financial effectiveness of investment in operational assets over the performance period. A high ratio

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indicates the business generates larger returns on its investment in operational assets and vice versa. The KPIs used for performance-adjusted RSUs under the FE LTIP in 2019 were based on:

Program	KPI Measures	Rationale
FE LTIP	Cumulative Operating EPS	A non-GAAP measure of the financial performance of business units’ contribution to Operating Earnings growth over the 2019-2021 cycle.
	Average Capital Effectiveness	A non-GAAP measure of the financial return effectiveness on our capital investment in operational assets of the business units’ over the 2019-2021 cycle.

The performance goals for the 2019-2021 performance period are based on:

2019 FE LTIP Goal Ranges

2019 Financial KPIs	Threshold	Target	Stretch
Cumulative Operating EPS	$6.88	$7.44	$8.10
Average Capital Effectiveness	3.83%	4.15%	4.52%

The RTSR modifier is calculated over the three-year performance period as compared against the S&P 500 Utility Index. The modifier operates as follows:

●	Plus 25%, up to the maximum of 200%, will be earned if upper quartile RTSR performance is achieved;

●	Minus 25%, if lower quartile RTSR performance is achieved; and

●	Between the lower and upper quartile RTSR performance, a straight-line interpolation will be utilized to determine the modifier percentage.

If the Company’s absolute TSR is negative for the three-year cumulative performance period of 2019-2021, the LTIP awards will be capped at a target opportunity level of payout (100%).

Incentive Compensation Payouts for 2019

FE STIP Payout

In February 2020, based on actual 2019 KPI results, the Compensation Committee recommended, and the independent members of the Board approved or ratified, the following 2019 short-term incentive award payouts for our NEOs:

Executive	2019 Base Salary	2019 Actual STIP Award Payout ($)	Payout as a % of Base Salary

Charles E. Jones	$1,133,000	$1,615,111	143%
Steven E. Strah	$650,000	$626,590	96%
Samuel L. Belcher	$610,000	$540,575	89%
Robert P. Reffner	$550,000	$463,918	84%
Bennett L. Gaines	$465,000	$364,205	78%
Leila L. Vespoli(1)	$759,200	$191,737	25%
James F. Pearson(1)	$660,400	$176,596	27%

(1)	Refer to Realized Compensation on page 62 and E-VERP Benefits on page 93 for more information.

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FE LTIP Payouts in 2019 (for NEOs other than Mr. Belcher)

The FE LTIP for the 2017-2019 cycle used a former design compared to the 2018-2020 and 2019-2021 cycles (see “Outstanding Award Cycles (2018-2020 and 2019-2021)” below). At the beginning of each year in the award cycle, the KPI goals were set for that year and were scored by points awarded for attaining a specified level of performance for each of the three components. Threshold, Target, and Stretch performance goals were established each year for each KPI. Each component was scored annually against that year’s established goals for a total of nine independent values over the three-year period. Points were accumulated for each annual period in the cycle, with a range from 0 to 4.50 points possible per year. “Target performance” across all three KPIs was set at 3.00 points for the year or 9.00 points in the aggregate for the three-year cycle. Threshold opportunity payout was earned at 5.40 points for the three-year performance period; Target opportunity payout was earned at 6.75 points; 150% of Target opportunity payout was earned at 8.10 points; and maximum opportunity payout (200% of Target) was earned at 12.15 points or above.

RSU Index Performance Measures

The RSU Index in our 2017-2019 FE LTIP was comprised of the following three performance measures, weighted in equal thirds: Capital Effectiveness Index, FFO to Adjusted Debt Index and Safety Index.

The details on the KPIs, metrics and results for the 2017 – 2019 cycle of the FE LTIP are illustrated on page 70. Below is a summary of the RSU Index Score for the 2017-2019 performance period:

2017-2019 RSU Index Score (FE LTIP)
KPI Measures	Annual Target	2017	2018	2019	Total Points
Capital Effectiveness Index	1.00	1.09	1.50	1.40	3.99
FFO to Adjusted Debt Index	1.00	1.28	1.50	1.50	4.28
Safety Index	1.00	0.84	1.04	0.80	2.68
Totals	3.00	3.21	4.04	3.70	10.95

Given that the points were cumulative over each three-year cycle, the performance-adjusted RSUs for the 2017-2019 cycle earned a total of 10.95 points. Based on the total points, the payout was 185% of target payout opportunity. In March 2020, the performance-adjusted RSUs granted in 2017 were paid in shares of our common stock and cash respectively as follows: Mr. Jones: 272,892 shares and $5,975,174; Mr. Strah: 48,040 shares and $1,066,472; Mr. Reffner: 18,694 shares and $408,799; Mr. Gaines: 24,147 shares and $542,474; Ms. Vespoli: 59,146 shares and $1,312,988; and Mr. Pearson: 64,462 shares and $1,437,727. For Ms. Vespoli and Mr. Pearson, the performance-adjusted RSUs for the 2017-2019 cycle were prorated due to their retirements effective April 1, 2019, as discussed further on page 93. Any fractional shares for the stock-based performance-adjusted RSUs were paid in cash.

Performance-Adjusted Restricted Stock Unit Award Payout (Transition Award) for Mr. Belcher

A 2018-2019 Transition Award was approved by the Compensation Committee and the Board at the February 2018 meeting and was provided to certain executives, including Mr. Belcher, who were previously participants in the FES/FENOC 2017 FES Replacement Long-Term Incentive Plan (“FES R-LTIP”) and were appointed to positions within FE Service Company effective March 5, 2018. The previous FES 2017 R-LTIP was an annual cash-based program in effect for fiscal 2017 with a target opportunity percentage equal to one-third (1/3) of what otherwise would have been granted under the FE LTIP for 2017-2019 cycle. The 2018-2019 Transition Award was provided to replace the value of the 2018-2019 portion of the FE LTIP and make the participants whole on the FE LTIP grant opportunity for the 2017-2019 cycle.

The KPIs and results for the Transition Award were based on the 2018-2019 performance under KPIs used for the 2017-2019 FE LTIP grant. As the FES R-LTIP was provided as a cash payment in 2017, the Transition Award was settled entirely in stock to more closely align with the FE LTIP grant for the 2017-2019 cycle, in which awards are settled two-thirds in stock and one-third in cash. The grant date used for the Transition Award was March 5, 2018 with the grant value equaling two-thirds of the target opportunity percentage and base salary in effect as of March 1, 2017.

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Threshold, Target, and Stretch performance goals were established both years for each KPI. Each component was scored annually against that year’s established goals for a total of six independent values over the two-year period. Points were accumulated for each annual period in the cycle, with a range from 0 to 4.50 points possible per year. “Target performance” across all three KPIs was set at 3.00 points for the year or 6.00 points in the aggregate for the two-year cycle. Threshold opportunity payout was earned at 3.60 points for the two-year performance period; Target opportunity payout was earned at 4.50 points; 150% of Target opportunity payout was earned at 5.40 points; and maximum opportunity payout (200% of Target) was earned at 8.10 points or above.

The results for the Transition Award were as follows:

2018-2019 RSU Index Score (Belcher)
KPI Measures	Annual Target	2018	2019	Total Points
Capital Effectiveness Index	1.00	1.50	1.40	2.90
FFO to Adjusted Debt Index	1.00	1.50	1.50	3.00
Systemwide OSHA	1.00	1.04	0.80	1.84
Totals	3.00	4.04	3.70	7.74

Given that the points were cumulative over the two-year cycle, the performance-adjusted RSUs of the 2018-2019 cycle meets target performance, earning a total of 7.74 points. Based on the total points, the payout of the Transition Award was at 193% of target payout opportunity. In March 2020, the performance-adjusted RSUs granted under the Transition Award were paid in shares of our common stock. As a result, Mr. Belcher received a payment of 22,235 shares.

Potential Negative Discretion for the 2017-2019 FE LTIP Cycle and the Transition Award

To further align pay and the performance of the 2017-2019 FE LTIP cycle and the Transition Award for Mr. Belcher with long-term shareholder value, in February 2018 the Compensation Committee recommended, and the Board approved, the addition of an absolute TSR cap for Mr. Jones, Mr. Strah, Mr. Belcher, Mr. Pearson, and Ms. Vespoli. The absolute TSR cap was intended to limit the FE LTIP maximum possible payouts to 100% if the absolute TSR was negative over the respective three-year performance period, based on a continuous function for absolute TSR growth between 0% and 10% for the 2017-2019 cycle, and was set be paid as earned (up to the max of 200%) with the absolute TSR growth greater than 10%.

The calculation used the average stock price for the month of December (in other words, December 2016 and December 2019 for the 2017-2019 cycle) and assumed dividends were reinvested. Based on the average of FirstEnergy stock prices for December 2019, the average stock price of $48.23 was greater than the goal of $36.49 needed to pay the FE 2017-2019 LTIP cycle as earned (capped at 200%). Thus, the 2017-2019 FE LTIP cycle was paid as earned.

The Compensation Committee believes this formulaic approach demonstrated the Company’s commitment to our shareholders. The Compensation Committee retains the right to apply negative discretion based on future conditions or unexpected conditions. However, the addition of the absolute TSR cap to the 2017-2019 FE LTIP cycle helped to align our legacy long-term incentive program design for these executive officers to the incentive compensation design that was approved in 2018 and maintained for 2019.

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Outstanding Award Cycles (2018-2020 and 2019-2021)

The NEOs were granted the following number of target RSUs (rounded) in 2018 and 2019 for each three-year FE LTIP cycle, respectively. Although dividend equivalents accrue and are reinvested throughout the performance period, subject to the same restrictions and performance conditions of the underlying awards, they are excluded in the tables below.

At Target

Executive	Number of Cash-Settled RSUs granted for the 2018-2020 Cycle	Number of Stock-Settled RSUs granted for the 2018-2020 Cycle	Total RSUs granted for the 2018-2020 Cycle	Number of Cash-Settled RSUs granted for the 2019-2021 Cycle	Number of Stock-Based RSUs granted for the 2019-2021 Cycle	Total RSUs granted for the 2019-2021 Cycle

Charles E. Jones	62,906	127,559	190,465	50,071	101,534	151,605

Steven E. Strah	14,436	29,057	43,493	12,448	25,056	37,504

Samuel L. Belcher	10,457	20,914	31,371	10,783	21,417	32,200

Robert P. Reffner	4,304	8,738	13,042	7,832	15,800	23,632

Bennett L. Gaines	5,711	11,287	16,998	4,795	9,476	14,271

Leila L. Vespoli(1)	19,905	39,810	59,715	15,844	31,688	47,532

James F. Pearson(1)	21,796	43,389	65,185	17,349	34,537	51,886

(1)	Refer to E-VERP Benefits on page 93 for more information.

The values shown for Mr. Pearson and Ms. Vespoli are based on the original number of RSUs granted for each FE LTIP cycle prior to their retirements effective April 1, 2019. As a result of their retirements, the RSUs for both the 2018-2020 and 2019-2021 cycles will be prorated and vest based on actual performance. For more information, refer to the following section. Given that the 2018-2020 and 2019-2021 cycles of performance-adjusted RSUs are based on three-year cumulative metrics, the performance is unknown at this time.

Realized Compensation

We provide this alternative view of compensation paid to the NEOs as a supplement to, not as a substitute for, the Summary Compensation Table (“SCT”) because this realized compensation table below illustrates the way our Compensation Committee views the actual compensation earned or received by our NEOs in 2019 under the FE STIP, and the 2017-2019 cycle of the FE LTIP (and, in the case of Mr. Belcher, the 2018-2019 Transition Award).

Based on the KPIs and weightings in 2019, Mr. Jones was paid at 124.0% of target opportunity under the FE STIP while our remaining NEOs (other than Mr. Belcher) were paid at 120.5%. All NEOs (other than Mr. Belcher) were paid at 185% of target opportunity for the 2017-2019 cycle of the FE LTIP. Mr. Belcher was paid at 118.2% of target opportunity under the FE STIP and at 193% of target opportunity for the 2018-2019 Transition Award. For more information, refer to the 2019 KPIs and Weightings for FE STIP section on page 57.

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The table below summarizes realized compensation in 2019 for our NEOs:

Executive	2019 Earned Salary	2019 FE STIP (Paid in 2020)	Performance- Adjusted RSUs (Earned in three- year period ended in 2019, Paid in 2020)	Performance- Adjusted RSUs (Earned in two- year period ended in 2019, Paid in 2020)	Other Compensation(2)	Total 2019 Realized Compensation
Charles E. Jones	$1,136,113	$1,615,111	$18,091,568	N/A	N/A	$20,842,792
Steven E. Strah	$643,599	$626,590	$3,199,450	N/A	N/A	$4,469,639
Samuel L. Belcher	$604,308	$540,575	N/A	$987,237	N/A	$2,132,120
Robert P. Reffner	$537,594	$463,918	$1,238,823	N/A	N/A	$2,240,335
Bennett L. Gaines	$462,322	$364,205	$1,614,607	N/A	N/A	$2,441,134
Leila L. Vespoli(1)	$185,629	$191,737	$3,939,075	N/A	$1,728,633	$6,045,074
James F. Pearson(1)	$161,471	$176,596	$4,299,829	N/A	$1,570,179	$6,208,075

(1)	Amounts are prorated for Ms. Vespoli’s and Mr. Pearson’s retirement effective April 1, 2019.
(2)

Upon their retirements, Ms. Vespoli received $110,588 for 434 hours and Mr. Pearson received $240,489 for 1,902 hours of banked and frozen vacation earned prior to 2008, when FirstEnergy’s vacation policies were revised, and employees and executives could no longer accumulate banked vacation. Due to their participation in the E-VERP, Ms. Vespoli and Mr. Pearson received a lump-sum payment of $1,518,400 and $1,320,800, which was equivalent to what they would have received under the FirstEnergy Severance Benefits Plan. Additionally, Ms. Vespoli received $99,645 for 273 hours and Mr. Pearson received $8,890 for 28 hours of unused PTO. Refer to E-VERP Benefits on page 93 for more information.

2020 Incentive Plan Design and NEO Compensation

Following substantial changes to our short-term and long-term incentive compensation programs in 2018, and strong Say-on-Pay voting results in 2018 and 2019, the Company maintained the same general structure and design for both of our incentive compensation programs for 2020, for the NEOs listed below. Consistency and stability are important aspects of programs that are designed appropriately. As such, the 2020 design and goals of our incentive compensation programs have minimal changes. In December 2019, the Committee approved increasing the stretch (maximum) payout opportunity level from 150% to 200% of target in the 2020 FE STIP. Management believes the timing of this change aligns well with the Company’s transition to a fully regulated company and coincides with the final vesting of the FE LTIP cycle under the former design based upon annual goals. As a result, the Company will need to have additional earnings to cover the cost of paying the FE STIP at 200%. This change is also consistent with market practices and will further align our incentive program with that of our peers.

Executive	2020 Base Salary	2020 STIP (as a % of Base Salary)	2020 LTIP (as a % of Base Salary)
Charles E. Jones	$1,133,000	115%	545%
Steven E. Strah	$675,000	85%	245%
Samuel L. Belcher	$650,000	75%	235%
Robert P. Reffner	$580,000	70%	200%
Bennett L. Gaines	$475,000	65%	125%

In February 2020, the Committee decided, with input from management, to approve increases in compensation for certain NEOs and other executive officers given the Company’s continued progress toward becoming a fully regulated utility, the successful achievement of several strategic initiatives in 2019, and changes in market data provided by our independent consultant. The Committee, at Mr. Jones’ request, also recommended to the Board, and the Board approved, that there be no changes to Mr. Jones’ salary and target incentive compensation levels. The Board agreed with this determination, despite Mr. Jones’ exceptional performance and leadership during a pivotal period of transition giving Mr. Jones’ pay positioning and recent Say-on-Pay feedback. The Board is supportive of pay increases for Messrs. Strah, Belcher and Reffner, given that they continue to perform well in their respective positions, and such increases will continue to move them within the competitive range and with respect to the Blended Median.

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Other Compensation Policies and Practices

Retirement Benefits

We offer retirement benefits to all of our NEOs through our qualified and nonqualified supplemental plans under the FirstEnergy Corp. Pension Plan and the Executive Deferred Compensation Plan (“EDCP”), respectively. The qualified plan benefit historically has been based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the IRC. The qualified plan benefit is subject to applicable federal and plan limits. The EDCP is designed to provide a benefit to executives that is competitive and comparable to that for our general employee population.

Additionally, Mr. Jones participates in the Supplemental Executive Retirement Plan (“SERP”). Ms. Vespoli was a participant in the SERP prior to her retirement in April 2019. Messrs. Strah, Belcher, Reffner, Gaines and Pearson are not participants in the SERP. In 2014, the SERP was formally closed to new entrants to better align our executive retirement benefits with current market practices. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, focus, motivate, and retain top executives who are in positions to make significant contributions to our business. Pursuant to a historical arrangement, Mr. Reffner and Mr. Gaines are eligible to be credited with five years of additional service for purposes of calculating the nonqualified supplemental pension benefit. For more information, refer to the “Pension Benefits as of December 31, 2019” table on page 83. Retirement benefits for the NEOs are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

EDCP (Elective Deferrals)

NEOs may elect to defer a portion of their compensation into the EDCP. They may defer from 1% to 50% of base salary to a cash retirement account; from 1% to 100% of FE STIP awards to either a cash or stock account; and from 1% to 100% of FE LTIP awards to a stock account. In 2019, the EDCP was amended for deferrals beginning in 2020, to reduce the maximum deferral for FE STIP and FE LTIP from 100% to 85% to account for the local and FICA taxation required to be withheld upon deferral and to simplify the communications for participants as well as the plan administration. The EDCP offers executives the opportunity to accumulate assets denominated both in cash and in Company common stock, on a tax-favored basis. Beginning in 2017, any deferral elections to a cash or stock account made by a participant will ultimately be paid only in cash based upon his/her distribution elections.

Earnings on deferrals in the EDCP stock accounts of NEOs track FirstEnergy shares. Earnings on deferrals into the cash retirement accounts of NEOs were credited at the Moody’s Corporate Long-term Bond Yield Index rate plus 3% for funds deferred prior to 2013 and the Moody’s Corporate Long-term Bond Yield Index rate plus 1% for funds deferred in 2013 and later. Any above-market interest earnings are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT.

Personal Benefits and Perquisites

The Company does not provide excessive perquisites to our NEOs.

In 2019, our NEOs could use the corporate aircraft for limited personal use. Mr. Jones is authorized to use either a commercial carrier or our corporate aircraft for any business or personal travel at his discretion. With CEO approval, other executives, including the NEOs, may from time to time use our corporate aircraft for personal travel, which may include family travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees in accordance with the IRS regulations and customary compensation practices.

The Compensation Committee believes the foregoing perquisite is reasonable, competitive, and consistent with our overall compensation philosophy.

Severance Benefits upon an Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Compensation Committee, in its discretion, and approved by the Board. The other NEOs are covered in the event of an involuntary separation under the FirstEnergy Corp. Amended and Restated Executive Severance Benefits Plan (the “Severance Plan”).

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The Severance Plan provides severance benefits to executives who are involuntarily separated due to the sale or closing of a facility, merger, acquisition, corporate restructuring, reduction in the workforce or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in the occurrence of any one or more of the following events: (1) a 15% or greater reduction in the executives’ then current base salary; (2) a requirement that the executive make a 50 mile or greater relocation from his or her current residence for reasons related to the new job; or (3) a requirement that the executive to make a 50 mile or greater change in his or her daily commute from their residence to a new reporting location.

The Severance Plan provides for three weeks of base pay for each full year of service with a minimum benefit of 52 weeks of base salary and a maximum benefit of 104 weeks of base salary. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates. Executives must pay taxes on any continuation of health care value in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Benefits Plan.

CIC Plan

The Compensation Committee believes that the CIC Plan is aligned with the market practices of our peer groups and it is available to all NEOs. Of the NEOs, the CIC Executives (as defined below) participated in the CIC Plan in 2019. The initial term of the CIC Plan commenced on January 1, 2017. Annually, the Committee determines if any changes need to be recommended to the Board for approval. If no changes are needed, then the CIC Plan will automatically renew for an additional year. In September 2019, the Compensation Committee determined that no changes were needed and the term of the CIC Plan automatically extended to December 31, 2021 by its terms. All CIC Executives, as well as all non-participating NEOs, are eligible for the same level of benefits, which include:

●	A two-times base salary plus target bonus multiplier for cash severance;

●	The annual FE STIP paid at target, prorated for the number of days worked in the year;

●	Beginning with the 2017-2019 FE LTIP cycle, if the FE LTIP is not replaced by the buyer, FE LTIP awards will be paid at target, prorated for the number of full months worked in the cycle;

●	Outplacement services for one year following the CIC, capped at a value of $30,000; and

●	Non-competition and non-disparagement obligations that protect the Company.

There are no excise tax “gross-up” provisions. Payments are “cut back” in the event that an excise tax would otherwise apply to the safe harbor amount minus one dollar, unless the participant would receive greater after-tax proceeds absent such cutback. In such a case, the CIC Executive will receive payment of all CIC benefits and will be responsible for paying any excise tax imposed on the payment.

Share Ownership Guidelines

We believe it is critical that the interests of executives, directors and shareholders are clearly aligned. Therefore, the Compensation Committee has continued to refine share ownership guidelines to promote meaningful stock ownership by our executives, including our NEOs and directors. The Company not only wants executives to meet their required share ownership levels in a timely manner, but also to build an ownership mentality and demonstrate commitment to aligning their interests with shareholders.

These guidelines specify the value of Company shares that our executives must accumulate within five years of becoming an executive officer. Additionally, executives who are not on track to meet their required share ownership levels or have failed to achieve required share ownership levels within the five-year compliance period may be subject to the following consequences imposed at the discretion of the Compensation Committee, subject to approval by the Board:

●	Reduce or eliminate the annual FE STIP award opportunity (as necessary) and consider replacement with a discretionary stock award; and/or

●	Require executives to purchase sufficient shares to meet their required share ownership levels.

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Each executive is required to retain all Company shares earned under equity grants or purchased or accumulated until the executive meets his or her share ownership guidelines. Additionally, executives are prohibited from selling shares held in excess of the share ownership guidelines without permission from the CEO. The specific share ownership guidelines are based on a multiple of an executive officer’s base salary, with the higher multiples applicable to the executives having the highest levels of responsibility.

The share ownership multiples for the continuing NEOs in 2019 were as follows:

NEO	Share Ownership Multiples

Mr. Jones	7X base salary
Mr. Strah	4X base salary
Mr. Belcher	3X base salary
Ms. Reffner	3X base salary
Mr. Gaines	3X base salary

To be consistent with an entirely performance-based long-term incentive plan design, unvested performance-adjusted RSUs are not counted as eligible shares for executives to meet their share ownership requirements. The following types of holdings will count toward the share ownership guidelines:

●	Shares directly or jointly owned in certificate form or in a stock investment plan, including 60% of any unvested restricted stock;

●	Shares owned through the FirstEnergy Corp. Savings Plan;

●

Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an IRA, shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

●	Units deferred pursuant to the EDCP.

All continuing NEOs have met their share ownership requirements. Ms. Vespoli and Mr. Pearson are no longer executive officers of the Company and are no longer subject to the stock ownership guidelines. Although the Compensation Committee established share ownership guidelines for executives, such equity ownership typically does not impact the establishment of compensation levels. The Compensation Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis.

Hedging Policies

As described more in this section, we prohibit our employees (including officers) and directors from engaging in hedging or monetizing transactions that would allow them to own Company securities without the full risks and rewards of ownership, including economic exposure to potential decreases in the market value of Company securities.

The Company has adopted formal policies as part of its Insider Trading Policy regarding hedging practices. The following categories of “Covered Persons” are covered by our Insider Trading Policy:

●	all of the Company’s directors;

●	all officers (including NEOs) and employees of the Company and its affiliates and subsidiaries; and

●	any other persons that the Company determines should be covered, such as contractors, consultants and professional advisors who have access to material nonpublic information.

In addition to the Insider Trading Policy applying to Covered Persons, the following are also covered by Insider Trading Policy;

●	the portfolio manager and other individuals who can trade in (or make changes in investments in) Company Securities for the Covered Persons; and

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●

the Covered Persons’ Related Persons (except family members who do not reside with a Covered Person — unless such family member confers with the Covered Person when making investment decisions in Company Securities or is directed, influenced or controlled by the Covered Person with respect to transactions in Company Securities); and

●	any entities that the Covered Persons influence or control.

For these purposes, we consider “Related Persons” of a Covered Person to be her family members and others who reside with her, and any family members who does not live with her but whose transactions in Company Securities are directed, influenced or controlled by her. In addition, “Company Securities” broadly includes all securities of the Company and of its direct and indirect subsidiaries, including but not limited to common stock, options, preferred stock, convertible debentures or other debt securities, and warrants (as well as derivative securities not issued by the Company or its subsidiaries, such as exchange-traded put or call options or swaps relating to any of the foregoing securities).

The Insider Trading Policy generally prohibits a Covered Person from engaging in certain transactions regarding Company Securities owned by her or that she beneficially owns, but the Insider Trading Policy does not apply to transactions in Company Securities where such transactions are not initiated by the Covered Person or approved by her, or are not subject to her influence or control (such as mutual fund transactions in Company Securities). More specifically, the prohibition on pledging, hedging or other monetization transactions for Covered Persons explicitly covers a number of possible transactions:

●	Company directors and Company “officers” (under Exchange Act Rule 16a-1(f)) are prohibited from engaging in short-term opposite-way trading within a six-month period; and

●

Covered Persons are prohibited from engaging in short sales, trading in market-based put and call options or other non-compensatory derivative securities, or engaging in specific hedging and monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

In addition, under the Insider Trading Policy, certain “Designated Insiders” (Company directors, Company “Executive Officers” under Exchange Act Rule 3b-7, Company “officers” under Exchange Act Rule 16a-1(f)), members of the Company’s executive council, members of its disclosure committee and certain other employees with regular access to financial information or otherwise as identified from time to time by the Company), are prohibited from holding Company Securities in a margin account, pledging Company Securities as collateral for a loan, or placing standing or limit orders on Company Securities that remain effective after the day on which they are placed (apart from Company-authorized Rule 10b5-1 trading plans). Other Covered Persons may place standing or limit orders on Company Securities that remain effective after the day on which they are placed, but only for short durations and in a manner that complies with Company restrictions and procedures set forth in the Insider Trading Policy (such as pre-clearance procedures).

Clawback Policy

The Company has a clawback policy (its “Recoupment Policy”) that covers all current or former Executive Officers, Section 16 Officers and other selected executives. In 2019, the Compensation Committee approved enhancements to the Recoupment Policy to continue the previously existing clawback provisions in the event of a financial restatement of the Company, and expanded to include clawback provisions in the event of certain other Detrimental Activity, as defined in the Recoupment Policy, resulting in significant operational, financial or reputational harm to the Company as determined in good faith by the Compensation Committee. In the event that the Company is required to file a financial restatement due to material noncompliance with financial reporting requirements under U.S. securities laws, regardless of misconduct or contribution to the restatement requirement, the clawback policy allows for recoupment of incentive-based compensation granted, vested or accrued after January 1, 2014 and during the three-year period preceding the filing of the accounting restatement, to the extent such compensation received exceeded what would have been received based on the corrected data relating to the restatement. In the event of significant or material operational, financial or reputational harm resulting from Detrimental Activity, the Compensation Committee may direct the Company to recoup from such executive incentive-based compensation granted, vested or accrued in an amount as reasonably determined by the Compensation Committee in good faith.

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Risk Assessment of Compensation Programs

At the request of the Compensation Committee, completed on an annual basis, management assessed the risks associated with our compensation policies, practices, and programs for employees. In addition, management paid particular attention to those programs that allow for variable payouts where an employee may potentially be able to influence payout factors in those programs. The Compensation Committee reviewed management’s assessment and concurred with its conclusions. Based on this assessment, the Compensation Committee concluded that the risks associated with our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee and management designed our compensation programs to align our executives’ interests with the long-term interests of our shareholders without encouraging excessive risk taking. In this regard, our compensation structure contains various features intended to mitigate excessive risk taking. These features include, among others:

●	The mix of compensation among base salary, and short- and long-term incentive programs is not overly weighted toward short-term incentives, and thus, does not encourage excessive risk taking;

●

Our annual incentive compensation is based on multiple, diversified performance metrics, including financial, safety/operational, and business unit measures that are consistent with our long-term goals;

●

Other than the Transition Award for Mr. Belcher, our long-term incentive compensation in 2019 consisted entirely of performance-adjusted RSUs that vest over a three-year period, emphasizing the achievement of performance over a longer time horizon;

●

The Compensation Committee oversees our compensation policies and practices and is responsible for reviewing, approving and/or recommending for approval by the Board, where necessary, executive compensation, including annual incentive compensation plans applicable to senior management employees and other compensation plans, as appropriate; and

●	Certain of our executives are required to own a specified level of shares to comply with share ownership guidelines, encouraging a long-term focus on enhancing shareholder value.

Additionally, our Chief Risk Officer participated in the discussion with senior management regarding the establishment of goals and their weightings and measurements for our short- and long-term incentive compensation programs and the 2019 performance results. The Chief Risk Officer provided his view to the Compensation Committee that:

●	The measurement of 2019 performance results were conducted in accordance with prescribed methodologies and precluded any beneficiary from controlling the calculation;

●	Proposed goals would not create inappropriate incentives or inadvertently encourage willingness to embrace risk exposures other than those we encounter in the normal course of our business;

●	By avoiding individually based goals or goals applicable only to a small group of employees, the risk of encouraging inappropriate behavior is greatly mitigated; and

●	There are adequate controls in place so that the beneficiary of any incentive payout cannot unilaterally control the measurement methodology.

For additional information regarding the Company’s risk management process and your Board’s role in risk oversight, see the related discussion in the “Corporate Governance and Board of Directors Information” section of this proxy statement.

Impact of Tax Requirements on Compensation

Section 162(m) of the IRC generally limits the tax deduction to $1 million for certain compensation paid to certain of our executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that qualified as “performance-based compensation” could be excluded from this $1 million limit. This exception was repealed, effective for taxable years beginning after December 31, 2017, except for certain compensation arrangements in place as of November 2, 2017 for which transition relief is available. The Compensation Committee and your Board sought from time to time to potentially qualify executive compensation as tax deductible under Section 162(m) as in effect prior to 2018, where we believed it was in

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our best interest and in the best interest of our shareholders. However, we have not permitted this tax provision to distort the effective development and execution of our compensation program in the past, nor will we in the future.

We continue to evaluate the impact of the revisions to Section 162(m) of the IRC for their potential impact on the Company. Regardless of that impact, however, we will continue to design and maintain executive compensation arrangements that we believe will attract, retain, focus, and reward the executive talent that we need to compete successfully, even if in certain cases such compensation is not deductible for federal income tax purposes. In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, will in fact be deductible.

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KPI Results and RSU Index Scores

2017 – 2019 Cycle FE LTIP Details

	2017 (except Mr. Belcher)				2018				2019				Totals
	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result
Capital Effectiveness Index(1)
FE Consolidated	14.55%	14.94%	15.47%	15.05%	3.64%	3.91%	4.29%	4.29%	3.75%	4.01%	4.40%	4.32%
Regulated Distribution	16.85%	17.14%	17.60%	17.25%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Transmission	11.28%	11.51%	11.87%	11.54%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total Points				3.26				n/a				n/a
RSU Index Score (A)				1.09				1.50				1.40	3.99
FFO/Adjusted Debt Index
FE Consolidated	18.37%	19.09%	20.11%	19.21%	16.08%	16.83%	17.91%	18.83%	12.25%	12.90%	13.82%	14.50%
Regulated Distribution	34.74%	35.71%	37.27%	38.02%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Regulated Transmission	20.00%	20.66%	21.70%	21.26%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total Points				3.85				n/a				n/a
RSU Index Score (B)				1.28				1.50				1.50	4.28
Safety Total Points	1.21	0.89	0.45	0.99	1.22	0.82	0.55	0.80	1.22	0.82	0.55	0.98
RSU Index Score (C)				0.84				1.04				0.80	2.68
Total RSU Index Score (A+B+C)				3.21				4.04				3.70	10.95

(1)	The Capital Effectiveness Index was calculated using Adjusted EBITDA for 2017 and Operating Earnings for 2018 and 2019.

2018 – 2019 Transition Award Details

For Mr. Belcher, the 2018 and 2019 KPIs under the 2017-2019 FE LTIP and results are as shown in the tables above, with total points of 4.04 for 2018 and 3.70 for 2019, with the total projected points in the 2018-2019 cycle at 7.74 points.

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CD&A Glossary of Terms

Average Capital Effectiveness: Measures the financial effectiveness of investment in operational assets over the 2019-2021 cycle. Creates a direct line of sight for executives to balance the value of our investments with the earnings they produce and create value for shareholders. It is a ratio of Operating Earnings over Net Plan in Service (“NPIS”) plus Construction Work in Progress (“CWIP”). Operating Earnings are an important measure of profitability. The NPIS plus CWIP is the value of the assets being used to generate revenues and profits. A high ratio indicates the business generates larger returns on its investment in operational assets and vice versa.

Capital Effectiveness Index: Measures the financial effectiveness of the Company’s investment in operational assets. The Capital Effectiveness Index is a non-GAAP financial measure representing a ratio for 2017: Adjusted EBITDA over NPIS less nuclear fuel plus CWIP; and for 2018 and 2019: Operating Earnings over NPIS plus CWIP. The index is based on the ratios for FE Consolidated and the Regulated Distribution/Regulated Transmission business segments. Adjusted EBITDA is also a non-GAAP financial measure and consists of Operating Earnings before interest, investment income, taxes, depreciation and amortization. NPIS less nuclear fuel plus CWIP is the value of the assets the Company is using to generate revenues and profits.

For purposes of calculating the Capital Effectiveness Index (1) any year-end adjustments to capital from pension/other postemployment benefits mark-to-market, any reclassification of items from Property, Plant & Equipment as well as retirement studies, consolidation or deconsolidation of entities, and (2) excluded from KPI Operating Earnings is the summation of all major storm costs in operations and maintenance (“O&M”) above budget. In addition, for 2017: impairments of assets that impact NPIS or CWIP not assumed in the original assumptions or storm costs to capital above budget are excluded from NPIS. For 2018: (i) the impact of all Special Items that are excluded from Operating Earnings shall be excluded from FFO and Adjusted Debt, (ii) the impact of the Ohio Distribution Modernization Rider, (iii) the impact of refunds provided to customers associated with tax reform, (iv) preferred dividends, (v) the impact of strategic decisions (e.g. divestitures, acquisitions) including associated tax impacts, and (vi) any impacts from asset retirement obligation studies or plans. For 2019: (i) the impact of refunds provided to customers associated with tax reform, (ii) the impacts of legal reserves or related expenses, (iii) the impacts of preferred stock and related dividends, (iv) all costs associated with the early redemption, repurchase, or remarketing of debt, (v) contributions to the pension plan, (vi) impact of tax payments and receipts under the intercompany tax sharing arrangement, and (vii) the impacts of current taxes.

CIC Executives: Mr. Strah, Mr. Belcher, Mr. Reffner, Mr. Gaines, Ms. Vespoli and Mr. Pearson.

Corporate/Other: The Corporate/Other business segment.

CWIP: Construction Work in Progress.

DART Rate: OSHA-Recordable Incidents that involve days away from work, days of restricted work activity, and/or days of job transfer in the period per 100 employees.

Detrimental Activity: Refers to an Executive Officer’s: (i) use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company or any of its subsidiaries; (ii) breach of any contract with or violation of any fiduciary obligation to the Company or any of its subsidiaries, that results in (or was reasonably likely to result in) significant operational, financial or reputational harm (generally meaning behaviors resulting in financial harm or reputational damage to the Company or any of its subsidiaries) to the Company or any of its subsidiaries, such breach or violation may include, but is not limited to, engagement in any unethical conduct, fraud, dishonesty, violations of Company policy or the law, recklessness, gross negligence, failure to act, or other misconduct including but not limited to sexual harassment or misconduct, data security violations, or criminal activities; or (iii) engagement in conduct described in (ii) above that, even absent a breach of contract or violation of any fiduciary duty, is (or was reasonably likely to be) materially detrimental to the Company or any of its subsidiaries; in each case as determined by the Compensation Committee reasonably and in good faith.

Diversity and Inclusion Index: Measures diverse succession planning, diverse hiring, and improvement on inclusion survey scoring. Measures earn points based on the level of performance; all components within the index are weighted equally. For the purposes of this KPI, “diverse” is defined as female, historically under-represented racial and ethnic demographic groups (Black and African American, Alaskan Native,

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Asian American, Native Hawaiian and other Pacific Islander, people of two or more races; Hispanic and Latino ethnicity), LGBTQIA (Lesbian, Gay, Bisexual, Transgender, Queer/Questioning, Intersex, and Asexual), and/or Disabled.

EBITDA: Earnings before interest, taxes, depreciation and amortization.

Environmental Excursions and Notices of Violation (‘NOVs’): Measures issues related to air emissions, water discharges or other unauthorized releases from facilities, that exceed the allowable limitations, conditions or deadlines established in the facilities’ environmental permits and applicable NOVs issued by a Federal, State or Local Regulatory Agency for the violation of an environmental law or regulation.

FE Consolidated: Refers collectively to Regulated Distribution, Regulated Transmission and Corporate/Other.

FFO/Adjusted Debt Index: Measures annual cash flow generated by the business in comparison to its outstanding debt and is used by credit rating agencies to evaluate the creditworthiness of the Company. Focuses on improving cash position and balance sheet, since cash flows and current debt levels have been an area of focus by our investors.

The index is a non-GAAP financial measure and is based on the ratios for FE Consolidated and the Regulated Distribution/Regulated Transmission business segments. FFO is also a non-GAAP financial measure and consists of net income adjusted for depreciation and amortization, investment impairment, pension and OPEB mark-to-market adjustment, deferred taxes, asset removal costs charged to income, and certain other non-cash items. Adjusted Debt is also a non-GAAP financial measure and consists of short-term borrowings (net of pension contribution), long-term debt (excluding securitized debt), and operating lease obligations.

The FFO/Adjusted Debt Index excludes the following in 2019: (i) the impact of all Special Items that are excluded from non-GAAP Operating Earnings shall be excluded from FFO and Adjusted Debt, (ii) the impacts associated with restructuring the business or other strategic decisions including the associated tax impacts, (iii) the impact of the Ohio Distribution Modernization Rider, (iv) the impact of refunds provided to customers associated with tax reform, (v) major storm costs that are above budgeted amounts of $141.2 million for 2019 ($67.4 million from Capital and $73.8 million from O&M), (vi) the impacts of legal reserves or related expenses, (vii) the impacts of preferred stock and related dividends, (viii) all costs associated with the early redemption, repurchase, or remarketing of debt, (ix) contributions to the pension plan, (x) unfunded pension/OPEB liability and securitized debt, (xi) impact of tax payments and receipts under the intercompany tax sharing arrangement, and (xii) the impacts of current taxes.

First Call Resolution: Transactional voice of customer survey that measures the percent of customer issues resolved on a single interaction with a contact center representative.

KPI (Key Performance Indicators): Financial or operational metrics used to measure Company performance and aligned to our key business objectives. KPIs are used in setting threshold, target and stretch performance goals for our incentive compensation programs.

LCEs: Life Changing Events include life-threatening work-related injuries or illnesses that required immediate life-preserving rescue action, and if not applied immediately would likely have resulted in the death of that person; life-altering work-related injuries or illnesses that resulted in a permanent and significant loss of a major body part or organ function, or function thereof, that permanently changes or disables that person’s normal life activity; and work-related fatalities.

NPIS: Net Plant in Service.

Ohio Distribution Modernization Rider: A rider with the Public Utilities Commission of Ohio which provided for funds through certain retail customer charges to be used directly or indirectly in support of distribution grid modernization in Ohio.

Operating Earnings: Operating Earnings (non-GAAP) is based on the 2019 Budget. It is calculated using the aggregate GAAP earnings adjusted for special items that are consistent with the Company’s external operating earnings (non-GAAP) reporting. Results for 2019 will exclude the following: (i) the impacts associated with restructuring the business or other strategic decisions including the associated tax impacts, (ii) the impact of the Ohio Distribution Modernization Rider, (iii) the impact of refunds provided to customers

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associated with tax reform that exceeded budgeted amounts, (iv) non-deferred major storm O&M expenses above or below the budgeted amount of $25 million, (v) the impacts of legal reserves or related expenses, (vi) the impacts of legal reserves or related expenses, (vii) the impacts of preferred stock and related dividends, and (viii) all costs associated with the early redemption, repurchase, or remarketing of debt. External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

Operating EPS: Measured on the performance of the business units’ contribution to operating earnings growth over the course of 2019-2021, including RD, RT, and Corporate/Other segments (including the remaining competitive business that previously comprised the Competitive Energy Services segment). Results for 2019 will exclude the following: (i) the impact of all Special Items that are excluded from non-GAAP Operating Earnings, (ii) the impacts associated with restructuring the business or other strategic decisions including the associated tax impacts, (iii) the impact of the Ohio Distribution Modernization Rider, (iv) the impact of refunds provided to customers associated with tax reform that exceed budgeted amounts, (v) non-deferred major storm O&M expenses above or below the budgeted amount of $25 million (for 2019), $26 million (for 2020 and 2021), (vi) the impacts of legal reserves or related expenses, (vii) the impacts of legal reserves or related expenses, (viii) the impacts of preferred stock and related dividends, (ix) all costs associated with the early redemption, repurchase, or remarketing of debt, and (x) any deviation from weighted average shares used in establishing the Operation EPS calculation, which was based on the expected schedule of conversion and issuances of 540 million (for 2019), $43 million (for 2020) and $46 million (for 2021). External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

Operations Index: Metric made up of the follow six components, weighted equally (refer to each component for a separate definition):

1.	SAIDI;

2.	TOF;

3.	First Call Resolution;

4.	Environmental Excursions and NOVs; and

5.	Reg Gen EFOR.

OSHA Recordable Incidents: Measures the OSHA-recordable incidents in the period per 100 employees. OSHA-recordable incidents are work-related injuries or illnesses that result in a fatality, medical treatment, or at least one day of lost time, job transfer or restricted duty excluding the day of injury. Includes all incidents that were resolved and reported on the 2019 OSHA log by January 2, 2020. The calculation is defined as:

= (# of incidents x 200,000 Hours) ÷ Number of Actual Productive Hours Worked

The 200,000 hours is a constant that represents the equivalent of 100 employees working 40 hours per week, 50 weeks per year, and provides the standard base for the incidence rates, as per the Bureau of Labor Statistics. Target is based on top-quartile, Stretch is based on top-decile, and Threshold is based on the industry average OSHA rates for all EEI Companies participating in the survey (relevant to each business unit) as reported in the 2017 EEI Health and Safety Survey.

Reg Gen EFOR: The percentage of generation that was not available versus the amount of time a unit was requested to be online.

Regulated Distribution or RD: The Regulated Distribution business segment. Refers collectively to The Cleveland Electric Illuminating Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Monongahela Power Company, Ohio Edison Company, The Potomac Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, The Toledo Edison Company, and West Penn Power Company.

RSUs (Restricted Stock Units): An equity vehicle commonly used in long-term incentive programs to reward employees and promote ownership within the company. RSUs represent the right to receive future delivery of actual stock or cash subject to vesting restrictions (service-based and/or performance-based).

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Regulated Transmission or RT: The Regulated Transmission business segment. Refers collectively to FirstEnergy Transmission, LLC, and its subsidiaries, American Transmission Systems, Incorporated, Potomac-Appalachian Transmission Highline, LLC, Trans-Allegheny Interstate Line Company, and Mid-Atlantic Interstate Transmission.

RTSR (Relative Total Shareholder Return): The total return of a stock to a shareholder for our Company measured against the total return of stock for other companies within a selected peer group. The calculation is based on a set period (e.g., three years) and assumes that dividends are reinvested over this period. RTSR is a common performance measure used within long-term incentive plans and helps to align executive payouts to shareholder value creation.

SAIDI: Distribution System Average Interruption Duration Index is the average total duration of outage minutes in a year for each customer served adjusted for major storms.

Systemwide O&M: Measures RD, RT, and Corporate/Other non-deferred labor and other-than-labor costs based on the 2019 Budget.

TOF: Transmission Outage Frequency measures the transmission line frequency of outages (total number of transmission circuit outages divided by average number of circuits) on 100kV to 500kV circuits after adjustment for major events (Six Sigma). Transmission circuit outages are defined as any loss of flow, momentary or sustained, that is a result of an automatic switching operation. Scheduled outages, emergency forced outages, and operational outages are excluded from the calculation.

TSR (Total Shareholder Return): A measure of stock price appreciation and dividend payments over a period of time.

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Compensation Tables

2019 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2019, 2018, and 2017, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)	SEC Total Without Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)
Charles E. Jones President & CEO	2019	$1,136,113	$0	$6,247,802	$1,615,111	$5,611,583	$74,050	$14,684,659	$9,073,076
	2018	$1,136,113	$0	$7,018,621	$1,662,674	$1,265,019	$40,701	$11,123,128	$9,858,109
	2017	$1,136,113	$0	$6,208,144	$1,383,655	$6,530,282	$23,691	$15,281,885	$8,751,603
Steven E. Strah SVP & CFO	2019	$643,599	$0	$1,545,570	$626,590	$3,189,722	$28,647	$6,034,128	$2,844,406
	2018	$594,835	$0	$1,602,699	$574,240	$696,989	$26,749	$3,495,512	$2,798,523
	2017	$561,539	$0	$1,097,892	$425,641	$1,875,015	$16,888	$3,976,975	$2,101,960
Samuel L. Belcher	2019	$604,308	$0	$1,327,003	$540,575	$418,704	$13,650	$2,904,240	$2,485,536
SVP & President, FE	2018	$548,060	$434,700	$1,503,221	$506,951	$101,296	$11,087	$3,105,315	$3,004,019
Utilities
Robert P. Reffner	2019	$537,594	$0	$973,901	$463,918	$479,043	$13,435	$2,467,891	$1,988,848
SVP & General Counsel
Bennett L. Gaines	2019	$462,322	$0	$588,121	$364,205	$558,635	$3,800	$1,977,083	$1,418,448
SVP, Corporate Services & Chief	2018	$442,051	$0	$626,379	$365,657	$0	$8,062	$1,442,149	$1,442,149
Information Officer
Leila L. Vespoli(1)	2019	$185,629	$0	$1,958,835	$191,737	$2,941,983	$1,744,328	$7,022,512	$4,080,529
EVP, Corporate Strategy,	2018	$761,286	$0	$2,200,498	$823,483	$322,011	$16,372	$4,123,650	$3,801,639
Regulatory Affairs & Chief Legal Officer	2017	$761,286	$0	$1,946,403	$719,783	$1,681,039	$9,100	$5,117,611	$3,436,572
James F. Pearson(1)	2019	$161,471	$0	$2,138,277	$176,596	$3,200,025	$1,582,583	$7,258,952	$4,058,927
EVP, Finance	2018	$662,214	$0	$2,402,070	$758,454	$55,023	$17,838	$3,895,599	$3,840,576
	2017	$662,214	$0	$2,124,671	$662,943	$2,512,687	$15,451	$5,977,966	$3,465,279

(1)	Mr. Pearson and Ms. Vespoli both retired effective April 1, 2019.
(2)

The amounts set forth in the Stock Awards column for 2019 represent grants provided under the Incentive Compensation Plans at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 “Stock Compensation” and are based on target payout. The assumptions used in determining values for the 2019 fiscal year are reflected in Note 6 to the Combined Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2020. The grant date fair value at the maximum payout level for each of the NEOs for 2019 is as follows: Jones: $12,495,604; Strah: $3,091,140; Belcher: $2,654,005; Reffner: $1,947,802; Gaines: $1,176,244; Vespoli: $3,917,670; and Pearson: $4,276,554. These awards are not payable to the executive until the vesting date or other qualifying event shown in the Outstanding Equity Awards at Fiscal Year-End 2019 table (for Ms. Vespoli and Mr. Pearson) or the 2019 Post-Termination Compensation and Benefits table described later in this proxy statement.

(3)	The amounts set forth in the Non-Equity Incentive Plan Compensation column for 2019 were earned under the FE STIP for 2019 and were paid in the first quarter of 2020.
(4)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the NEO of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The disclosure assumes 3.34% (qualified pension), 3.28% (nonqualified supplemental pension), and 3.01% (SERP) are the discount rates for the present value obligation calculations. The change in values for the pension plans for 2019 are as follows: Jones: $5,606,026; Strah: $3,175,105; Belcher: $413,481; Reffner: $475,289; Gaines: $558,635; Vespoli: $2,894,498; and Pearson: $3,123,560. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the NEO during the year. The formula used to determine the above market earnings equals 2019 total interest multiplied by the difference between 120% of the AFR and the plan rate and divided by the plan rate. The above market earnings on nonqualified deferred compensation for 2019 are as follows: Jones: $5,557; Strah: $14,617; Belcher: $5,223; Reffner: $3,754; Gaines: $0; Vespoli: $47,485; and Pearson: $76,465.

75  |  FirstEnergy Corp. 2020 Proxy Statement

(5)	The following table sets forth detail about the amounts for 2019 in the All Other Compensation column and includes compensation not required to be included in any other column:

Name	401(k) Employer Contributions ($) (a)	Health Care Employer Contributions ($) (b)	Wellness Program ($) (c)	Charitable Matching ($) (d)	Group Personal Excess Liability ($) (e)	Life Insurance ($) (f)	Personal Aircraft Usage ($) (g)	Payments Upon Retirement ($) (h)	Total ($)
Charles E. Jones	$8,400	$1,000	$100	$2,600	$1,024	$1,618	$59,308	-	$74,050
Steven E. Strah	$8,400	$1,000	-	$2,500	$1,024	$928	$14,795	-	$28,647
Samuel L. Belcher	$8,165	$1,000	-	$2,590	$1,024	$871	-	-	$13,650
Robert P. Reffner	$8,400	$1,000	-	$2,500	$1,024	$511	-	-	$13,435
Bennett L. Gaines	$1,019	$1,000	$325	-	$1,024	$432	-	-	$3,800
Leila L. Vespoli	$8,400	$1,000	-	$5,000	$1,024	$271	-	$1,728,633	$1,744,328
James F. Pearson	$8,400	$1,000	$600	-	$1,024	$236	$1,144	$1,570,179	$1,582,583

a)	The value of matching Company contributions under the FirstEnergy Corp. Savings Plan for all of the NEOs up to the maximum of $8,400.
b)	The value of Company contributions to the NEOs’ Health Savings Accounts or FirstEnergy Corp. Savings Plan or cash.
c)	The value of Company credits under the broad-based wellness program up to the maximum of $600 annually.
d)

The value of charitable matching contributions for 2019. The Company provides a dollar-for-dollar match, up to $5,000 annually, of employee contributions to qualified nonprofit organizations and educational institutions.

e)	Premiums for all NEOs covered under the group personal excess liability in 2019.
f)	Employer cost for basic life insurance premiums in 2019. Ms. Vespoli’s and Mr. Pearson’s coverage was prorated due to their retirements.
g)

The value of the personal use of the corporate aircraft is calculated based on the aggregate variable operating costs to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. NEOs’ spouses and immediate family members may accompany NEOs on Company aircraft using unoccupied space on flights that were already scheduled, and the Company incurs no aggregate incremental cost in connection with such use.

h)

Upon their retirements, Ms. Vespoli received $110,588 for 434 hours and Mr. Pearson received $240,489 for 1,902 hours of banked and frozen vacation earned prior to 2008 and based on the effective pay rate as of December 31, 2008, when FirstEnergy’s vacation policies were revised, and employees and executives could no longer accumulate banked vacation. Due to their participation in the E-VERP, Ms. Vespoli and Mr. Pearson received a lump-sum payment of $1,518,400 and $1,320,800, respectively, which was equivalent to what they would have received under the FirstEnergy Severance Benefits Plan. Additionally, Ms. Vespoli received $99,645 for 273 hours and Mr. Pearson received $8,890 for 28 hours of unused and deferred PTO in 2019. Refer to E-VERP Benefits on page 93 for more information.

(6)

The amounts set forth in the SEC Total Without Change In Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Compensation Committee views the annual compensation elements for the NEOs. The column adjusts the amount reported in the Total column, as determined under applicable SEC rules, by subtracting the value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column to show how year-over-year changes in these values impact total compensation. The change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to the Company’s performance and are outside of the control of the Compensation Committee.

76  |  FirstEnergy Corp. 2020 Proxy Statement

Grants of Plan-Based Awards in Fiscal Year 2019

The following table summarizes the stock awards granted to our NEOs during 2019 as well as threshold, target, and maximum amounts payable under the applicable short-term and long-term compensation plans.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant/Payout Type	Grant Date(1)	Board Action Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles E. Jones	FE STIP	-	-	$651,475	$1,302,951	$1,954,424	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2019	2/19/2019	-	-	-	50,767	101,534	203,068	-	$4,184,318
	Performance-Adjusted RSUs – Cash-Based	3/1/2019	2/19/2019	-	-	-	25,036	50,071	100,142	-	$2,063,484
Steven E. Strah	FE STIP	-	-	$260,000	$520,000	$780,000	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2019	2/19/2019	-	-	-	12,528	25,056	50,112	-	$1,032,583
	Performance-Adjusted RSUs – Cash-Based	3/1/2019	2/19/2019	-	-	-	6,224	12,448	24,896	-	$512,987
Samuel L. Belcher	FE STIP	-	-	$228,752	$457,500	$686,252	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2019	2/19/2019	-	-	-	10,709	21,417	42,834	-	$882,616
	Performance-Adjusted RSUs – Cash-Based	3/1/2019	2/19/2019	-	-	-	5,392	10,783	21,566	-	$444,387
Robert P. Reffner	FE STIP	-	-	$192,500	$385,000	$577,500	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2019	2/19/2019	-	-	-	7,900	15,800	31,600	-	$651,134
	Performance-Adjusted RSUs – Cash-Based	3/1/2019	2/19/2019	-	-	-	3,916	7,832	15,664	-	$322,767
Bennett L. Gaines	FE STIP	-	-	$151,125	$302,252	$453,376	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2019	2/19/2019	-	-	-	4,738	9,476	18,952	-	$390,515
	Performance-Adjusted RSUs – Cash-Based	3/1/2019	2/19/2019	-	-	-	2,397	4,795	9,590	-	$197,606
Leila L. Vespoli	FE STIP	-	-	$79,560	$159,120	$238,680	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2019	2/19/2019	-	-	-	15,844	31,688	63,376	-	$1,305,894
	Performance-Adjusted RSUs – Cash-Based	3/1/2019	2/19/2019	-	-	-	7,922	15,844	31,688	-	$652,941
James F. Pearson	FE STIP	-	-	$73,278	$146,555	$219,833	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2019	2/19/2019	-	-	-	17,269	34,537	69,074	-	$1,423,304
	Performance-Adjusted RSUs – Cash-Based	3/1/2019	2/19/2019	-	-	-	8,675	17,349	34,698	-	$714,973

(1)	The effective grant date for the Performance-Adjusted RSUs is March 1, 2019 due to the accounting rules under ASC 718.
(2)	The dates set forth in the Board Action Date column for these awards represent the date your Board took action to grant the awards.
(3)

The amounts set forth in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns reflect the potential payouts for each NEO under the FE STIP based upon the achievement of KPIs described in the CD&A. If the threshold level of performance is not achieved, no payout will be made.

(4)

The amounts set forth in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target, and maximum payouts for each NEO, based upon the achievement of the performance measures described in the CD&A and reported in the Stock Awards column of the SCT. The Performance-Adjusted RSUs-Cash-Based have been rounded in this table. If the threshold level of performance is not achieved, no payout will be made.

(5)	The grant date fair value was computed in accordance with FASB ASC Topic 718. The Performance-Adjusted RSUs components are valued based on a Monte-Carlo simulation of $41.211.

77  |  FirstEnergy Corp. 2020 Proxy Statement

The following chart summarizes the details of the FE LTIP grants for the 2019-2021 cycle:

Performance-Adjusted RSUs
Weighting	2/3rd stock-based and 1/3rd cash-based
Granted	Annually
Grant Date	In early March
Grant Price

Average high and low stock price on the grant date (to convert the target LTIP opportunity for each eligible NEO into units); Monte Carlo simulation is used to determine the grant date fair value under ASC 718

Performance Period	3 years, cliff vest on March 1
Performance Measures	Cumulative Operating EPS; Average Capital Effectiveness; and RTSR modifier overlay
Threshold Opportunity Payout	50%
Target Opportunity Payout	100% (capped at a target level of payout if the Company’s absolute TSR is negative for the three-year performance period)
Maximum Opportunity Payout	200%
Settled	Stock or cash, as applicable
Dividend Equivalent Units	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant
Payout	Based on the average high and low stock price on the vesting date

Performance-Adjusted RSUs

Performance-adjusted RSUs are described in the CD&A and are a component of our FE LTIP. On March 1, 2020, the performance-adjusted RSUs granted in 2017 became vested. As previously stated, the total points earned in the FE LTIP 2017-2019 cycle were 10.95 points, resulting in a payout at 185% of target opportunity for this grant. On March 1, 2020, the performance-adjusted RSUs for Mr. Belcher’s 2018-2019 Transition Award became vested. As previously stated, the total points earned in the 2018-2019 Transition Award were 7.74, resulting in a payout at 193% of target opportunity. The vesting period for performance-adjusted RSUs granted in 2018 and 2019 will end on March 1, 2021, and March 1, 2022, respectively, although performance is measured through December 31 of the year prior to vesting. Performance-adjusted RSUs settled in stock are treated as a fixed expense and performance adjusted RSUs settled in cash are treated as a mark-to-market expense for accounting purposes and are valued in accordance with FASB ASC Topic 718.

Other Information

For more information regarding certain compensation arrangements with our NEOs, please refer to the “Potential Post-Employment Payments” section on page 89. For more information regarding the amount of various compensation elements in proportion to total compensation, see the NEO pay mix charts in the “Compensation Mix” section on page 54.

78  |  FirstEnergy Corp. 2020 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2019

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2019:

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(4)	Grant Type(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)

Charles E. Jones	80,257		$37.75	2/25/2021					270,515	2017 Performance- Adjusted RSUs – Stock-Based	$13,147,029
									133,405	2017 Performance- Adjusted RSUs – Cash-Based	$6,483,483
									272,033	2018 Performance- Adjusted RSUs – Stock-Based	$13,220,804
									134,153	2018 Performance- Adjusted RSUs – Cash-Based	$6,519,836
									208,276	2019 Performance- Adjusted RSUs – Stock-Based	$10,122,214
									102,711	2019 Performance- Adjusted RSUs – Cash-Based	$4,991,755
Steven E. Strah									47,622	2017 Performance- Adjusted RSUs – Stock-Based	$2,314,429
									23,811	2017 Performance- Adjusted RSUs – Cash-Based	$1,157,215
									61,967	2018 Performance- Adjusted RSUs – Stock-Based	$3,011,596
									30,786	2018 Performance- Adjusted RSUs – Cash-Based	$1,496,200
									51,398	2019 Performance- Adjusted RSUs – Stock-Based	$2,497,943
									25,535	2019 Performance- Adjusted RSUs – Cash-Based	$1,241,001

Samuel L. Belcher					24,346	RS	(2)	$1,183,216	22,041	2018 Transition Award RSUs– Stock-Based	$1,071,193
									44,602	2018 Performance- Adjusted RSUs – Stock-Based	$2,167,657
									22,300	2018 Performance- Adjusted RSUs – Cash-Based	$1,083,780
									43,933	2019 Performance- Adjusted RSUs – Stock-Based	$2,135,144
									22,120	2019 Performance- Adjusted RSUs – Cash-Based	$1,075,032

79  |  FirstEnergy Corp. 2020 Proxy Statement

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(4)	Grant Type(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)

Robert P. Reffner								18,532	2017 Performance- Adjusted RSUs – Stock-Based	$900,655
								9,128	2017 Performance- Adjusted RSUs – Cash-Based	$443,621
								18,635	2018 Performance- Adjusted RSUs – Stock-Based	$905,661
								9,179	2018 Performance- Adjusted RSUs – Cash-Based	$446,099
								32,411	2019 Performance- Adjusted RSUs – Stock-Based	$1,575,175
								16,066	2019 Performance- Adjusted RSUs – Cash-Based	$780,808

Bennett L. Gaines								23,937	2017 Performance- Adjusted RSUs – Stock-Based	$1,163,338
								12,112	2017 Performance- Adjusted RSUs – Cash-Based	$588,643
								24,071	2018 Performance- Adjusted RSUs – Stock-Based	$1,169,851
								12,180	2018 Performance- Adjusted RSUs – Cash-Based	$591,948
								19,439	2019 Performance- Adjusted RSUs – Stock-Based	$944,735
								9,836	2019 Performance- Adjusted RSUs – Cash-Based	$478,030

Leila L. Vespoli(6)								83,781	2017 Performance- Adjusted RSUs – Stock-Based	$4,071,757
								41,891	2017 Performance- Adjusted RSUs – Cash-Based	$2,035,903
								83,543	2018 Performance- Adjusted RSUs – Stock-Based	$4,060,190
								41,772	2018 Performance- Adjusted RSUs – Cash-Based	$2,030,119
								63,422	2019 Performance- Adjusted RSUs – Stock-Based	$3,082,309
								31,711	2019 Performance- Adjusted RSUs – Cash-Based	$1,541,155

James F. Pearson(6)								91,312	2017 Performance- Adjusted RSUs – Stock-Based	$4,437,763
								45,870	2017 Performance- Adjusted RSUs – Cash-Based	$2,229,282
								91,054	2018 Performance- Adjusted RSUs – Stock-Based	$4,425,224
								45,740	2018 Performance- Adjusted RSUs – Cash-Based	$2,222,964
								69,124	2019 Performance- Adjusted RSUs – Stock-Based	$3,359,426
								34,723	2019 Performance- Adjusted RSUs – Cash-Based	$1,687,538

80  |  FirstEnergy Corp. 2020 Proxy Statement

(1)

The number of shares set forth in both the Number of Shares or Units of Stock That Have Not Yet Vested and the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested columns include all dividends or dividend equivalents earned and reinvested through December 31, 2019. The Performance-Adjusted RSUs have been rounded up in this table.

(2)	Mr. Belcher’s restricted stock award is graded vesting. The vesting dates for Mr. Belcher’s award is 50% on March 8, 2020 and 50% on March 8, 2025.
(3)

The values set forth in both the Market Value of Shares or Units of Stock That Have Not Vested and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested columns are determined by multiplying the number of shares or units by our common stock closing price of $48.60 on the last business day of December 31, 2019.

(4)

The number of shares or units set forth in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested column is based on actual performance of 185% for 2017 performance-adjusted RSUs (except for Mr. Belcher) and maximum performance at 200% for 2017 and 2018 performance-adjusted RSUs. The performance factor for Mr. Belcher’s 2018-2019 Transition Award performance-adjusted RSUs was 193%.

(5)

The awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2017 performance-adjusted RSU — stock-based (March 1, 2020); 2017 performance-adjusted RSU — cash-based (March 1, 2020); 2018 performance-adjusted RSU — stock-based (March 1, 2021); 2018 performance-adjusted RSU — cash-based (March 1, 2021); 2019 performance-adjusted RSU — stock-based (March 1, 2022); and 2019 performance-adjusted RSU — cash-based (March 1, 2022). For Mr. Belcher, the Transition Award RSUs – stock-based vests March 1, 2020.

(6)

The number of shares or units and dollar values have not been prorated in the table to reflect Ms. Vespoli and Mr. Pearson’s retirements effective April 1, 2019 under the Equity Incentive Plan Awards columns. For more information about prorated awards and payouts for 2019, refer to the “RSU Index Performance Measures” section on page 60 and the “Realized Compensation” section on page 62.

81  |  FirstEnergy Corp. 2020 Proxy Statement

Option Exercises and Stock Vested in 2019

The following table summarizes the vesting of stock awards held by our NEOs during 2019.

Name	Award Type	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)(3)	Value Realized on Vesting ($)(4)
Charles E. Jones	2016 Performance-Adjusted RSUs (stock-based)	-	-	296,605	$12,080,725
	2016 Performance-Adjusted RSUs (cash-based)	-	-	-	$6,040,333
Steven E. Strah	2016 Performance-Adjusted RSUs (stock-based)	-	-	47,646	$1,940,631
	2016 Performance-Adjusted RSUs (cash-based)	-	-	-	$970,292
Samuel L. Belcher(5)	2016 Performance-Adjusted RSUs (stock-based converted to cash)	-	-	-	$888,601
	2016 Performance-Adjusted RSUs (cash-based)	-	-	-	$432,281
Robert P. Reffner	2016 Performance-Adjusted RSUs (stock-based)	-	-	18,541	$755,181
	2016 Performance-Adjusted RSUs (cash-based)	-	-	-	$371,931
Bennett L. Gaines	2016 Performance-Adjusted RSUs (stock-based)	-	-	23,948	$975,433
	2016 Performance-Adjusted RSUs (cash-based)	-	-	-	$493,551
Leila L. Vespoli	Stock Options	120,386	$ 753,192	-	-
	2016 Performance-Adjusted RSUs (stock-based)	-	-	84,470	$3,440,482
	2016 Performance-Adjusted RSUs (cash-based)	-	-	-	$1,720,189
James F. Pearson	2016 Performance-Adjusted RSUs (stock-based)	-	-	92,063	$3,749,742
	2016 Performance-Adjusted RSUs (cash-based)	-	-	-	$1,883,613

(1)

This value equals the number of shares for which the option was exercised multiplied by the excess of the weighted average market price ($44.0065) of our common stock on the exercise date over the exercise price per share ($37.75).

(2)

The number of shares set forth in the Number of Shares Acquired on Vesting column reflect the number of 2016 performance-adjusted RSUs (settled in stock), which vested on March 1, 2019. The number of shares includes dividend equivalent units earned and reinvested through the vesting date. The number of shares were rounded down and the fractional share value was paid in cash and is less than the value of one share.

(3)

The number of units from the 2016 performance-adjusted RSUs (settled in cash), which vested on March 1, 2019 are as follows: Mr. Jones: 148,301.8069; Mr. Strah: 23,822.5326; Mr. Belcher: 21,816.8731 (stock-based RSUs converted to cash), 10,613.3231 (cash-based RSUs); Mr. Reffner 9,131.6209; Mr. Gaines: 12,117.6186; Ms. Vespoli: 42,233.9470; and Mr. Pearson: 46,246.3409. The number of units includes dividend equivalent units earned and reinvested through the vesting date.

82  |  FirstEnergy Corp. 2020 Proxy Statement

(4)

The amounts set forth in the Value Realized on Vesting column are based on the average high/low stock price on the vesting date, which was $40.73 for the 2016 performance-adjusted RSUs. The performance-adjusted RSUs for all NEOs, other than Mr. Belcher, were paid at 193% of target. The performance-adjusted RSUs for Mr. Belcher were paid at 200% of target.

(5)	Due to his position with FENOC at the time, the 2016 performance-adjusted RSUs for Mr. Belcher were previously modified to pay only in cash.

Post-Employment Compensation

Pension Benefits as of December 31, 2019

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2019:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Charles E. Jones	Qualified Plan	41	$2,375,856	-
	Nonqualified (Supplemental) Plan		$26,024,795	-
	Supplemental Executive Retirement Plan		$0	-

	Total		$ 28,400,651	-
Steven E. Strah	Qualified Plan	35	$2,070,630	-
	Nonqualified (Supplemental) Plan		$7,266,476	-
	Supplemental Executive Retirement Plan		N/A	-

	Total		$9,337,106	-
Samuel L. Belcher	Qualified Plan	7	$252,179	-
	Nonqualified (Supplemental) Plan		$634,554	-
	Supplemental Executive Retirement Plan		N/A	-

	Total		$886,733	-
Robert P. Reffner	Qualified Plan	12	$518,873	-
	Nonqualified (Supplemental) Plan	17	$1,609,290	-
	Supplemental Executive Retirement Plan		N/A	-

	Total		$2,128,163	-
Bennett L. Gaines	Qualified Plan	13	$631,042	-
	Nonqualified (Supplemental) Plan	18	$2,070,229	-
	Supplemental Executive Retirement Plan		N/A	-

	Total		$2,701,271	-
Leila L. Vespoli(3)	Qualified Plan	34	$2,469,765	$68,546
	Nonqualified (Supplemental) Plan		$12,361,015	$473,719
	Supplemental Executive Retirement Plan		$1,367,128	$53,090

	Total		$16,197,908	$595,355
James F. Pearson(3)	Qualified Plan	42	$2,505,375	$117,474
	Nonqualified (Supplemental) Plan		$11,983,521	$490,171
	Supplemental Executive Retirement Plan		N/A	N/A

	Total		$14,488,896	$607,645

(1)

Pursuant to a historical arrangement, Messrs. Reffner and Gaines are eligible to receive five additional years of credited service for purposes of the nonqualified (supplemental) pension calculation, resulting in 17 and 18 years of credited service, respectively.

(2)

The amounts set forth in the Present Value of Accumulated Benefit column are determined as of December 31, 2019, using the following assumptions: December 31, 2019 discount rates of 3.34% (qualified plan), 3.28% (nonqualified supplemental plan), and 3.01% (supplemental executive retirement plan) and the Pri-2012 mortality table projected generationally using scale MP-2019 (base year 2012) for the qualified plan and Pri-2012 mortality table with white collar adjustment projected generationally using scale MP-2019 (base year 2012) for the nonqualified plans at the earliest unreduced age.

(3)	Ms. Vespoli and Mr. Pearson retired effective April 1, 2019.

83  |  FirstEnergy Corp. 2020 Proxy Statement

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Retirement benefits from the qualified plan provided under the FirstEnergy Corp. Master Pension Plan (“Master Pension Plan”) are calculated using pensionable earnings up to the applicable federal and plan limits. As described in the CD&A, the Master Pension Plan was amended to provide a cash-balance formula for all employees hired or rehired on or after January 1, 2014. In conjunction with the new cash-balance formula, the Company adopted a new nonqualified supplemental plan, which will provide a benefit, based upon the cash-balance formula, to eligible executives hired or rehired on or after January 1, 2014, but without the restriction of federal limits that apply under the qualified pension plan. All of the NEOs were hired prior to January 1, 2014 and are subject to the formulas discussed below.

The supplemental plan provided under the EDCP provides a benefit based upon the formula used in the qualified plan but is calculated using all pensionable earnings without the restrictions of federal and certain plan limits. Based on the applicable formula of the plan under which the NEO is a participant, the retirement benefit from the qualified and nonqualified plans will be the benefit determined using one or more of the following three formulas:

1.

Career Earnings Benefit Formula: A fixed (2.125%) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Pensionable earnings under the career earnings formula generally include base salary, annual incentive awards, and other similar compensation.

2.	Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (“HAMBE”) times the sum of:

•	1.58% times the first 20 years of benefit service;

•	1.18% times the next 10 years of benefit service;

•	0.78% times the next 5 years of benefit service; and

•	1.10% times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32% times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150% of covered compensation or the Social Security Wage Base, except that B cannot be less than zero.

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other termination of employment. Pensionable earnings under the qualified plan HAMBE formula generally include base salary and deferred compensation of base salary after 2004. The pensionable earnings under the nonqualified plan HAMBE formula are the same as the qualified plan described above except that deferred compensation of base salary excluded under the qualified plan and annual incentive awards that are paid or deferred are included. Covered compensation represents the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

3.

Final Average Total Pay (“FATP”) Formula: The pension benefit under FATP is calculated by determining the HAMBE, multiplying this amount by a fixed factor (1.2%) and then multiplying it by the number of years of Benefit Service at the time of separation or retirement. This amount is then divided by 12 to determine the accrued & vested monthly pension benefit amount.

Under the Master Pension Plan, normal retirement is at age 65 and the completion of five years of eligibility service. The earliest retirement is at age 55 if the employee has at least 10 years of eligibility service. Messrs. Jones, Reffner and Gaines are currently eligible for an unreduced pension benefit, as was Mr. Pearson at the time of his retirement date (April 1, 2019). Mr. Strah is currently eligible for a reduced pension benefit based on the Early Retirement Reduction Table below, as was Ms. Vespoli at the time of her retirement date (April 1, 2019) and Mr. Belcher will become eligible when he turns 55 in 2023. The earliest retirement age without reduction for the qualified plan is age 60 with the exception of those covered under the FATP plan. The earliest retirement age without reduction for FATP is age 62.

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Early Retirement Reduction Table

If payment begins at age	The benefit is multiplied by
60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

FATP Early Retirement Reduction Table

If payment begins at age	The benefit is multiplied by
62 and up	100%
61	96%
60	92%
59	88%
58	84%
57	80%
56	76%
55	72%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married employee in the form of a qualified spouse 50% joint and survivor annuity or in the case of an unmarried employee in the form of a single life annuity. Unmarried employees can designate a non-spouse beneficiary to receive up to a 100% joint and survivor annuity depending upon the non-spousal beneficiary’s age. For the married employee, there also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision or a period certain annuity. The annuity provides a reduced monthly benefit, payable to the employee until death. If a joint and survivor annuity is chosen, the employee’s named beneficiary will receive 25%, 50%, 75%, or 100% of the employee’s benefit based on the employee’s and the beneficiary’s ages and the elected percentage to be continued after the employee’s death. Under the pop-up provisions, the monthly payment to the employee “pops-up” to the single life annuity amount if the beneficiary predeceases the employee. The period certain annuity provides a reduced benefit for the life of the employee and continues the benefit to the named beneficiary for a guaranteed period if the employee’s death occurs before the end of the 5, 10 or 15-year period, as elected. No further payments are made if the employee’s death occurs after the end of the elected period.

As noted in the CD&A, pursuant to a historical arrangement, Mr. Reffner and Mr. Gaines are eligible to be credited with five years of additional service for purposes of calculating the supplemental pension benefit. For more information, refer to the “Pension Benefits as of December 31, 2019” table on page 83.

Supplemental Executive Retirement Plan (“SERP”)

In addition to the qualified and nonqualified plans, certain NEOs may receive additional nonqualified benefits from the SERP. Currently, only two active employees are eligible for a SERP benefit upon retirement, and no new participants have been provided eligibility since 2001. In 2014, the Committee formally closed the SERP to new entrants.

Of the NEOs, only Mr. Jones is a continuing participant in the SERP. Ms. Vespoli was also eligible for a SERP benefit upon her retirement effective April 1, 2019. The NEOs who are participants in the SERP, or the NEO’s surviving spouse, are eligible to receive a supplemental benefit after termination of employment

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due to retirement, death, disability, or involuntary separation. Whether or not a supplemental benefit under the SERP will be paid is determined in accordance with, and shall be non-forfeitable, upon the date the NEO terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible NEO who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65% of the average of the highest 12 consecutive full months of base salary earnings paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the FirstEnergy Corp. Savings Plan, but excluding any incentive payments, or (b) 55% of the average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and FirstEnergy Corp. Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.

The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement; and

2.

The monthly retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan and nonqualified supplemental pension, calculated based on the NEO’s marital status at the time of such retirement as follows:

•	In the case of a married NEO in the form of a 50% joint and survivor annuity.

•	In the case of an unmarried NEO, in the form of a single life annuity.

For an NEO who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1% for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If a married NEO that participates in the SERP dies, 50% of the NEO’s SERP benefit actuarially adjusted for the NEO’s and spouse’s ages will be paid to the NEO’s surviving spouse. In general, payment will begin the first of the month following the later of the date the NEO would have attained age 55 or death and continue for the remainder of the surviving spouse’s life. If the NEO had at least 10 years of eligibility service before January 1, 2009, the payment will begin on the first day of the month following the NEO’s death. For an NEO who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1% for each month the commencement precedes the NEO’s attainment of age 65, with a maximum reduction of 30%.

Disability Benefit

If an NEO participant in the SERP terminates employment due to a disability, he/she may be entitled to receive a monthly supplemental retirement benefit under the SERP. If applicable, SERP payments will commence on the first of the month following the NEO’s attaining age 60 if the disability termination occurs before age 55. If the disability termination occurs on or after the NEO attains age 55, applicable SERP payments will begin the first of the month following termination. The retirement benefit will equal the greater of 65% of the NEO’s base salary earnings as set forth in (a) of the Retirement Benefit section above, or 55% of the NEO’s base salary earnings plus their annual incentive awards as set forth in (b) of the Retirement Benefit section above. That amount will be reduced by disability benefits the NEO is projected to receive from Social Security, the Master Pension Plan and the FirstEnergy Corp. Long Term Disability Plan. The disability benefit continues until the NEO attains age 65, is no longer disabled or dies, whichever occurs first. Upon attaining age 65, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

In 2018, the Compensation Committee approved a second amendment to the SERP in order to comply with Department of Labor regulations under the Employee Retirement Income Security Act of 1974, which amendment modified the claims procedures for disability benefits.

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Nonqualified Deferred Compensation as of December 31, 2019

The following table summarizes nonqualified deferred compensation earned or contributed by or on behalf of our NEOs during 2019.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Charles E. Jones	$0	$0	$190,914	$0	$1,223,619
Steven E. Strah	$2,106,401	$0	$233,207	$0	$1,767,679
Samuel L. Belcher	$939,356	$0	$140,789	$110,124	$809,544
Robert P. Reffner	$55,505	$0	$27,210	$0	$284,279
Bennett L. Gaines	$0	$0	$0	$0	$0
Leila L. Vespoli	$0	$0	$488,038	$2,742,064	$3,716,958
James F. Pearson	$170,872	$0	$326,386	$359,854	$4,733,964

(1)

The amount set forth in the Executive Contributions in Last FY column for Mr. Strah includes the deferral of (a) 2019 base salary in the amount of $76,873 and (b) 2017-2019 stock-based RSUs deferred in the amount of $2,029,528. Mr. Belcher includes the deferral of 2017-2019 stock-based RSUs deferred in the amount of $939,356. The amount for Mr. Reffner includes the deferral of 2019 base salary in the amount of $55,505. The amount for Mr. Pearson includes the deferral of 2019 base salary in the amount of $170,872. The base salary amount is also included in the Salary column of the current year Summary Compensation Table.

(2)

The amounts set forth in the Aggregate Earnings in Last FY column include above-market earnings which have been reported in the Summary Compensation Table for 2019 as follows: Mr. Jones: $5,567; Mr. Strah: $14,617; Mr. Belcher: $5,223; Mr. Reffner $3,754; Mr. Gaines: $0; Ms. Vespoli: $47,485; and Mr. Pearson: $76,465. The compounded annual rate of return on pre-2013 retirement accounts was 7.20%, and 5.20% on the retirement accounts in 2013 and thereafter. The compounded annual rate of return on stock accounts was 33.7%, which includes dividends.

(3)

The amounts set forth in the Aggregate Withdrawals/Distributions column include amounts distributed to Mr. Belcher, Ms. Vespoli and Mr. Pearson in accordance with their specified distribution elections. Ms. Vespoli and Mr. Pearson retired effective April 1, 2019.

(4)

The amounts set forth in the Aggregate Balance at Last FYE column include amounts reported in the Summary Compensation Tables in prior years as follows: Mr. Jones: $53,112; Mr. Strah: $29,913; Mr. Belcher: $4,787; Ms. Vespoli: $598,290; and Mr. Pearson: $216,797. Mr. Reffner and Mr. Gaines did not have any amounts reported in the Summary Compensation Tables in prior years.

EDCP

The EDCP is a nonqualified deferred compensation plan which provides for the voluntary deferral of compensation. Our NEOs may defer up to 50% of base salary, up to 100% of STIP awards and up to 100% of LTIP awards.

Two investment options are available under the EDCP. NEOs may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Long-Term Bond Yield Index rate (later referred to as Moody’s). In 2019, the interest rate was based on the Moody’s rate plus one percentage point (5.20%) for amounts credited to accounts in 2013 or later and Moody’s plus three percentage points (7.20%) for amounts credited to accounts prior to 2013. NEOs may direct deferrals of STIP awards and performance-adjusted RSU LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. Payments made with respect to any dividend equivalent units that accrue after May 17, 2014 will be paid in cash.

Payments made with respect to performance shares that are deferred into a participant’s stock account on or after February 23, 2015 will be paid in cash instead of shares of common stock. In addition, with respect to future deferrals, if a participant has elected to receive a distribution of his or her stock account following a three-year deferral period and the participant terminates employment prior to the end of the three-year period, then the stock account distribution will be paid in cash in accordance with the payment terms of the participant’s retirement account.

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Effective for deferral elections made on or after November 1, 2015:

●	Participants may elect to defer RSUs only to the stock account, rather than to a separate RSU account; and

●

Participants may no longer elect to receive a distribution after three years (or any later date specified by the participant, in the case of RSUs), as all amounts deferred to the stock account, including deferred RSUs, will be held in that account until separation from service, death, or disability, at which point it will be transferred to a participant’s retirement account and paid only in cash based on his/her distribution elections for the retirement account.

In 2018, the Compensation Committee approved an amendment to the EDCP in order to comply with Department of Labor regulations under the Employee Retirement Income Security Act of 1974, which amendment modified the claims procedures for disability benefits.

In 2019, the Compensation Committee approved an amendment to the EDCP for deferrals beginning in 2020, to reduce the maximum deferral for STIP and LTIP awards from 100% to 85% to account for the local and FICA taxation required to be withheld upon deferral and to simplify the communications for participants as well as the plan administration.

NEOs may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued and vested as of December 31, 2004, may be paid in a single lump sum payment or in three annual installments. In the event of a participant’s separation from service for reasons for reasons other than retirement, death or disability, accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in-service withdrawal of the full account, subject to a 10% penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005, other than as permitted for hardships under the EDCP.

For deferrals to the stock account prior to November 1, 2015, generally, stock account distributions were made in a lump sum payment in the form of our common stock at the end of the three-year period following the initial deferral, unless further deferred. If further deferred until termination or retirement (or for future deferrals, if termination occurred prior to the end of the initial three-year period, regardless of age at termination), the account was converted to cash, based upon the fair market value of the account at termination, and the balance was rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

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Potential Post-Employment Payments

2019 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our continuing NEOs in the event of a termination or following a CIC absent a termination as of December 31, 2019, which is the last business day of the year:

	Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Death(1)	Disability(1)
Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of change in control termination	Accrued through date of change in control	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event
Severance Pay(2)	N/A	3 weeks of pay for every full year of service (capped at a maximum of 104 weeks), including the current year, calculated using base salary at the time of severance	2 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non- competition clause	N/A	N/A	N/A	N/A
Banked Vacation	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Eligible for a lump sum payment at termination based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary
Health and Wellness Benefits	May continue either through unsubsidized COBRA or in the FE Access Plan	Provided at active employee rates for severance period(3)	Based on the terms of the CIC Plan(4)	Provided at active employee rates for the length of employment	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible
FE STIP Award	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award at target based on elapsed days of service	Eligible for a full or prorated award based on elapsed days of service	Forfeited	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance

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	Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Death(1)	Disability(1)
Performance-Adjusted RSUs (Stock-Based and Cash-Based) Granted in 2017 and Subsequent Years	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued prorated award based on full months of service at 100% of target opportunity and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance
Restricted Stock	Forfeited	Prorated(5)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
EDCP (Elective Deferrals)	Payable as elected	Payable as elected if retirement eligible; otherwise payable in a lump sum upon termination	Payable as elected if retirement eligible; otherwise payable in a lump sum upon termination	Payable as elected upon termination if retirement eligible; otherwise payable in a lump sum upon termination	Payable in a lump sum upon termination	Payable to survivor as elected	Payable as elected
Excise Tax Gross Up under Section 280G	No	No	No	No	No	No	No

(1)	Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.
(2)

In the event of an involuntary separation (other than for cause or following a change in control), Mr. Jones’ severance benefits, if any, would be determined by Compensation Committee as discussed further under “Severance Benefits upon an Involuntary Separation” on page 64 above. In addition, only CIC Executives are eligible to receive severance pay benefits in the event of a termination without cause following a change in control.

(3)

Active employee health and wellness benefits are provided under the Severance Plan for the severance period, which is equal to three weeks for every year of service, including the current year (52 week minimum and 104 week maximum).

(4)	All NEOs, except Mr. Belcher, are eligible for retirement and would receive retiree health and wellness benefits irrespective of a CIC.
(5)

The restricted stock award granted to Mr. Pearson in 2015 was forfeited pursuant to the terms of the award agreement due to his retirement on April 1, 2019. Mr. Belcher’s restricted stock award is paid at target for an involuntary separation and he qualifies for and receives severance, and he executes a release agreement.

The potential post-employment payments discussed below disclose the estimated payments and benefits payable to the continuing NEOs upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously-earned and vested amounts payable to such continuing NEOs regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

●	The amounts disclosed are estimates of the amounts which would be paid out to the continuing NEOs based on the triggering event. The actual amounts can be determined only at the time of payment.

●

The amounts disclosed do not include benefits provided under the qualified plan, nonqualified supplemental plan and SERP as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.

●	The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances of the continuing NEOs in the EDCP are set forth in the

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Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the continuing NEO based on the distribution elections made by the continuing NEO at the time the deferral was elected.

●	December 31, 2019 is the last day of employment.

●

All employees, including the continuing NEOs, are eligible for a full year payout based on actual performance under the FE STIP if they are employed on December 31, 2019. The 2019 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

●	The LTIP and Other Equity Awards table below includes stock options, performance-adjusted RSUs and restricted stock.

●	The closing common stock price on December 31, 2019, the last trading day of the year $48.60, is applied to value stock options, performance-adjusted RSUs and restricted stock.

●	Actual performance is utilized for the 2017-2019 performance-adjusted RSUs. Target payout is assumed for the 2018-2020 and 2019-2021 performance-adjusted RSUs.

●	Health care amounts are not provided in most cases since they are available to all employees under the same circumstances.

Retirement/Voluntary Termination

In the event of a continuing NEO’s retirement or voluntary termination, other than Mr. Belcher who is not yet retirement eligible, as of December 31, 2019, the continuing NEOs outstanding equity awards would be prorated and vest based on actual performance as described in the 2019 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

The present value of the Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table reflects commencement of retirement benefits at the NEOs’ earliest age necessary to receive pension benefits without reduction. Messrs. Jones, Reffner, and Gaines have reached the age and service requirements needed to receive pension benefits without reduction. If Mr. Jones commenced his pension benefits immediately, then his SERP would be reduced as described on page 85. Messrs. Strah and Belcher do not meet the age requirement needed to receive Qualified Plan and Nonqualified Supplemental Plan pension benefits without reduction; however, they are entitled to accrued and vested Qualified Plan and Nonqualified Supplemental Plan benefits as shown in the Pension Benefits table. Mr. Belcher was not yet retirement eligible as of December 31, 2019.

Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Compensation Committee and approved by your Board. The other continuing NEOs are covered under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing or sale of a facility, corporate restructuring, merger, acquisition, a reduction in workforce, or job elimination. Severance is also offered if an executive turns down a job assignment that would result in a reduction of at least 15% in current base salary; contains a requirement that the executive must relocate from his or her current residence for reasons related to the new job; or would result in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than his or her current residence to his or her previous reporting location. The Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2019 involuntary separation, severance pay would be provided as follows: Mr. Jones — $2,266,000 (assuming the Board approves the same level of benefits as the other continuing NEOs); Mr. Strah – $1,300,000; Mr. Belcher — $610,000; Mr. Reffner – $550,000; and Mr. Gaines – $465,000. Each of the continuing NEOs would also be provided prorated vesting for certain outstanding equity as described in the 2019 Post-Termination Compensation and Benefits table and quantified in the LTIP and Other Equity Awards table.

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Termination Following a CIC

As described above, the CIC Executives were participants in the CIC Plan in 2019. Under the CIC Plan, certain enhanced benefits would be provided in the event of a termination without cause or for good reason within two years following a CIC. Under the Incentive Compensation Plans, it is our customary practice to require a qualifying termination of employment for acceleration of the vesting of equity awards in the event of a change of control rather than providing for accelerated vesting solely upon a change of control. In the event a continuing CIC Executive accepts benefits under the CIC Plan (and with respect to Mr. Jones, pursuant to his Non-Competition and Non-Disparagement Agreement, dated September 15, 2015), the continuing NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the CIC Plan, and would be prohibited from disclosing trade secrets or other confidential information indefinitely. Mr. Jones entered into a separate Non-Competition and Non-Disparagement Agreement, dated September 15, 2015, providing comparable benefits to the Company.

Generally, pursuant to the CIC Plan and the Incentive Compensation Plans, a CIC is deemed to occur:

(1)

If any person acquires 25% or more of our voting securities (excluding acquisitions (a) directly from us, (b) by us, (c) by certain employee benefit plans, or (d) pursuant to a transaction meeting the requirements of item (3) below); or

(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances); or

(3)	The consummation of a major corporate event (defined to include reorganizations and certain asset sales) unless, following such transaction:

(a)	The same person or persons who owned our voting securities prior to the transaction own more than 60% of our voting securities prior to the transaction;

(b)	No person or entity (with certain exceptions) owns 25% or more of our voting securities; and

(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction; or

(4)	If our shareholders approve a complete liquidation or dissolution.

For a complete CIC definition explanation, see the CIC Plan, the Incentive Compensation Plans, and Mr. Jones’ Non-Competition and Non-Disparagement Agreement. The CIC severance benefits are triggered only if the CIC Executive is terminated without cause or resigns for good reason within two years following a CIC. Good reason is generally defined as a material change, following a CIC, inconsistent with the individual’s previous job duties or compensation. The Incentive Compensation Plans only provide a termination without cause provision and do not have a good reason definition for the accelerated vesting of the equity awards. We do not gross up equity or cash awards to cover the tax obligations for executives.

In the event of a December 31, 2019 qualifying termination following a CIC, compensation in an amount equal to two times the sum of the amount of annual base salary plus the target annual FE STIP amount as applicable, in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Strah – $2,340,000; Mr. Belcher — $2,135,000; Mr. Reffner — $1,870,000; Mr. Gaines — $1,534,500; and Mr. Jones — none. Since Ms. Vespoli and Mr. Pearson retired effective April 1, 2019, they have been excluded. Each of the continuing NEOs would also be provided additional accelerated vesting following a termination for certain outstanding equity as described in the 2019 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below. Excise tax and gross-up provisions are not provided under the CIC Plan. Finally, outplacement services are also offered for a one–year period, capped at $30,000.

Death & Disability

In the event of a continuing NEO’s death or Disability (as defined in the applicable plan documents) as of December 31, 2019, each of the NEOs would also be provided additional accelerated vesting for certain outstanding equity as described in the 2019 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

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LTIP and Other Awards

In the event of a continuing NEO’s retirement or voluntary termination as of December 31, 2019, the continuing NEOs would be provided vested outstanding equity or performance cash awards as quantified in the Retirement/Voluntary Termination column of the LTIP and Other Awards table below. In the event of involuntary separation, termination without cause following a CIC, death, or Disability, the continuing NEOs would be provided additional accelerated vesting for certain outstanding equity or performance cash awards based specifically on the triggering event as quantified in the respective columns of the LTIP and Other Awards table below. Since 2010, awards of performance-adjusted RSUs and performance shares require a termination without cause following a CIC for accelerated vesting. For purposes of the calculations in the table below, we have assumed the equity awards would be replaced by the successor prior to a termination without cause.

LTIP and Other Awards

		Additional Payments Due to the Termination Scenario
	Retirement/ Voluntary Termination(1)	Involuntary Separation (Additive to the Retirement/ Voluntary Termination Column)(2)	Death & Disability (Additive to the Retirement/ Voluntary Termination Column)(3)	Termination Without Cause Following a CIC (Additive to the Retirement/Voluntary Termination Column)(4)
Charles E. Jones	$18,152,546	$0	$0	$0
Steven E. Strah	$3,668,917	$0	$0	$0
Samuel L. Belcher(5)	N/A	$3,146,695	$3,146,695	$3,146,695
Robert P. Reffner	$1,426,452	$0	$0	$0
Bennett L. Gaines	$1,630,299	$0	$0	$0

(1)

The amounts set forth in the Retirement/Voluntary Termination column represent the estimated amounts based on a target opportunity payout for all outstanding FE LTIP cycles that would be payable to the continuing NEO as a result of retirement/voluntary termination on December 31, 2019. FE LTIP awards are prorated based on full months of service. At the time of payment, the FE LTIP awards will be adjusted for actual performance. If we applied the actual performance results for the 2017-2019 cycle, the values would be as follows: Jones $26,670,861; Strah $5,175,346; Belcher n/a; Reffner $2,009,746; and Gaines $2,390,536. Unvested stock options and restricted stock are forfeited. Mr. Belcher was not eligible to retire as of December 31, 2019 since he was only 51 years old.

(2)

The amounts set forth in the Involuntary Separation column represent the estimated additional amounts that would be payable to the continuing NEO as a result of a December 31, 2019, involuntary severance. Unvested stock options and FE LTIP awards are prorated based on full months of service. At the time of payment, the FE LTIP awards will be adjusted for actual performance. Mr. Belcher’s restricted stock award is paid at target for an involuntary separation and he qualifies for and receives severance, and he executes a release agreement.

(3)

The amounts set forth in the Death & Disability column represent the estimated additional amounts that would be payable to the continuing NEO as a result of a death or termination due to Disability. FE LTIP awards are prorated based on full months of service. In the event of a death, the FE LTIP awards are prorated and payable at target based on the fair market value on the date of death. In the event of a termination due to disability, the FE LTIP awards are prorated and payable at the end of the performance period and based on actual performance. Unvested stock options are prorated based on full months of service. All restricted stock awards fully vest, including Mr. Belcher’s restricted stock award.

(4)

The amounts set forth in the Termination Without Cause following a CIC represent the estimated additional amounts that would be payable to the continuing NEO as a result of the double trigger vesting of awards. Unvested restricted stock and unvested stock options would fully vest at target in the event of a termination without cause following a CIC. FE LTIP awards granted in 2017 and later vest and are prorated at target in the event of a termination without cause following a CIC.

(5)	Since Mr. Belcher was not eligible to retire as of December 31, 2019, the full value of the payments are reflected in each column and are not additive.

E-VERP Benefits

The effective date of Ms. Vespoli’s retirement was April 1, 2019. Under the E-VERP, Ms. Vespoli received the following separation pay and benefits:

●

a lump sum payment of approximately $1,518,400, less applicable withholdings, equivalent to her severance benefit under the Company’s Executive Severance Benefits Plan plus an amount equivalent to unused and deferred paid time off at the time of her retirement;

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●	a lump sum payment of $99,645, less applicable withholdings, equivalent to her unused and deferred paid time off in 2019;

●	continuation of health care benefits for a period of up to 18 months at an estimated value of $20,012; and

●	a temporary monthly pension enhancement of $1,500 up to age 65.

The effective date of Mr. Pearson’s retirement was April 1, 2019. Under the E-VERP, Mr. Pearson, received the following separation pay and benefits:

●

a lump sum payment of approximately $1,320,800, less applicable withholdings, equivalent to his severance benefit under the Company’s Executive Severance Benefits Plan plus an amount equivalent to unused and deferred paid time off at the time of his retirement;

●	a lump sum payment of $8,890, less applicable withholdings, equivalent to his unused and deferred paid time off in 2019;

●	continuation of health care benefits for a period of up to 18 months at an estimated value of $19,901; and

●	a temporary monthly pension enhancement of $1,500 for 24 months following retirement.

Additionally, as is the case for executive officers who retire, Ms. Vespoli and Mr. Pearson were also eligible to receive retirement benefits described above, including benefits under the Master Pension Plan, EDCP, prorated awards under the FE STIP and FE LTIP (payable, if at all, upon the final determination of performance results thereunder), and, with respect to Ms. Vespoli, the SERP.

CEO Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity and our Compensation Committee annually reviews the internal pay ratio between Mr. Jones’ total compensation and that for other NEOs and all non-executive employees. For 2019, the Compensation Committee elected to use the same “median employee” that was identified in 2018 to calculate our 2019 pay ratio calculation, as there has been no change to our employee population or employee compensation arrangements in the last fiscal year that we believe would have a significant impact on our pay ratio disclosure. The process that we used to determine our “median employee” in 2018 is summarized below:

For 2018, the Compensation Committee compared Mr. Jones’ annual total compensation (the “CEO Compensation”) to the median of the annual total compensation of all employees (excluding Mr. Jones) (the “Median Annual Compensation”). We identified the “median employee” by calculating the annual compensation of approximately 12,500 full-time, part-time, seasonal and temporary employees employed by us on October 1, 2018, other than Mr. Jones. As a result of the deconsolidation of FES, all of its subsidiaries, and FENOC in 2018, the identification and analysis of our median employee excluded all employees within CES as of October 1, 2018.

As permitted by SEC rules, to determine the “annual compensation” of our employees, we did not use the same compensation definition as required for purposes of determining total compensation in the 2018 Summary Compensation Table. Instead, we used, for the period from January 1, 2018 to September 30, 2018 the sum of:

●

2018 base pay, which we (1) based on a reasonable estimate of hours worked during 2018 for hourly workers and on salary levels for salaried workers and (2) annualized for employees other than seasonal and temporary employees who commenced work during 2018; plus

●	2018 target short-term incentive compensation awards (99% of our employees are eligible for these awards).

Using the above methodology, we identified a small group of employees who had the identical amount of estimated annual compensation; we determined this group represented our “median employee” annual compensation. We selected an employee from that group and identified this person as our median employee.

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We calculated the median employee’s Median Annual Compensation for 2019 using the same calculation method as in the Summary Compensation Table, which was $149,550. As shown on the Summary Compensation Table on page 75, in 2019, Mr. Jones’ CEO Compensation was $14,684,659. As a result, we estimate that the ratio of CEO Compensation to Median Annual Compensation for 2019 is approximately 98:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

95  |  FirstEnergy Corp. 2020 Proxy Statement

Security Ownership of Management

The following table shows shares of common stock beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) as of March 6, 2020, by each director, the NEOs, and all directors and executive officers as a group.

Name	Class of Stock	Shares Beneficially Owned(1)(2)	Percent of Class(3)
Michael J. Anderson	Common	1,000	*
Samuel L. Belcher	Common	41,607	*
Steven J. Demetriou	Common	4,130	*
Bennett L. Gaines	Common	76,781	*
Julia L. Johnson	Common	30,256	*
Charles E. Jones	Common	693,392	*
Donald T. Misheff	Common	100	*
Thomas N. Mitchell	Common	7,665	*
James F. O’Neil III	Common	4,604	*
Christopher D. Pappas	Common	16,489	*
James F. Pearson	Common	196,895	*
Sandra Pianalto	Common	3,262	*
Robert P. Reffner	Common	84,806	*
Luis A. Reyes	Common	331	*
Steven E. Strah	Common	70,391	*
Leslie M. Turner	Common	4,497	*
Leila L. Vespoli	Common	193,817	*
All Directors and Executive Officers as a Group (20 people)	Common	1,523,865	*(3)

(1)

The amounts set forth in this column include any shares with respect to which the executive officer, NEO or director may directly or indirectly have sole or shared voting or investment power. The amounts also include stock options and/or shares that have been deferred as equivalent units under the AYE Director’s Plan and the AYE DCD of which the NEO or director has the right to acquire beneficial ownership within 60 days of March 6, 2020, and are as follows: Johnson: 21,468 shares, Jones: 80,257 shares and all directors and executive officers as a group: 101,725 shares. Unless otherwise noted below, each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned. The amount for Mr. Jones includes 10,363 shares in his wife’s FirstEnergy Corp. Savings Plan, for which he has shared voting and investment power.

(2)

Deferred shares and other amounts payable in stock under the DDCP are held as stock units and are not beneficially owned (as defined in Rule 13d-3 under the Exchange Act) and are therefore not included in the table above. However, such stock units are counted for purposes of non-employee director share ownership guidelines. The stock unit holdings of the directors under the DDCP are as follows.

Name	Director Deferred Stock Units Payable in Stock
Michael J. Anderson	46,660
Steven J. Demetriou	7,295
Julia L. Johnson	42,983
Donald T. Misheff	29,687
Thomas N. Mitchell	14,163
James F. O’Neil III	10,123
Christopher D. Pappas	36,579
Sandra Pianalto	3,478
Luis A. Reyes	24,831
Leslie M. Turner	-

(3)	The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.

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Security Ownership of Certain Beneficial Owners

The following table shows all persons who are known by the Company to be the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more than five percent of the outstanding shares of common stock of the Company as of March 6, 2020.

			Voting Power Number of Shares		Dispositive Power Number of Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Shares Outstanding(5)	Sole	Shared	Sole	Shared

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	67,456,264	12.5%	947,747	270,557	66,438,661	1,017,603

BlackRock Inc. (2) 55 East 52nd Street, New York, NY 10055	55,963,156	10.4%	51,673,618	0	55,963,156	0

Entities affiliated with State Street Corporation (3) One Lincoln Street Boston, MA 02111	39,714,073	7.4%	0	35,372,209	0	39,640,082

Massachusetts Financial Services Company (4) 111 Huntington Avenue, Boston, MA 02199	30,704,534	5.7%	29,609,120	0	30,704,534	0

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 11, 2020.
(2)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 4, 2020.
(3)	Based solely on the most recently available Schedule 13G filed with the SEC on February 13, 2020.
(4)	Based solely on the most recently available Schedule 13G filed with the SEC on February 14, 2020.
(5)	Percentages of shares beneficially owned are as of December 31, 2019 and as reported on the applicable Schedule 13G or 13G/A

97  |  FirstEnergy Corp. 2020 Proxy Statement

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2019 were James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, and Leslie M. Turner. No members of the Compensation Committee during 2019 meet the criteria to be considered to have an interlock or insider participation relationship.

Certain Relationships and Related Person Transactions

Based on our size and varied business operations, we may engage in transactions with companies and other organizations in which a member of your Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction with the Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Your Board has determined that it is appropriate and necessary to have a process in place to identify and provide proper review of any related person transactions.

Based on the foregoing, your Board established a written Related Person Transactions Policy (the “Policy”) that has been implemented by the Corporate Governance and Corporate Responsibility Committee in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements the Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continued only if a majority of the disinterested members of the Corporate Governance and Corporate Responsibility Committee or your Board approves or ratifies the transaction in accordance with the Policy. The Chair of the Corporate Governance and Corporate Responsibility Committee also has the delegated authority between meetings to review and determine whether a transaction should be approved or ratified in accordance with the Policy. In making its decisions, the Corporate Governance and Corporate Responsibility Committee, Chair of the Corporate Governance and Corporate Responsibility Committee or your Board will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K.

As part of the Policy, our management established review procedures for any transaction, proposed transaction or any material amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established procedures to allow us to identify such related person transactions. Any known related entities of the related persons are identified as such in the applicable computer system so that necessary business units are made aware of a potential related person transaction or proposed transaction involving the Company and a related entity. As applicable, management brings transactions to the attention of the Corporate Governance and Corporate Responsibility Committee, Chair of the Corporate Governance and Corporate Responsibility Committee or your Board for its review, approval or ratification.

When reviewing a transaction, the Corporate Governance and Corporate Responsibility Committee, Chair of the Corporate Governance and Corporate Responsibility Committee or your Board reviews the material facts of the related person’s relationship to the Company, and his or her interest in the transaction, as well as the aggregate value of such transaction to the Company. Since January 1, 2019, we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, Board member nominee, executive officer, beneficial owner of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Pursuant to the terms of the Policy, your Board’s Corporate Governance and Corporate Responsibility Committee and/or the Chair of the Corporate Governance and Corporate Responsibility Committee ratified and approved the transactions described below.

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Mr. Gary A. Chack serves the Company as a Staff Environmental Coordinator. Mr. Gary A. Chack has been employed by the Company since 2005. Mr. Gary A. Chack is the brother of Mr.ok, Dennis M. Chack who was an executive officer of the Company through July 16, 2019. From January 1, 2019 through March 6, 2020, Mr. Gary A. Chack was paid compensation in the aggregate amount of approximately $145,400, which consisted of base salary and the FE STIP paid in 2020 for 2019 performance. Mr. Gary A. Chack’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Mr. Gary A. Chack and Mr. Dennis M. Chack.

Mr. James A. Jones serves the Company as a Distribution Technician. Mr. James A. Jones has been employed by the Company since 2005. Mr. James A. Jones is the brother of Mr. Charles E. Jones who is the Company’s CEO. From January 1, 2019 through March 6, 2020, Mr. James A. Jones was paid compensation in the aggregate amount of approximately $133,500, which consisted of base salary, overtime and the FE STIP paid in 2020 for 2019 performance. Mr. James A. Jones’ compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Mr. James A. Jones and Mr. Charles E. Jones.

Ms. Carly M. Lange serves the Company as a Supervisor of Workforce Development Process and Systems Training. Ms. Carly M. Lange has been employed by the Company since 2014. Ms. Carly M. Lange is the daughter of Mr. Charles E. Jones who is the Company’s CEO. From January 1, 2019 through March 6, 2020, Ms. Carly M. Lange was paid compensation in the aggregate amount of approximately $139,600, which consisted of base salary, overtime and the FE STIP paid in 2020 for 2019 performance. Ms. Carly M. Lange’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Ms. Carly M. Lange and Mr. Charles E. Jones.

Mr. Kenneth A. Strah serves the Company as a Director of Customer Contact Centers. Mr. Kenneth A. Strah has been employed by the Company since 1980. Mr. Kenneth A. Strah is the brother of Mr. Steven E. Strah is an executive officer of the Company. From January 1, 2019 through March 6, 2020, Mr. Kenneth A. Strah received compensation in the aggregate amount of approximately $316,600, which consisted of base salary, the FE STIP paid in 2020 for 2019 performance and the grant date value of performance-adjusted RSUs granted in 2018 under the FE LTIP. Mr. Kenneth A. Strah’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Mr. Kenneth A. Strah and Mr. Steven E. Strah.

During 2019, two providers of services to the Company were also beneficial owners of at least 5% of our common stock: BlackRock, Inc. (“BlackRock”) and State Street Corporation (“State Street”). Their fees are unrelated to their common stock ownership, resulted from arm’s-length negotiations, and are reasonable in amount and reflect market terms and conditions. The Company does not believe BlackRock or State Street have any direct or indirect material interest in the transactions as a result of such services. The nature and value of services provided by these 5% shareholders and their affiliates are described below.

•

Affiliates of BlackRock provided asset management services for certain assets under our FirstEnergy Corp. Pension Plan and a trust associated with certain Company employee benefit plans and received approximately $812,000 in fees from the Company from January 1, 2019 through March 6, 2020 for such services.

•

Affiliates of State Street provided asset management and trustee services relating to the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan and a trust associated with certain Company employee benefit plans and received approximately $129,500 in fees from January 1, 2019 through March 6, 2020 for such services.

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Questions and Answers about the Annual Meeting

Proxy Materials

1	Q:	Why did I receive these proxy materials?

A:

You received these proxy materials because you were a shareholder of record or beneficial owner (as defined below) of shares of common stock of FirstEnergy Corp. as of the close of business on March 20, 2020, the record date (the “Record Date”). The Annual Meeting will be held on Tuesday, May 19, 2020. We began distributing these proxy materials to shareholders on or about April 1, 2020.

2	Q:	What is the difference between holding shares as a “shareholder of record” and holding shares in “street name” or as a “beneficial owner”?

A:

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are a shareholder of record of the shares. As the shareholder of record, you have the right to vote your shares directly or to grant a proxy to vote your shares to a representative of the Company or to another person. As a record holder you have received either a proxy card to use in voting your shares or a Notice of Internet Availability which instructs you how to vote.

Beneficial Owner: If your shares are held for you in a brokerage, bank or other institutional account, it is likely that you are the beneficial owner of shares, meaning that you hold shares in “street name.” You are also a beneficial owner if you own shares through the FirstEnergy Corp. Savings Plan (the “Savings Plan”).

As a beneficial owner of shares, you have the right to direct the registered holder to vote your shares, and you may attend the Meeting (please see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below for instructions on how to register in advance). Your bank, broker or other institution has provided a voting instruction form for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. If you are a Savings Plan participant, because the Savings Plan’s Trustee is the only one who can vote your Savings Plan shares, you cannot vote your Savings Plan shares in person at the Meeting (although you may attend the Meeting by following the instructions on how to register in advance in the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below).

3	Q:	Can I view future FirstEnergy proxy materials and annual reports on the Internet instead of receiving paper copies?

A:

Yes. If you received paper copies of this proxy statement and the annual report and you are a shareholder of record, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet unless applicable regulations require delivery of printed proxy materials. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you previously elected to access your proxy materials over the Internet, you will not receive the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or paper copies of proxy materials in the mail unless required by law. Instead, you will receive a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet.

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If you received a Notice of Internet Availability, you may not receive printed copies of proxy statements and annual reports in the future unless required by law. However, you may elect to be mailed a paper proxy card with instructions on how to access proxy statements and annual reports using the Internet for future meetings by following the instructions when voting. The Notice of Internet Availability also contains instructions on how you may request delivery of proxy materials in printed form for the Meeting or on an ongoing basis, if desired.

If you are a beneficial owner, refer to the information provided by your broker, bank or other nominee for instructions on how to elect to view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies.

4	Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

A:

To reduce the environmental impact and related costs of the Meeting, we are pleased to again furnish the proxy materials over the Internet. As a result, we are sending a number of our shareholders a Notice of Internet Availability instead of a printed copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials and vote via the Internet and to request a printed copy of the proxy materials by mail, if desired. Instructions on how to access the proxy materials over the Internet, to vote online, and to request a printed copy may be found in the Notice of Internet Availability. The Notice of Internet Availability identifies the items to be voted on at the Meeting, but shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notice of Internet Availability that is returned will not be counted as votes. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form for this Meeting or on an ongoing basis, if desired.

5	Q:	Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

A:

Where possible, we follow the SEC rule that permits us to send one copy each of this proxy statement and the annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card or opportunity to vote via the Internet, as applicable, for each stock account. If you are a registered shareholder and received only one copy each of the proxy statement and the annual report in your household, you can request additional copies for some or all accounts for this year or in the future, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016, and we will promptly deliver the requested copies. You also may contact us in the same manner if you are receiving multiple copies of this proxy statement and/or the annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a bank, broker, or other institution you will need to contact such bank, broker, or other institution to revoke your election and receive multiple copies of these documents.

6	Q:	Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?
A:

Your Board is soliciting your vote. We have arranged for the services of Morrow Sodali LLC to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $19,250, plus reimbursement of reasonable expenses. Votes also may be solicited in a similar manner by officers and employees of the Company and members of your Board on an uncompensated basis. The Company will pay all reasonable solicitation costs and will reimburse banks, brokers or other nominees for postage and expenses incurred by them for sending proxy materials to beneficial owners.

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Voting Matters

7	Q:	What items of business will be voted on at the Meeting and how does the Board recommend that I vote?

A:

Item	Brief Description	Board’s Recommendation

1	Elect the 11 nominees named in this proxy statement to the Board of Directors	✓ “FOR” each director nominee

2	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020	✓ “FOR”

3	Approve, on an advisory basis, named executive officer compensation	✓ “FOR”

4	Approve the FirstEnergy Corp. 2020 Incentive Compensation Plan	✓ “FOR”

5	Approve a management proposal to amend the Company’s Amended and Restated Code of Regulations to authorize the Board of Directors to make certain future amendments to the Company’s Amended and Restated Code of Regulations	✓ “FOR”

6	Shareholder Proposal Requesting Removal of Aggregation Limit for Proxy Access Groups	X “AGAINST”

8	Q:	What is a quorum and what other voting information should I be aware of?
A:

As of the Record Date, 541,732,438 shares of our common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum. You are entitled to one vote for each share of common stock you owned on the Record Date.

A broker non-vote occurs when an entity holding shares in street name, such as a bank or broker, submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal (such as Items 1 and 3 – 6) because your broker does not have the authority to vote on that proposal and has not received specific voting instructions. If you are a beneficial owner, we encourage you to provide instructions to your bank, broker, or other institution by executing the voting form supplied to you by that entity. Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting except on Item 2. A broker will be permitted to vote your shares on Item 2 without your instructions because Item 2 is considered a “routine” matter under applicable NYSE rules; however, your broker cannot vote your shares on any other items unless you provide instructions because such other items are deemed to be “non-routine” matters under NYSE rules. Therefore, your failure to give voting instructions means that your shares will not be voted on any “non-routine” items and, as applicable, your unvoted shares will be broker non-votes.

An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Except for Item 4, votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes. For Item 4, the affirmative vote of a majority of the votes cast is required to approve the FirstEnergy Corp. 2020 Incentive Compensation Plan. Under NYSE requirements for the approval of such equity plans, abstentions will be counted and have the same effect as an “Against” vote and broker non-votes will have no effect.

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If you properly sign and return your proxy card but your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

9	Q:	What is the vote required for each item to be voted on at the Meeting?
A:

Item	Brief Description	Vote Required	Treatment of Abstentions and Broker Non-Votes

1	Elect the 11 nominees named in this proxy statement to the Board of Directors

Nominees receiving more “For” votes than “Against” votes (among votes properly cast in person or by proxy) will be elected.

As further described in Item 1 above, any nominee for director who receives a greater number of votes “Against” than votes “For” his or her election must promptly tender his or her resignation to the Corporate Governance and Corporate Responsibility Committee following certification of the shareholder vote.

No effect.

2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020	Requires the affirmative vote of a majority of votes cast.	Abstentions – No effect. Broker Non-votes – Not applicable.

3	Approve, on an advisory basis, named executive officer compensation	This advisory proposal requires the affirmative vote of a majority of the votes cast.	No effect.

4	Approve the FirstEnergy Corp. 2020 Incentive Compensation Plan	Requires the affirmative vote of a majority of votes cast.	Under NYSE requirements for the approval of equity plans, abstentions will be counted and have the same effect as an “Against” vote and broker non-votes will have no effect.

5	Approve a management proposal to amend the Company’s Amended and Restated Code of Regulations to authorize the Board of Directors to make certain future amendments to the Company’s Amended and Restated Code of Regulations	Requires the affirmative vote of a majority of the voting power of the Company (i.e., outstanding common shares).	Have the same effect as an “Against” vote.

6	Shareholder Proposal Requesting Removal of Aggregation Limit for Proxy Access Groups

The non-binding shareholder proposal requires the affirmative vote of a majority of votes cast.

Notwithstanding the results of the shareholder vote, the ultimate adoption of any measures called for by the shareholder proposal is at the discretion of your Board.

No effect.

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10	Q:	Will any other matters be voted on other than those described in this proxy statement?
A:

We do not know of any business that will be considered at the Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

11	Q:	Where can I find the voting results of the Meeting?
A:

We will announce preliminary voting results at the Meeting. Final voting results will be reported in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days after the date of the Meeting and will be posted on our website at https://investors.firstenergycorp.com/ then by selecting “SEC Filings & Reports.” You may also automatically receive the Company’s SEC filings (which include alerts for the filing of Form 8-Ks by the Company with the SEC) via e-mail by visiting our website at https://investors.firstenergycorp.com/EmailNotification and selecting “Enable document alerts.”

How You Can Vote

12	Q:	Who is entitled to vote at the Meeting?
A:

Shareholders of record of FirstEnergy common stock as of the Record Date are entitled to receive notice of the Meeting and vote their shares. If you plan to attend the Meeting, please see the “Attending the Annual Meeting” section below of these “Questions and Answers about the Annual Meeting” for instructions on how to register in advance.

13	Q:	How do I vote?
A:

As further described below, if you are voting by Internet, telephone or mail, your vote must be received by 6:00 a.m., Eastern time, on Tuesday, May 19, 2020, to be counted in the final tabulation, except for shares held by participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote on shares held through the FirstEnergy Corp. Savings Plan must be received by 6:00 a.m., Eastern time, on Monday, May 18, 2020, to be counted in the final tabulation. Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker, institution or other nominee that holds your shares) that you must follow for your shares to be voted.

Do you hold shares directly with FirstEnergy or in the FirstEnergy Corp. Savings Plan?
Use the internet at www.cesvote.com	Call toll-free at 1-888-693-8683	Mail by returning your proxy card/ voting instruction form (1)
Do you hold shares through a bank, broker or other institution (beneficial ownership)? (2)
Use the internet at www.proxyvote.com	Call toll-free at 1-800-454-8683	Mail by returning your proxy card/ voting instruction form

(1)   If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., the Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

(2)   Not all beneficial owners may be able to vote at the web address and phone number provided above. If your control number is not recognized, please refer to your voting instruction form for specific voting instructions.

If you received a Notice of Internet Availability and would like to vote by telephone or mail, please follow the instructions on your notice to request a paper copy of the proxy materials and proxy card.

104  |  FirstEnergy Corp. 2020 Proxy Statement

If you are a participant in the FirstEnergy Corp. Savings Plan, your proxy card will include the shares of common stock held for your account in the FirstEnergy Corp. Savings Plan and any other shares registered with our transfer agent, AST, as of the Record Date. Subject to the Employee Retirement Income Security Act of 1974, as amended, and pursuant to the Savings Plan provisions, the Savings Plan’s Trustee will vote all shares as directed by Savings Plan participants, and shares for which the Savings Plan’s Trustee does not receive timely voting directions will be voted in the same proportion as the shares held under the Savings Plan for which the Savings Plan’s Trustee receives timely voting directions. Because the Savings Plan Trustee is the only one who can vote your FirstEnergy Corp. Savings Plan shares, you may not vote such shares at the Meeting.

Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker, institution or other nominee that holds your shares) that you must follow for your shares to be voted. Also, please note that if you wish to vote in person at the Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares at the Meeting.

We are monitoring novel coronavirus (COVID-19) developments and we believe that alternative Annual Meeting arrangements may be advisable or required, such as utilizing a virtual meeting or a change to the date, time or location. If we take these steps, we will announce our decision in advance via a press release, post additional information at www.FirstEnergyCorp.com/AnnualMeeting, and will also make a public filing with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to our Annual Meeting.

14	Q:	How may I revoke my proxy?
	A:	You may revoke your appointment of a proxy or change your related voting instructions one or more times by timely:

• Mailing a proxy card that revises your previous appointment and voting instructions;
• Voting by Internet or telephone after the date of your previous appointment and voting instructions;
• Voting in person at the Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or
• Notifying the Corporate Secretary of the Company in writing prior to the commencement of the Meeting (other than participants in the FirstEnergy Corp. Savings Plan).

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet. Please note that unless you are voting in person at the Meeting, in order to be counted, the revocation or change must be received by the applicable dates and times, discussed above in Question 13, which also includes instructions on how to vote.

If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker, or other institution to change your vote.

105  |  FirstEnergy Corp. 2020 Proxy Statement

Attending the Annual Meeting

15	Q:	Do I need to register in advance to attend the Meeting?
	A:	Yes. In accordance with our security procedures, if you plan to attend the Meeting, you will need to register in advance by following the Advance Registration Instructions below.

Attendance at the Meeting will be limited to the Company’s invited guests and to persons owning FirstEnergy Corp. shares as of the Record Date of March 20, 2020, who register in advance of the Meeting and present:

(i) an admission card (refer to further instructions below); and

(ii) a valid form of government-issued photo identification.

The admission card admits only the named shareholder(s) and is not transferable. If you are a beneficial owner of shares (other than a participant in the FirstEnergy Corp. Savings Plan), to attend the Meeting in person you will also need an original copy of a letter or legal proxy from your bank, broker, institution or other nominee or your account statement showing proof that you beneficially owned FirstEnergy shares as of the Record Date.

Advance Registration Instructions

If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock and you are voting by Internet, telephone or by mail: To register to attend the Meeting, please indicate that you will attend the Meeting when voting by Internet or telephone, or check the appropriate registration box on your proxy card if voting by mail.

All other shareholders: To register to attend the Meeting in person and, as applicable, have an admission card mailed to you, please send a request containing all of the following information by mail to: FirstEnergy Corp. Annual Meeting Registration A-GO-15, 76 South Main Street, Akron, OH 44308-1890; or by email to: Registration@FirstEnergyCorp.com or by fax: 330-777-6519:

1.	Your name, mailing address and telephone number; and

2.

If you are a beneficial owner (other than a participant in the FirstEnergy Corp. Savings Plan), proof that you own FirstEnergy shares (such as a photocopy of a letter or legal proxy from your bank, broker or institution that holds your shares or a photocopy of your account statement redacting certain information) as of the Record Date.

Admission Card

If you plan to attend the Meeting, you must bring your admission card with you to the Meeting. If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock, the admission card portion of your proxy card or one-page Notice of Internet Availability that was included with your proxy material mailing will serve as your admission card. All other shareholders must follow the advance registration instructions above to receive an admission card.

Other Related Matters

If you desire to have one representative attend the Meeting on your behalf or one representative designated to present a shareholder proposal properly brought before the Meeting, please follow the process under “Advance Registration Instructions – All other shareholders” above and include the name, mailing address and telephone number of that representative.

For the Meeting, cameras, recording equipment, computers, large bags and items such as briefcases, backpacks and packages will not be permitted in the Meeting facilities and may be subject to inspection. No individual may use communication devices, take photographs, or use audio or video recording equipment in the Meeting facilities without the express written permission of the Company. No unauthorized firearms or weapons are allowed in the Meeting facilities. Signage and other inappropriate items are likewise prohibited. The Company may implement additional security or related procedures to ensure the safety of the meeting attendees.

106  |  FirstEnergy Corp. 2020 Proxy Statement

We are monitoring novel coronavirus (COVID-19) developments and we believe that alternative Annual Meeting arrangements may be advisable or required, such as utilizing a virtual meeting or a change to the date, time or location. If we take these steps, we will announce our decision in advance via a press release, post additional information at www.FirstEnergyCorp.com/AnnualMeeting, and will also make a public filing with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to our Annual Meeting.

16	Q:	What are the directions to the Meeting location?
	A:	John S. Knight Center, 77 E. Mill Street, Akron, Ohio

•   From Ohio Turnpike Via Route 8: Take I-80 East to Exit 180 (Route 8 South). Follow Route 8 South to the Perkins Street exit. Exit right onto Perkins Street. Proceed on Perkins Street until reaching High Street. Turn left onto High Street. Proceed on High Street, passing over East Market Street. The John S. Knight Center is located on the left at the corner of High & Mill Streets.

•   From North Via I-77 & West Via I-76: Take I-77/I-76 (they run concurrently briefly) to Exit 22A. Merge with a one-way side street (South Street). Follow South Street to the 2nd light - at that point all traffic must turn left onto Broadway. Follow Broadway to Mill Street. The John S. Knight Center is located at the corner of Broadway & Mill Streets.

• From North and South via I-71: Take I-71 to I-76 East to Exit 22A (Main/Broadway/Downtown) then follow directions above.

• From South: Take I-77 to Exit 22A. Take Broadway and follow Broadway to Mill Street. The John S. Knight Center is located on the left at the corner of Broadway & Mill Streets.

Parking is available next to and near the John S. Knight Center.

We are monitoring novel coronavirus (COVID-19) developments and we believe that alternative Annual Meeting arrangements may be advisable or required, such as utilizing a virtual meeting or a change to the date, time or location. If we take these steps, we will announce our decision in advance via a press release, post additional information at www.FirstEnergyCorp.com/AnnualMeeting, and will also make a public filing with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to our Annual Meeting.

Proposals and Business by Shareholders

17	Q:	When are shareholder proposals and nominations due for the 2021 Annual Meeting?
A:

Shareholder Proposals under the Rules of the SEC

Under the rules of the SEC, a shareholder who wishes to offer a proposal for inclusion in the Company’s proxy statement and proxy card for the 2021 annual meeting of shareholders must submit the proposal and any supporting statement by December 2, 2020, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the proxy statement and proxy card for the 2021 annual meeting of shareholders.

107  |  FirstEnergy Corp. 2020 Proxy Statement

Shareholder Proposals and Nominations under the Company’s Amended and Restated Code of Regulations

Under our Amended and Restated Code of Regulations, a shareholder who wishes to properly introduce an item of business before an annual meeting of shareholders must follow the applicable requirements and procedures as set forth in our Amended and Restated Code of Regulations.

The Amended and Restated Code of Regulations provide that we must receive the notice of intention to introduce an item of business, including nominations of director candidates for election to your Board, at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Accordingly, if a public announcement of the date of the 2021 annual meeting of shareholders is made at least 70 calendar days prior to the date of the meeting and assuming that our 2021 annual meeting of shareholders is held on the third Tuesday of May, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 19, 2021 and no later than April 18, 2021; otherwise, we must receive any notice of intention to introduce an item of business at that meeting no later than the close of business on the 10th calendar day following the day on which the public announcement is first made. If we do not receive notice as set forth above or if certain other requirements of applicable law are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, we have adopted a proxy access right to permit, under certain circumstances, a shareholder or a group of shareholders to include in our annual meeting proxy statement director candidates whom they have nominated. These proxy access provisions in our Amended and Restated Code of Regulations provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include director candidates in our annual meeting proxy statement must own, in the aggregate, 3% or more of the Company’s issued and outstanding Common Stock continuously for at least three years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors in office as of the last day on which the applicable notice may be delivered or received or, if such amount is not a whole number, the closest whole number below 20%, and in any event, not less than two shareholder-nominated candidates. Such nomination must conform to the applicable requirements in our Amended and Restated Code of Regulations and must be received by our Corporate Secretary no earlier than November 2, 2020 and no later than December 2, 2020, assuming the 2021 annual meeting of shareholders is not advanced more than 30 calendar days and not delayed by more than 60 calendar days of the date of the anniversary of the 2020 annual meeting of shareholders.

Please refer to our Amended and Restated Code of Regulations for the complete requirements and procedures. Our Amended and Restated Code of Regulations is available on the SEC website and upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

108  |  FirstEnergy Corp. 2020 Proxy Statement

Obtaining Additional Information

18	Q:	Where can I find additional information?
A:

If you received a paper copy of this proxy statement, you can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2019, that is included with the mailing of this proxy statement. If you did not receive a paper copy of this proxy statement, you can view the annual report and other information by visiting www.FirstEnergyCorp.com/AnnualMeeting.

A copy of our latest Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You also can view the Form 10-K by visiting the Company’s website at www.firstenergycorp.com under the tab “Investors,” then by selecting “SEC Filings & Reports.” Information contained on any of the Company or third-party websites referenced above or later in this proxy statement is not deemed to be part of this proxy statement.

109  |  FirstEnergy Corp. 2020 Proxy Statement

Appendix A

FirstEnergy Corp. 2020 Incentive Compensation Plan

FIRSTENERGY CORP.

2020 INCENTIVE COMPENSATION PLAN

Article 1.                Establishment, Purpose, and Duration

1.1        Establishment. FirstEnergy Corp., an Ohio corporation (the “Company”), hereby establishes the FirstEnergy Corp. 2020 Incentive Compensation Plan (the “Plan”), as set forth in this document. The Plan was adopted by the Company’s Board on February 7, 2020, contingent on shareholder approval. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.

1.2        Purpose of This Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to certain employees and Directors that are expected to help link their personal interests to the long-term financial success of the Company and its Subsidiaries, and to help increase shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to attract, motivate and retain the services of employees and Directors whose judgment, interest, efforts and special skills will help enable the Company to succeed.

1.3        Duration of This Plan. This Plan shall become effective upon the date it receives shareholder approval (the “Effective Date”) and terminate on the tenth (10th) anniversary of the Effective Date, unless terminated earlier pursuant to Article 17 of the Plan. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding subject to this Plan’s terms and conditions.

Article 2.                Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

2.1        “Aggregate Share Limit” shall have the meaning set forth in Section 4.1.

2.2        “Award” means, individually or collectively, a grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards, Other Stock-Based Awards and any dividends or dividend equivalents credited thereto, in each case, under and subject to the terms of this Plan.

2.3        “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee or Board (as applicable) that sets forth the terms and conditions of the Awards granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee or Board (as applicable), need not be signed by a representative of the Company or a Participant.

2.4        “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5        “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6        “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 11.

2.7        “Cause” means, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan, with respect to a Participant, the occurrence of any of the following:

(a)

the willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice;

(b)	the Participant’s conviction for committing a felony or a crime involving an act of moral turpitude, dishonesty or misfeasance;

(c)

the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries. However, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its Subsidiaries; or

(d)	a material breach by a Participant of any agreement between the Participant and the Company.

Notwithstanding the foregoing, following a Change in Control, “Cause” will mean, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan, with respect to any Participant who is also a participant in the Severance Plan as of the date of the Change in Control, the definition of “Cause” provided in the Severance Plan.

2.8        “Change in Control” shall mean, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan:

(a)

An acquisition by any Person, directly or indirectly, of Beneficial Ownership immediately after which such Person has beneficial ownership of twenty-five percent (25%) or more of either: (i) the Outstanding Company Common Stock, or (ii) the Outstanding Company Voting Securities; provided, however, that the following acquisitions of beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute Change in Control:

(i)

Any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company);

(ii)	Any acquisition by the Company;

(iii)	Any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(iv)

Any acquisition pursuant to a reorganization, merger, or consolidation involving the Company or any direct or indirect wholly-owned subsidiary of the Company, whether or not the Company is the surviving corporation in such transaction (any of the foregoing, a ‘Reorganization’ for purposes of this Section 2.9), if, following such Reorganization, the conditions described in paragraph (c) below are satisfied;

(b)

Individuals who, as of January 1, 2020, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to January 1, 2020 whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (within the meaning of solicitations subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act or any successor rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a (x) Reorganization or (y) sale or disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets by the Company (a “Major Asset Disposition”), unless in each case following such Reorganization or Major Asset Disposition (either, a “Major Corporate Event”) each of the following conditions is met:

(i)

The Outstanding Company Voting Securities immediately prior to such Major Corporate Event represent (either by remaining outstanding or by converting into or being exchanged for voting securities of the surviving corporation) at least sixty percent (60%) of the combined voting power of the surviving corporation (including a corporation which, as a result of such Major Corporate Event, owns the Company or all or substantially all of the assets of the Company) outstanding immediately after such Major Corporate Event;

(ii)

No Person (excluding the Company, any employee benefit plan (or related trust) of the Company or the resulting or acquiring corporation resulting from such Major Corporate Event, and any Person beneficially owning, immediately prior to such Major Corporate Event, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, immediately after consummation of such Major Corporate Event, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the resulting or acquiring corporation in such Major Corporate Event, or the combined voting power of the then-outstanding voting securities of such resulting or acquiring corporation that are entitled to vote generally in the election of directors; and

(iii)

At least a majority of the members of the board of directors of the corporation resulting from such Major Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Major Corporate Event; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed ‘part of a purchasing group’ for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (excluding passive ownership of less than five percent (5%) of the voting securities of the purchasing company or ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board of Directors).

2.9        “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to Code Sections shall be deemed to include references to any applicable regulations thereunder and any successor provision with the same or similar purpose.

2.10        “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.

2.11        “Company” means FirstEnergy Corp., an Ohio corporation, and any successor thereto as provided in Article 19.

2.12        “Director” means a member of the Board.

2.13        “Disability” means, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan, as of any date, a Participant’s qualification for, and receipt of, benefits under the Company’s then-existing long-term disability plan or program.

2.14        “Effective Date” has the meaning set forth in Section 1.3.

2.15        “Employee” means any individual performing services for the Company, or a Subsidiary and designated as an employee of the Company, or its Subsidiaries on the payroll records thereof. Without limiting the foregoing, an Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting, or temporary agency or any entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common law employee of the Company or Subsidiary during such period by a court, agency or otherwise.

2.16        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.17        “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the price established at the time of grant of an SAR pursuant to Article 7 which is used to determine the amount of any payment due upon exercise of the Option or SAR, as the case may be.

2.18        “Fair Market Value” or “FMV” means an amount, unless the Committee determines otherwise, with respect to publicly traded Shares equal to the average of the high and low sales prices of the common stock as reported on the composite tape of the NYSE for the date in which the determination of the fair market value is made or, if there are no sales of common stock on that date, then on the preceding date on which there were sales of common stock. If Shares are not publicly traded, Fair Market Value shall be determined by the Committee in such manner as it deems appropriate. The Committee may determine Fair Market Value on other reasonable bases including a price based on the opening, closing, actual, high, low or average selling prices of a Share reported on the NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion. Such definition(s) of FMV shall be specified in the applicable Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. Notwithstanding anything in this Plan to the contrary, “Fair Market Value” shall be determined in a manner consistent with exemption from, and avoidance of adverse tax consequences under, Code Section 409A and, with respect to ISOs, also in a manner consistent with Code Section 422.

2.19        “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20        “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.21        “NYSE” means New York Stock Exchange.

2.22        “Nonemployee Director” means a Director who is not an Employee.

2.23        “Nonqualified Stock Option” or “NSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.24        “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.25        “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described in this Plan, granted pursuant to Article 11.

2.26        “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.27        “Performance Measures” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Cash-Based Awards or, when so determined by the Committee, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividends or dividend equivalents or Other Stock-Based Awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the goals or actual levels of achievement regarding the Performance Measures, in whole or in part, as the Committee deems appropriate and equitable.

2.28        “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.29        “Performance Share” means an Award under Article 10 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is a function of the extent to which, or whether, corresponding performance criteria have been achieved.

2.30        “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time or the achievement of performance goals), as provided in Articles 8 and 9.

2.31        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32        “Plan” means this FirstEnergy Corp. 2020 Incentive Compensation Plan, as it may be amended or amended and restated from time to time.

2.33        “Plan Year” means the calendar year.

2.34        “Restricted Stock” means an Award granted to a Participant pursuant to Article 8, which is not a Restricted Stock Unit.

2.35        “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 and represents the right of the Participant to receive one Share per Restricted Stock Unit (or its cash equivalent) after the end of its applicable Period of Restriction or Performance Period.

2.36        “Severance Plan” means the FirstEnergy Corp. Change in Control Severance Plan, as may be amended from time to time, or its successor plan(s) or arrangement(s).

2.37        “Share” means a share of common stock of the Company, $.10 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 4.5 of this Plan.

2.38        “Stock Appreciation Right” or “SAR” means an Award designated as a stock appreciation right, granted pursuant to Article 7.

2.39        “Subsidiary” means any corporation or other entity in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.                Administration

3.1        General. The Committee is responsible for administering this Plan, subject to this Article and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers, administrators and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company and all other individuals.

3.2        Authority of the Committee and the Board. With respect to Awards granted to Employees and application of the Plan to such Awards, the Committee has full and exclusive discretionary power to interpret the terms of this Plan and any Award Agreement or other agreement or document ancillary or related to this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority, with respect to Awards granted to Employees and the application of the Plan to such Awards, shall include selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, resolving or reconciling any ambiguity or inconsistency of or among provisions of the Plan, any Award Agreement or related documents, correcting any defect (including scrivener’s errors), supplying any omission and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee. Notwithstanding anything herein to the contrary, with respect to Awards granted to Nonemployee Directors and the application of the Plan to such Awards, the full Board or the Committee shall have the authoritative powers set forth in this Section 3.2.

Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an Exercise Price that is less than the original Exercise Price of the Option or SAR, or (ii) change the Exercise Price of an Option or SAR to an Exercise Price that is less than the original Option or SAR Exercise Price, or (iii) cancel outstanding Options or SARs with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award. Also notwithstanding the foregoing, no action of the Committee or the Board (other than pursuant to Section 4.5) may be taken with respect to an outstanding Award except in accordance with Section 17.3.

3.3        Delegation. To the extent permitted under applicable laws, regulations or NYSE listing standards, the Committee may delegate to one or more of its members or to one or more officers or employees of the Company and its Subsidiaries or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee or a Nonemployee Director who is considered an insider (as determined by the Board applying Section 16 of the Exchange Act and related guidance); (ii) the Committee action providing such authorization sets forth the total number of Shares that may be issued with respect to Awards granted by such officer; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.                Shares Available Under This Plan

4.1        Number of Shares Available for Awards.

(a)

Subject to adjustment as provided in Section 4.5 and the share counting rules set forth in Article 4 of this Plan, the maximum number of Shares available for Awards granted under this Plan (including any dividends or dividend equivalents payable in Shares) (the “Aggregate Share Limit”) shall be:

(i)	10,000,000 Shares; plus

(ii)	the total number of Shares remaining available for grant under the FirstEnergy Corp. 2015 Incentive Compensation Plan, as amended, as of the Effective Date; plus

(iii)

the total number of Shares that are subject to awards granted under the FirstEnergy Corp. 2015 Incentive Compensation Plan, including as amended (the “Predecessor Plan”), that are not used due to the forfeiture, cancellation or expiration of awards granted thereunder.

(b)	10,000,000 Shares from the Aggregate Share Limit may be issued pursuant to the exercise of ISOs under this Plan.

(c)	The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares or Shares obtained on the open market.

4.2        Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for issuance under the Plan, subject to the following:

(a)

except as provided in Section 4.5(a) or (b) of this Plan, if any Award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Shares subject to such Award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Aggregate Share Limit;

(b)

if, after December 31, 2019, any Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for Awards under this Plan.

(c)

the maximum number of Shares that may be issued under an Award shall be counted against the Aggregate Share Limit at the time of grant and reserved for issuance, unless the Award Agreement provides that the Award will be paid in cash;

(d)

any Award that is to be paid in cash pursuant to the applicable Award Agreement, whether or not such Award is denominated in Shares, shall not result in any Shares being counted against the Aggregate Share Limit and reserved for issuance;

(e)

any Shares underlying dividend equivalents that are payable in Shares shall be counted against the Aggregate Share Limit when issued or credited, provided that any Shares underlying dividend equivalents that are forfeited or cancelled, expire, are paid in cash or are unearned, shall be available again under this Plan; and

(f)

any dividends or dividend equivalents that are payable in cash under the applicable Award Agreement, whether or not such dividends or dividend equivalents are denominated in Shares, shall not result in any Shares being counted against the Aggregate Share Limit.

4.3        Certain Limitations on Share Usage. Notwithstanding anything herein to the contrary:

(a)

any Shares withheld by the Company or otherwise used (i) to pay the Exercise Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall, in each case, count against the Aggregate Share Limit;

(b)

any Shares that were subject to an SAR granted under this Plan that were not issued in connection with a settlement of the SAR in Shares upon the exercise of such SAR shall count against the Aggregate Share Limit;

(c)	any Shares that were purchased by the Company on the open market with the proceeds from the exercise of an Option shall not be added to the Aggregate Share Limit; and

(d)

if, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the Aggregate Share Limit.

4.4        Nonemployee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any Nonemployee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

4.5        Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up or split off, spinoff or spinout, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, issuance of rights or warrants, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price applicable to outstanding Awards, other Award terms, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

Notwithstanding anything in this Plan to the contrary:

(a)

Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)

In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)

Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Section 4.5(a) or (b) of this Plan will not reduce the Shares available under this Plan or otherwise count against the limits contained in Article 4 of this Plan. In addition, no Shares subject to an Award that is granted by, or becomes an obligation of, the Company under Section 4.5(a) or (b) of this Plan, will be added to the Aggregate Share Limit.

The determination of the Committee as to the adjustments and substitutions described above, if any, shall be conclusive and binding on Participants and beneficiaries under this Plan. The adjustments and substitutions described in this Section shall be made in compliance with: (i) Code Sections 422 and 424 with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NSOs, applied as if the NSOs were ISOs; and (iii) Code Section 409A, to the extent necessary for exemption therefrom, and to avoid adverse tax consequences thereunder.

Article 5.                Eligibility and Participation

5.1        Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2        Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals (or classes or categories of individuals) to whom Awards shall be granted and shall determine, in its sole discretion, the nature and terms of each Award.

Article 6.                Stock Options

6.1        Grant of Options. Subject to the terms of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in its sole discretion; provided, however, that ISOs may be granted only to eligible Employees of the Company or any Subsidiary (as permitted under Code Sections 422 and 424) and only prior to the tenth anniversary of the Effective Date. An Employee who is employed by a Subsidiary may only be granted Options to the extent the Subsidiary is part of: (a) the Company’s controlled group of corporations, or (b) a trade or business under common control; as of the Date of Grant, each as determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control. No Award of an Option may entitle a Participant to dividends or dividend equivalents with respect to the Shares covered by the Option.

6.2        Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

6.3        Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, except with respect to Awards granted under Section 4.5(a) or (b) of this Plan, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary or any Affiliate, the Exercise Price of Shares subject to an ISO shall be at least equal to one hundred ten percent (110%) of the FMV of such Shares on the Grant Date.

6.4        Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable on or after the tenth (10th) anniversary of its Date of Grant.

6.5        Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Options, or a portion thereof, may become exercisable upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances. The aggregate FMV of Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its parent or subsidiary) shall not exceed one hundred thousand dollars ($100,000). If such aggregate FMV (determined with respect to each ISO at the time of grant) exceeds such amount, such number of ISOs as have an aggregate FMV equal to the amount in excess of such amount shall be treated as NSOs.

6.6        Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Payment of the Exercise Price is a condition precedent to the issuance of the Shares as to which an Option is exercised. The Exercise Price shall be payable to the Company in full by, to the extent permitted by law: (a) paying cash or its equivalent; (b) tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (c) cashless (broker-assisted or otherwise) exercise; (d) any combination of (a), (b), and (c); or (e) any other method or methods approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including, without limitation, satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares or, if requested by the Participant, certificated Shares in an appropriate amount based upon the number of Shares purchased under the Option(s). Alternatively, if the relevant Award Agreement requires payment of cash or its equivalent at that time, the Company shall pay to the Participant the appropriate amount of cash or its equivalent.

6.7        Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable including minimum holding period requirements and restrictions under applicable federal securities laws or regulations, the rules of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares.

6.8        Prohibition on Repricing. Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options for the purpose of replacing or regranting such Options with an Exercise Price that is less than the original Exercise Price of the Option, or (ii) change the Exercise Price of an Option to an Exercise Price that is less than the original Option Exercise Price, or (iii) cancel outstanding Options with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

Article 7.                Stock Appreciation Rights

(a)          Grant of SARs. Subject to the terms of this Plan, SARs may be granted to Participants at any time, and from time to time, as shall be determined by the Committee in its sole discretion. However, an Employee of a Subsidiary may only be granted SARs to the extent the Subsidiary is: (a) part of the

Company’s controlled group of corporations, or (b) a trade or business under common control with the Company, as of the date of grant, each determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and the terms and conditions pertaining to such SARs.

The Exercise Price for each SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, except with respect to Awards granted under Section 4.5(a) or (b) of this Plan, that the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date.

No Award of an SAR may entitle a Participant to dividends or dividend equivalents with respect to the Shares covered by the SAR.

7.2        SARs Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR and such other provisions as the Committee shall determine.

7.3        Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable on or after the tenth (10th) anniversary of its grant.

7.4        Exercise of SARs. SARs may be exercised upon the terms and conditions imposed by the Committee in its sole discretion. SARs, or a portion thereof, may become exercisable upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

7.5        Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, payment upon the exercise of an SAR may be in cash, Shares or a combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6        Other Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR granted under this Article as it may deem advisable including minimum holding period requirements and restrictions under applicable federal securities laws or regulations, the rules of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares.

7.7        Prohibition on Repricing. Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding SARs for the purpose of replacing or regranting such SARs with an Exercise Price that is less than the original Exercise Price of the SAR, or (ii) change the Exercise Price of a SAR to an Exercise Price that is less than the original SAR Exercise Price, or (iii) cancel outstanding SARs with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

Article 8.                Restricted Stock

(a)         Grant of Restricted Stock. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2        Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number of Shares of Restricted Stock issued and such other provisions as the Committee shall determine.

8.3        Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Restricted Stock, or a portion thereof, may become nonforfeitable or vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

If share certificates are required by law to be issued and to the extent deemed appropriate by the Committee, the Company may retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

8.4        Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.5        Dividends. Any Award of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be paid in cash or in additional Shares of Restricted Stock on a current, deferred or contingent basis subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

Article 9.                Restricted Stock Units

9.1        Grant of Restricted Stock Units. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock Units to Participants in such amounts as the Committee shall determine.

9.2        Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number Restricted Stock Units granted and such other provisions as the Committee shall determine.

9.3        Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share subject to a Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed by the Company on the Shares delivered to a Participant upon the vesting of the Restricted Stock Units. Restricted Stock Units, or a portion thereof, may become nonforfeitable or vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Restricted Stock Units shall be settled in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

9.4        Ownership. During the Period of Restriction or Performance Period, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.

9.5        Dividends Equivalents. The Committee may provide for the payment of dividend equivalents to the Participant either in cash or in additional Restricted Stock Units on a current, deferred or contingent basis; provided, however, that dividend equivalents or other distributions on Restricted Stock Units will be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.

Article 10.                Performance Shares

10.1        Grant of Performance Shares. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Awards of Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

10.2        Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the value and number of Performance Shares upon which payout will be based.

10.3        Earning of Performance Shares. Subject to the terms of this Plan, including after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout based upon the value and number of Performance Shares earned by the Participant over the Performance Period determined as a function of the extent to which, or whether, the corresponding performance goals have been achieved. Performance Shares, or a portion thereof, may vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

10.4        Payment of Performance Shares. Payment of earned Performance Shares shall be in such form and at such time as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or Shares (or in a combination thereof) equal to the value of the earned Performance Shares. Any Shares delivered to a Participant upon the vesting and settlement of Performance Shares may be subject to any restrictions deemed appropriate by the Committee.

10.5        Dividends Equivalents. The Committee may provide for the payment of dividend equivalents to the Participant either in cash or in additional Performance Shares on a deferred or contingent basis; provided, however, that dividend equivalents or other distributions on Performance Shares will be deferred until, and paid contingent upon, the achievement of the applicable performance goals.

Article 11.                Cash-Based Awards and Other Stock-Based Awards

11.1        Grant of Cash-Based Awards. Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

11.2        Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

11.3        Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units denominated in Shares, as determined by the Committee. The Committee may establish performance goals in its sole discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which, or whether, the performance goals are met.

11.4        Payment of Cash-Based Awards and Other Stock-Based Awards. Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, as the Committee determines. Cash-Based Awards or Other Stock-Based Awards may become nonforfeitable or vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Article 12.                Transferability of Awards

Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event may an Award be transferred for value. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by the Participant.

Article 13.                Performance Measures

13.1        Performance Measures. A non-exhaustive list of Performance Measures that could be used for performance-based Awards under this Plan includes the following: (a) Net earnings or net income (before or after taxes); (b) Income; (c) Retained earnings; (d) Earnings per share; (e) Net sales or revenue growth; (f) Net operating profit or income; (g) Operating earnings; (h) Return measures (including return on assets, capital, invested capital, equity, sales or revenue); (i) Cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (j) Earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (k) Adjusted EBITDA; (l) Gross or operating margins; (m) Productivity ratios; (n) Share price (including growth measures and total shareholder return); (o) Costs or cost control; (p) Margins; (q) Operating efficiency; (r) Operating and maintenance cost management; (s) Demand-side management (including conservation and load management); (t) Market share; (u) Service reliability; (v) Energy production availability performance; (w) Results of customer satisfaction or employee satisfaction surveys; (x) Aggregate product price and other product price measures; (y) Working capital; (z) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (aa) Management development; (bb) Succession planning; (cc) Shaping legislative and regulatory initiatives and outcomes; (dd) Taxes; (ee) Safety record; (ff) Depreciation and amortization; (gg) Total shareholder return; (hh) Workforce hiring plan measures; (ii) Air quality control project management; (jj) Environmental; (kk) Risk management; (ll) Technology upgrade measures; (mm) Financial contribution to earnings from special projects or initiatives; (nn) Capital expenditures; (oo) Generation output; (pp) Power supply sourcing adequacy; (qq) Results of asset acquisitions; (rr) Results of asset divestitures; (ss) Capitalization; (tt) Credit metrics; (uu) Credit ratings; (vv) Compound growth rates (earnings, revenue, income from continuing operations, cash generation, etc.); (ww) Generation outage duration; (xx) Transmission outage duration; (yy) Distribution outage duration; (zz) Value creation; (aaa) Effective tax rate; (bbb) Financing flexibility; (ccc) Financing capability; and (ddd) Value returned to shareholders.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary or Subsidiaries as a whole or any business unit or business or reporting segment of the Company and/or a Subsidiary or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select a share price performance measure as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article. In establishing Performance Measures, the Committee may provide that any financial factor that in whole or in part comprises any Performance Measure will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or that any such financial factor may be non-GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non-GAAP items.

Article 14.                Nonemployee Director Awards

The Board or the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of any type of Award to Nonemployee Directors. Each grant of an award to a Nonemployee Director will be upon such terms and conditions as approved by the Board or the Committee and will be evidenced by an Award Agreement in such form as will be approved by the Board or the Committee. Each Award Agreement will specify in the case of an Option and free-standing SAR, an Exercise Price per Share, which, except with respect to Awards granted under Section 4.5(a) or (b) of this Plan, will not be less than the Fair Market Value per Share on the Grant Date. Each Option and SAR granted under the Plan to a Nonemployee Director will expire not more than 10 years from the Grant Date and may be subject to earlier termination as may be provided in the Award Agreement. If a Nonemployee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Nonemployee Directors, pursuant to this Article 14, may be granted, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainers, meeting fees or other fees in Shares or Restricted Shares (or other Awards) in lieu of cash.

Article 15.                Rights of Participants

15.1        Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and its Subsidiaries to terminate any Participant’s employment or service, at any time or for any reason, nor confer upon any Participant any right to continue employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and its Subsidiaries.

15.2        Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.3        Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder (or beneficial owner, as the case may be) with respect to Shares covered by any Award until the Participant becomes the record holder (or beneficial owner) of such Shares.

Article 16.                Change in Control

16.1        Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article shall apply in the event of a Change in Control unless otherwise determined by the Committee regarding an Award as reflected in the applicable Award Agreement.

Upon a Change in Control, except to the extent that an Award meeting the requirements of Section 16.2 (a “Replacement Award”) is retained by or provided to the Participant to replace or continue such Award (the “Replaced Award”), all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and each other then-outstanding Award whose lapse of restrictions depends solely on the satisfaction of a service obligation by a Participant to the Company or Subsidiary shall vest in full and be free of restrictions related to the vesting of such Awards. The treatment of any other Awards shall be as determined by the Committee, as reflected in the applicable Award Agreement.

Except to the extent that a Replacement Award is retained by or provided to the Participant, the Committee may, in its sole discretion: (a) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor, or (b) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration of such Options or Stock Appreciation Rights).

16.2        Replacement Awards. An Award shall meet the conditions of this Section (and hence qualify as a Replacement Award) if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

16.3        Replacement Awards and Termination of Employment. Upon a termination of employment or termination of directorship of a Participant by the Company other than for Cause occurring in connection with or during the period of two (2) years after a Change in Control: (a) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable until the earlier of one (1) year following such termination and expiration of the stated term of such Stock Option or SAR; provided that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

16.4        Awards Subject to Code Section 409A. Notwithstanding anything to the contrary in this Plan, if the payment or settlement with respect to an Award constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery with respect to such Award following a Change in Control shall be made on the date for which payment or delivery was originally scheduled in the Award Agreement.

Article 17.                Amendment, Modification, Suspension and Termination

17.1        Amendment, Modification, Suspension and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.5, Options or SARs issued under this Plan will not be repriced, replaced (with any other Awards), regranted through cancellation or regranted by lowering the Exercise Price of a previously granted Option or SAR, nor will any outstanding underwater Options or SARs under this Plan be purchased for cash.

17.2        Adjustment of Awards. If permitted by Section 409A of the Code, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards, including in recognition of unusual or nonrecurring events (including the events described in Section 4.5) affecting one or more Participants, the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3        Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension or modification of this Plan or an Award Agreement (except as may be permitted or contemplated under the definition of “Performance Measures” or as permitted or contemplated by Section 17.2 with respect to the modification of Performance Measures) shall materially and adversely affect any Award previously granted under this Plan without the written consent of the Participant who received such Award.

17.4        Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement (and, with respect to Awards to Participants, the Committee may amend an Award Agreement) prospectively or retroactively as it deems advisable to conform the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature, to the administrative regulations and rulings promulgated thereunder or to Internal Revenue Service or Securities and Exchange Commission rules or requirements or NYSE listing standards.

By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section to any Award granted under the Plan without further consideration or action.

Article 18.                Withholding

18.1        Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount necessary to satisfy federal, state, local or other taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan or Awards hereunder.

18.2        Share Withholding. With respect to withholding required upon the lapse of restrictions, settlement or any other taxable event arising as a result of an Award that is payable through the issuance and delivery of Shares to the Participant, unless the Committee determines otherwise, each Participant shall satisfy his or her withholding requirement by having the Company withhold a number of Shares having a Fair Market Value on the date the withholding amount is to be determined in an amount not to exceed the maximum rate for the Participant in the applicable jurisdiction.

Article 19.                Successors

All obligations of the Company under this Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.                Recoupment

This Plan and any Award granted thereunder will be subject to and administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and the Company’s Executive Compensation Recoupment Policy, as amended from time to time, or its successor(s). This Plan and any Award Agreement may be amended to further such purpose without the consent of the Participant.

Article 21.                Insider Trading Policy

This Plan, any Award and any Shares issued pursuant to the exercise or settlement of any Award shall be subject to the Company’s Insider Trading Policy, as amended from time to time, or its successor(s).

Article 22.                Duration of the Plan and Shareholder Approval

The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement.

Article 23.                General Provisions

23.1        Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

23.2        Interpretation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. The word “including” or any variation thereof, means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

23.3        Severability. In the event any provision of this Plan shall be found illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.4        Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.5        Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	obtaining any approvals from governmental agencies that the Company determines are advisable; and

(b)	completion of any registration or other qualification of the Shares under any applicable ruling of any governmental body that the Company determines are advisable.

23.6        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such authority is not obtained.

23.7        Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment purposes and without any intention to sell or distribute the Shares.

23.8        Uncertificated Shares. The issuance or transfer of Shares to Participants may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

23.9        Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company and its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.10        No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.11        Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.12        No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

23.13        Governing Law and Venue. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award and their beneficiaries, estates, successors and assignees are deemed to submit to the exclusive jurisdiction and venue of the U.S. District Court for the Northern District of Ohio or the Summit County (Ohio) Court of Common Pleas, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

23.14        Action Required. If a Participant or beneficiary is required to take any action under this Plan within a certain number of days, and the final day of such period ends on Saturday, Sunday or a federal holiday, the Participant or beneficiary must take such action no later than the last business day preceding such day.

23.15        Compliance with Code Section 409A.

(a)

To the extent applicable, it is intended that the Plan and any Awards made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply to the Participants. This Plan and any Awards granted hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the first business day of the seventh month after such separation from service.

(d)

Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such Award.

(e)

Notwithstanding any provision of the Plan and Awards granted hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards granted hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Appendix B

Proposed Amendments to the Amended and Restated Code of Regulations to Authorize the Board of Directors to Make Certain Future Amendments to the Company’s Amended and Restated Code of Regulations

Proposed Amendments to the Amended and Restated Code of Regulations

***

36.     Amendments. Except as otherwise provided by law or by the Articles of Incorporation or this Code of Regulations, these Regulations or any of them may be amended (i) in any respect or repealed at any time at any meeting of shareholders or otherwise by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation voting together as a single class, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting or (ii) to the extent permitted by Chapter 1701 of the Ohio Revised Code, by the Board of Directors. Notwithstanding the foregoing provisions of this Regulation 36, no amendment to Regulations 31, 32, or 33 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.

B-1

76 South Main Street

Akron, Ohio 44308

Ebony L. Yeboah-Amankwah

Vice President, Deputy General Counsel, Corporate Secretary & Chief Ethics Officer

April 1, 2020

Dear Shareholder:

You are cordially invited to attend the 2020 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 19, 2020, at 8:00 a.m. EST at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio*. If you plan to attend this meeting, you must register in advance. For information on how to register, see “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” of the proxy statement.

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. The annual report, proxy statement and all other proxy material related to the 2020 FirstEnergy Corp. Annual Meeting of Shareholders may be accessed and viewed at www.FirstEnergyCorp.com/AnnualMeeting.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Your Board of Directors recommends that you vote “FOR” the election of the nominees in Item 1, “FOR” Items 2 through 5 and “AGAINST” the shareholder proposal, which is Item 6.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the Internet or telephone voting options. Instructions regarding Internet and telephone voting are provided on the enclosed proxy card and are available at www.FirstEnergyCorp.com/AnnualMeeting. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s materials, please call Shareholder Services at (800) 736-3402, or call Corporate Election Services at (800) 516-1564 or access the website www.SendMaterial.com and follow the instructions provided, or send an email to papercopy@SendMaterial.com with your 11-digit control number in the email’s subject line.

This notice is being mailed to shareholders on or about April 1, 2020.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

* We are monitoring novel coronavirus (COVID-19) developments and we believe that alternative Annual Meeting arrangements may be advisable or required, such as utilizing a virtual meeting or a change to the date, time or location. If we take these steps, we will announce our decision in advance via a press release, post additional information at www.FirstEnergyCorp.com/AnnualMeeting, and will also make a public filing with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to our Annual Meeting.

Notice of Annual Meeting of Shareholders

Please carefully review this Notice, the Company’s Annual Report to Shareholders for the year ended December 31, 2019 (the “2019 Annual Report”) and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting.

Date and Time	Tuesday, May 19, 2020 8:00 a.m. EST
Location

John S. Knight Center

77 E. Mill Street

Akron, OH 44308

If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the proxy statement for instructions on how to register.

We are monitoring novel coronavirus (COVID-19) developments and we believe that alternative Annual Meeting arrangements may be advisable or required, such as utilizing a virtual meeting or a change to the date, time or location. If we take these steps, we will announce our decision in advance via a press release, post additional information at www.FirstEnergyCorp.com/AnnualMeeting, and will also make a public filing with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to our Annual Meeting.

Agenda

•  Elect the 11 nominees named in the proxy statement to the Board of Directors to hold office until the 2021 Annual Meeting of Shareholders and until their successors shall have been elected;

•  Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020;

•  Approve, on an advisory basis, named executive officer compensation;

•  Approve the FirstEnergy Corp. 2020 Incentive Compensation Plan;

•  Approve a management proposal to amend the Company’s Amended and Restated Code of Regulations to authorize the Board of Directors to make certain future amendments to the Company’s Amended and Restated Code of Regulations;

•  Vote on one shareholder proposal, if properly presented at the Annual Meeting; and

•  Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof

Record Date	March 20, 2020 Only shareholders of record as of the close of business on March 20, 2020, or their proxy holders, may vote at the Annual Meeting.

On behalf of the Board of Directors,
Ebony L. Yeboah-Amankwah Vice President, Deputy General Counsel, Corporate Secretary & Chief Ethics Officer Akron, Ohio

This Notice and Proxy Statement are being mailed or made available to shareholders on or about April 1, 2020.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 19, 2020. The proxy statement and the 2019 Annual Report are available at www.FirstEnergyCorp.com/AnnualMeeting.

E LECTRONIC A CCESS OF F UTURE P ROXY M ATERIALS To assist us in reducing the cost of mailing proxy materials, you can consent to access all future proxy statements, annual reports and other related materials via the Internet (no paper copies will be mailed unless applicable regulations require delivery of printed proxy materials) . To consent, please follow the instructions provided when you vote by Internet or telephone . Or, if voting by mail, check the box at the bottom of this proxy card/voting instruction form and return it in the envelope provided . Your vote must be received by 6 : 00 a . m . , Eastern time, on Tuesday, May 19 , 2020 , to be counted in the final tabulation, except for participants in the FirstEnergy Corp . Savings Plan . If you are a participant in the FirstEnergy Corp . Savings Plan, your vote must be received by 6 : 00 a . m . , Eastern time, on Monday, May 18 , 2020 , to be counted in the final tabulation . Your vote is important! Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by: If you vote by Internet or telephone, please do not return your proxy card/voting instruction form. Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing. When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2 - 5 and AGAINST Item 6. c/o Corporate Election Services P.O. Box 3230 Pittsburgh, PA 15230 Telephone Call Toll - Free: 1 - 888 - 693 - 8683 Your Board of Directors recommends a vote FOR all the nominees listed in Item 1. 1. Election of Directors: FOR AGAINST ABSTAIN (1) Michael J. Anderson □ □ □ (2) Steven J. Demetriou □ □ □ (3) Julia L. Johnson □ □ □ (4) Charles E. Jones □ □ □ (5) Donald T. Misheff □ □ □ (6) Thomas N. Mitchell □ □ □ (7) James F. O’Neil III □ □ □ (8) Christopher D. Pappas □ □ □ (9) Sandra Pianalto □ □ □ (10) Luis A. Reyes □ □ □ (11) Leslie M. Turner □ □ □ QR Code Scan with a mobile device Internet Access the Internet site and cast your vote: www.cesvote.com Your Board of Directors recommends a vote FOR Items 2 - 5. 2. Ratify the Appointment of the Independent Registered Public Accounting Firm for 2020 □ FOR □ AGAINST □ ABSTAIN 3. Approve, on an Advisory Basis, Named Executive Officer Compensation □ FOR □ AGAINST □ ABSTAIN 4. Approve the FirstEnergy Corp. 2020 Incentive Compensation Plan □ FOR □ AGAINST □ ABSTAIN 5 . Approve a Management Proposal to Amend the Company’s Amended and Restated Code of Regulations to authorize the Board of Directors to make certain future amendments to the Company’s Amended and Restated Code of Regulations □ FOR □ AGAINST □ ABSTAIN Your Board of Directors recommends a vote AGAINST Item 6. 6. Shareholder Proposal Requesting Removal of Aggregation Limit for Proxy Access Groups □ F O R □ AGAINST □ ABSTAIN Signature Date Signature (Joint Tennant) Date Sign above as name(s) appear on this proxy card/voting instruction form . If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing Check this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies will be mailed unless applicable regulations require delivery of printed proxy materials) . If you plan to attend the Annual Meeting in - person on May 19 , 2020 , in Akron, Ohio, check this box to register in advance . Mail Return your proxy card/voting instruction form in the postage - paid envelope provided OR OR OR

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy card/voting instruction form in the enclosed envelope . Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 19 , 2020 . FirstEnergy Corp . ’s proxy statement and 2019 Annual Report are available at www . FirstEnergyCorp . com/AnnualMeeting . Please date, sign and mail promptly if you are not voting by telephone or Internet. Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing . Proxy Card/Voting Instruction Form This proxy card/voting instruction form is solicited by the Board of Directors for the Annual Meeting of Shareholders on May 19, 2020 The undersigned appoints Ebony L . Yeboah - Amankwah and Daniel M . Dunlap as proxies with the power to appoint their substitutes ; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp . which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 19 , 2020 , at 8 : 00 a . m . , Eastern time, or at any adjournment or postponement thereof ; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting . If applicable, as a participant and “named fiduciary” in the FirstEnergy Corp . Savings Plan, this form also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Plan . The Trustee will vote all shares as instructed by Plan participants, and the shares for which the Trustee does not receive timely voting instructions will be voted by the Trustee in the same proportion as the shares held under the Plan for which the Trustee receives voting instructions . ADMISSION CARD If you plan to attend the Annual Meeting, you must register in advance by following the instructions included in the “Questions and Answers about the Annual Meeting” section of the proxy statement . Also, if you plan to attend the Annual Meeting, please follow the related instructions when voting by telephone or Internet, or if voting by mail, check the box at the bottom of this proxy card/voting instruction form and return it in the envelope provided . Please bring this card if you choose to attend the Annual Meeting . FirstEnergy Corp. Annual Meeting of Shareholders Tuesday, May 19, 2020, at 8:00 a.m. Eastern time John S. Knight Center 77 E. Mill Street, Akron, OH For personal use of the named shareholder(s) – not transferable. If you registered to attend the Annual Meeting, please present this card at the reception desk upon arrival and please bring a valid form of government - issued photo identification for admission to the Annual Meeting.